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                            STOCK PURCHASE AGREEMENT

                                  BY AND AMONG

                                ATT HOLDING CO.,

                      THE SHAREHOLDERS OF ATT HOLDING CO.,

                     THE WARRANTHOLDERS OF ATT HOLDING CO.,

                          WIND POINT INVESTORS V, L.P.,
                           AS SELLERS' REPRESENTATIVE,

                       CHATT HOLDINGS LLC, AS BUYER PARENT

                                       AND

                          CHATT HOLDINGS INC., AS BUYER

                            DATED AS OF JUNE 1, 2004

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                            EXHIBIT AND SCHEDULE LIST

EXHIBITS

Exhibit A - Escrow Agreement
Exhibit B - Working Capital Accounting Principles
Exhibit C - Commitment Letters
Exhibit D - Revised Capital Budget
Exhibit E - Opinion of Sellers' Counsel
Exhibit F - Opinion of Buyer's Counsel
Exhibit G - Required Working Capital Schedule

SCHEDULES

Schedule A          Shares
Schedule B          Allocation Schedule
Schedule 2.2        Working Capital Line Items
Schedule 3.1        Jurisdictions
Schedule 3.4        Capitalization
Schedule 3.5        Options
Schedule 3.6(a)     Financial Statements
Schedule 3.6(b)     Undisclosed Liabilities
Schedule 3.7        Taxes
Schedule 3.8        Material Contracts
Schedule 3.9        Real and Personal Property
Schedule 3.11(a)    Litigation
Schedule 3.11(c)    Declination of Insurance Coverage
Schedule 3.12(a)    Intellectual Property
Schedule 3.12(b)    Liens
Schedule 3.12(c)    Intellectual Property Proceedings
Schedule 3.13       Bank Accounts and Signers; List of Directors and Officers
Schedule 3.14       Schedule of Certain Changes
Schedule 3.15       Licenses and Permits
Schedule 3.16       Employee Benefit Plans
Schedule 3.17       Environmental, Health and Safety Matters
Schedule 3.18       Labor Matters
Schedule 3.19       Brokers on Behalf of Acquired Companies
Schedule 3.20(a)    Top 10 Customers
Schedule 3.20(b)    Top 10 Suppliers
Schedule 3.21       Product Warranty
Schedule 3.22       Product Liability
Schedule 3.23(a)    Compliance with Laws
Schedule 3.23(b)    Consents
Schedule 3.24       Insurance Policies
Schedule 3.25       Transactions with Related Parties

Schedule 3.26       Indebtedness
Schedule 4.4        Liens on Shares
Schedule 4.7        Brokers on Behalf of Sellers
Schedule 4.11       Accredited Investors
Schedule 6.1        Conduct of Business
Schedule 8.2(c)     Payoff Letters
Schedule 8.2(g)     Equity Arrangements with Certain Sellers
Schedule 13.10      Acquired Companies' Knowledge

                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of June 1, 2004, by and among (i) ATT HOLDING CO., a Delaware corporation ("ATT"), (ii) the shareholders of ATT, all of whom are listed as shareholders on the signature pages attached hereto (each individually a
"SHAREHOLDER" and collectively, the "SHAREHOLDERS"), (iii) the warrant holders of ATT, all of whom are listed as warrantholders on the signature pages attached hereto (each individually a "WARRANTHOLDER" and collectively, the
"WARRANTHOLDERS"), (iv) WIND POINT INVESTORS V, L.P., not in an individual capacity, but solely as representative for the Sellers as herein provided (the
"SELLERS' REPRESENTATIVE"), (v) CHATT HOLDINGS LLC, a Delaware limited liability company (the "BUYER PARENT") and (vi) CHATT HOLDINGS INC., a Delaware
corporation and a wholly-owned Subsidiary of the Buyer Parent (the "BUYER"). The
Shareholders and Warrantholders shall be collectively referred to herein as the
"SELLERS." Each of the parties named above may be referred to as a "PARTY" and collectively as the "PARTIES." Capitalized terms used, but not otherwise defined, herein shall have the meaning set forth in SECTION 13.10.

                                    RECITALS

         WHEREAS, ATT conducts its business of manufacturing and distributing non-powered lawn and garden products through its direct and indirect wholly-owned subsidiaries, Ames True Temper, Inc., a Delaware corporation
("AMES"), Garant GP, an Ontario general partnership ("GARANT"), 1507395 Ontario
Limited, an Ontario corporation ("1507395"), 1507396 Ontario Limited, an Ontario corporation ("1507396"), True Temper Limited, an Irish corporation ("TRUE TEMPER
IRELAND"), and Ames True Temper Properties, Inc., a Michigan corporation ("AMES
PROPERTIES," and together with Ames, Garant, 1507395, 1507396 and True Temper
Ireland, the "ATT SUBSIDIARIES");

         WHEREAS, as of the date hereof, the Shareholders own those shares of
Class A Common Stock, Class B Common Stock and Series A Preferred Stock, each as set forth opposite such Shareholder's name on SCHEDULE A attached hereto (the
"SHARES OF STOCK"), which constitute all of the issued and outstanding shares of capital stock of ATT;

         WHEREAS, as of the date hereof, the Warrantholders own those warrants of ATT, each as set forth opposite such Warrantholder's name on SCHEDULE A attached hereto (the "WARRANTS" and, collectively with the Shares of Stock, the
"SHARES"), which constitute all of the issued and outstanding warrants to purchase shares of capital stock of ATT;

         WHEREAS, ATT owns all of the issued and outstanding shares of capital stock of Ames;

         WHEREAS, Ames owns all of the issued and outstanding shares of capital stock of 1507395, 1507396, True Temper Ireland and Ames Properties;

         WHEREAS,  1507395 and 1507396 collectively own all of the issued and outstanding  partnership interests of Garant;

         WHEREAS, the Buyer has agreed to purchase from the Sellers, and the
Sellers desire to sell to the Buyer, the Shares, pursuant to the terms and subject to the conditions set forth in this Agreement;

         WHEREAS, the Buyer Parent and certain of the employees of the Acquired
Companies identified as Rollover Sellers set forth on SCHEDULE A (the "ROLLOVER
SELLERS") are entering into, concurrently with the execution and delivery of this Agreement, or are expected to enter into with the Buyer Parent and/or the
Buyer following the execution and delivery of the Agreement binding term sheets
(the "EQUITY TERM SHEETS") with respect to certain changes or amendments to their currently existing employment arrangements that will be effective as of the Closing and the key terms of their equity ownership in the Buyer Parent at
Closing and the Organizational Documents of the Buyer Parent to which the
Rollover Sellers shall be party with respect thereto, including, without limitation, (a) an Operating Agreement of the Buyer Parent (as amended, modified or supplemented from time to time, the "OPERATING AGREEMENT") and (b) a
Unitholders' Agreement (as amended, modified or supplemented from time to time, the "UNITHOLDERS' AGREEMENT").

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

                                   ARTICLE I
                           PURCHASE AND SALE OF STOCK

         1.1 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, at the Closing, the Buyer shall purchase, acquire and accept the
Shares from the Sellers, and the Sellers shall sell, convey, assign, transfer and deliver the Shares to the Buyer, free and clear of all Liens excluding Liens imposed by the Buyer or under state and federal securities Laws.

         1.2 Purchase Price. The aggregate purchase price for the Shares to be purchased pursuant to SECTION 1.1 shall be three hundred and eighty million
Dollars ($380,000,000), as adjusted pursuant to SECTIONS 2.1 and 2.2 hereof
(such sum, prior to such adjustment, shall be referred to herein as the "CLOSING
DATE PAYMENT"), and shall be paid in the manner set forth in ARTICLE II.

         1.3 Closing. The closing of the purchase and sale of the Shares (the
"CLOSING") shall take place as described in ARTICLE IX, provided that the closing conditions set forth in ARTICLE VIII have been satisfied or waived in writing at or prior to the Closing, as provided therein. The date of the Closing shall be referred to herein as the "CLOSING DATE".

                                   ARTICLE II
                       CONSIDERATION AND MANNER OF PAYMENT

         2.1 Payment.

             (a) On the Closing Date, the Buyer shall (i) pay to the Sellers'
Representative, both individually as a Seller and as Sellers' Representative for the other Sellers, for distribution by the Sellers' Representative to the
Sellers in accordance with the Allocation Schedule (as defined below) to be prepared in consultation with the Buyer in the manner provided in Section 2.1(e)
and delivered by the Sellers' Representative to the Buyer at least two (2)
Business Days prior to the Closing Date, by wire transfer of immediately available funds to a bank account to be specified by the Sellers' Representative in writing at least two (2) Business Days prior to the Closing Date, an amount equal to three hundred and seventy-three million Dollars ($373,000,000) in respect of the Closing Date Payment, plus (A) the total amount of Estimated Cash on Hand as of the close of business on the Closing Date (without giving effect to the transactions contemplated by this Agreement), less (B) the amount of the
Estimated Closing Indebtedness, less (C) the amount of the Seller Transaction
Expenses, less (D) the Estimated Deficit, if any, or plus the Estimated Surplus less (E) the product derived by multiplying (x) the number of Rollover Shares
(as defined below) and (y) the Rollover Price with respect to all Rollover
Shares (such product being referred to herein as the "ROLLOVER AMOUNT") and (ii)
pay or cause to be paid by wire transfer of immediately available funds into escrow pursuant to the Escrow Agreement between the Buyer, the Sellers'
Representative and the Escrow Agent in substantially the form attached as
EXHIBIT A hereto (the "ESCROW AGREEMENT") an amount equal to seven million dollars ($7,000,000) (the "ESCROWED AMOUNT").

             (b) Simultaneously with the Closing and as directed by the Sellers'
Representative, Buyer shall repay, or cause to be repaid, on behalf of the
Acquired Companies, the Closing Indebtedness by wire transfer of immediately available funds as provided for in the Payoff Letters to be delivered as provided in SECTION 8.2(C).

             (c) Subject to the terms and conditions set forth herein, at the
Closing, each Rollover Seller shall, in lieu of the receipt of cash as otherwise provided herein, exchange the number of Rollover Shares, if any, designated in the column "Rollover Shares" corresponding to such Rollover Seller as set forth on SCHEDULE A hereto (collectively, the "ROLLOVER SHARES") for that number of newly issued securities comprised of preferred units and common units of the
Buyer Parent (consisting of strips of preferred units and common unit of the
Buyer Parent, with each preferred unit and common unit of the Buyer Parent valued at the same value investments are being made by the Buyer Parent's shareholder(s) at or immediately prior to the Closing) as set forth on SCHEDULE
A (collectively, the "LLC INTERESTS"), with each Rollover Share being valued at
(the "ROLLOVER PRICE") (i) the Per Preferred Share Price, in the case of
Rollover Shares consisting of Series A Preferred Stock of ATT (the "PREFERRED
SHARES") and (ii) the Per Common Share Price, in the case of Rollover Shares consisting of Class A Common Stock of ATT (the "ROLLOVER"). Each Rollover Seller
and each LLC Interest issued to a Rollover Seller hereunder shall be subject to the terms and conditions contained in the Operating Agreement and the
Unitholders' Agreement. Upon written notice from the Buyer to the Company and the Sellers' Representative not later than the day prior to the Closing Date, the Allocation Schedule and Schedule A may be modified or supplemented to reflect any agreements reached between the

Buyer Parent and one or more Rollover Sellers concerning additions, deletions or other modifications to the identity of the Rollover Sellers and the number of such Rollover Seller's Rollover Shares subject to the Rollover. Without the prior written consent of the Buyer Parent, Schedule A may not be amended, changed or supplemented. Buyer Parent, Buyer and each Seller intend that the
Rollover will be treated as a transaction governed by Section 721 of the Code for Federal income tax purposes (and any similar provision of foreign, state or local Law) and neither Buyer nor any Seller shall take any position on any Tax
Return inconsistent with such treatment.

             (d) Simultaneously with the Closing, Buyer shall pay, or cause to be paid, on behalf of the Sellers and the Acquired Companies (as applicable),
(i) the Seller Transaction Expenses, and (ii) the Seller Financing Expenses, by
wire transfer of immediately available funds to the bank accounts to be specified by the Sellers' Representative in writing at least two (2) Business
Days prior to the Closing Date. The Seller Transaction Expenses and the Seller
Financing Expenses shall be paid on the Closing Date to the Persons entitled to the payments giving rise to such Seller Financing Expenses and the Seller
Transaction Expenses.

             (e) The Sellers' Representative (i) shall prepare an allocation schedule specifying the amount of the purchase price payment to be made to each
Seller under SECTION 2.1(A)(I) (the "ALLOCATION SCHEDULE") in a manner consistent with (A) the rights and preferences of the Series A Preferred Stock as set forth in the Certificate of Incorporation of ATT as in effect on the date hereof, and (B) the Sellers' relative ownership of Class A Common Stock, Class B
Common Stock, Series A Preferred Stock or Warrants (on an as exercised basis), as the case may be, based on the Share ownership numbers set forth opposite each
Seller's name on Schedule A attached hereto and (ii) shall determine, on the basis of such Allocation Schedule, and reflect in the Allocation Schedule the
Pro Rata Percentage Interest of each of the Sellers. Subject to the first sentence of this SECTION 2.1(E), the Sellers' Representative shall prepare the
Allocation Schedule, no later than the second Business Day preceding the Closing
Date, in a manner consistent with SCHEDULE B, giving effect to any changes to the accrued but unpaid dividends on the Series A Preferred Stock between June
28, 2004 and the Closing Date and to all of the adjustments to the Closing Date
Payment required to be made under SECTION 2.1(A)(I), in each case determined as of the date and in the manner specified therein. For purposes of illustration only, SCHEDULE B attached hereto sets forth an allocation schedule that represents an estimate by the Acquired Companies of (i) the amount of the aggregate purchase price payment that would be allocated to each Seller's Series
A Preferred Stock, Class A Common Stock, Class B Common Stock and Warrants under
SECTION 2.1(A) if (A) the Closing were to take place on June 28, 2004 and the
Estimated Closing Indebtedness, Estimated Deficit or Estimated Surplus, and the
Seller Transaction Expenses, as of such date, were as reflected in such SCHEDULE
B, (B) the Estimated Cash on Hand as of such date were zero, and (C) no other adjustments were required to be made to the amount of the Closing Date Payment under Section 2.1(a)(i), and (ii) each Seller's Pro Rata Percentage Interest, determined on the basis of the assumptions set forth in the preceding clause
(i). The Seller's Representative shall furnish each of the Sellers with a copy of the Allocation Schedule at the same time that the Allocation Schedule is delivered to the Buyer under SECTION 2.1(A).

             (f) At the same time that each payment is made to the Sellers'
Representative (on behalf of all Sellers) under this Agreement, the Escrow
Agreement or otherwise, whether at

or following Closing, the Sellers' Representative shall or shall direct the
Person making such payment to pay directly to Banc of America Securities LLC the portion of each such payment, if any, due to Banc of America Securities LLC by virtue of the provisions of that letter agreement, dated November 25, 2003, between Ames and Bank of America Securities LLC.

         2.2 Net Working Capital Adjustment. Notwithstanding anything to the contrary contained herein, the Closing Date Payment shall be adjusted on a dollar for dollar basis as set forth in this SECTION 2.2.

             (a) Estimated Adjustment. At least ten (10) Business Days prior to the Closing, on behalf of the Sellers, the Sellers' Representative shall prepare and deliver, or cause to be prepared and delivered, to the Buyer, a certificate of the chief financial officer of Ames that contains her good faith estimate of the (i) consolidated balance sheet of the Acquired Companies as of midnight, New
York City Time on the day immediately preceding the Closing Date and (ii) a computation of the consolidated Net Working Capital of the Acquired Companies as
of midnight, New York City Time on the day immediately preceding the Closing
Date (the "ESTIMATED NET WORKING CAPITAL"), prepared in accordance with GAAP and the principles set forth in EXHIBIT B, which computation shall include the separate line items listed on SCHEDULE 2.2 comprising the Estimated Net Working
Capital. If the Estimated Net Working Capital is less than the Required Working
Capital (such deficiency, the "ESTIMATED DEFICIT"), then the Closing Date
Payment payable to the Sellers' Representative at the Closing pursuant to
SECTION 2.1 shall be reduced by the amount of such Estimated Deficit. If the
Estimated Net Working Capital is greater than the Required Working Capital (such excess, the "ESTIMATED SURPLUS"), then the Closing Date Payment payable to the
Sellers' Representative at the Closing pursuant to SECTION 2.1 shall be increased by the amount of such Estimated Surplus. Two days prior to the
Closing, on behalf of the Sellers, the Sellers' Representative shall prepare and deliver, or cause to be prepared and delivered, to the Buyer, a certificate of the chief financial officer of Ames that contains her good faith estimate of (x)
the Cash on Hand as of the close of business on the Closing Date (without giving effect to the transactions contemplated hereby) (the "ESTIMATED CASH ON HAND")
and (y) the Closing Indebtedness as of the close of business on the Closing Date
(without giving effect to the transactions contemplated hereby) (the "ESTIMATED
CLOSING INDEBTEDNESS").

             (b) Closing Date Balance Sheet. As soon as practicable after the
Closing Date, but no later than the sixtieth (60th) day following the Closing
Date, the Buyer, at its expense, shall prepare and deliver, or cause to be prepared and delivered, to the Sellers' Representative (i) a consolidated balance sheet of the Acquired Companies as of midnight, New York City Time on the day immediately preceding the Closing Date (the "CLOSING DATE BALANCE
SHEET"), prepared in accordance with GAAP and the principles set forth in
EXHIBIT B, which shall include a line item indicating the amount of Cash on Hand as of the close of business on the Closing Date (the "FINAL CASH ON HAND") and the amount of Closing Indebtedness as of the close of business on the Closing
Date (the "FINAL CLOSING INDEBTEDNESS") and (ii) a schedule prepared in the same manner as the computation of the Estimated Net Working Capital (the "CLOSING
SCHEDULE") setting forth (A) the Closing Date Net Working Capital, and (B) the amount, if any, by which the Closing Date Net Working Capital is less than or is greater than the Estimated Net Working Capital.

             (c) Protest Notice. Within thirty (30) days after the Buyer's delivery of the Closing Date Balance Sheet and the Closing Schedule to the
Sellers' Representative, the Sellers' Representative, on behalf of the Sellers, may deliver written notice (the "PROTEST NOTICE") to the Buyer of any objections, and the basis therefor, which the Sellers' Representative may have to the Closing Date Balance Sheet and/or the Closing Schedule (including the
Final Cash on Hand and the Final Closing Indebtedness). The Sellers'
Representative may dispute items reflected on the Closing Schedule only on the basis that such items were not prepared in accordance with GAAP and the principles set forth in EXHIBIT B and mathematical errors. The failure of the
Sellers' Representative to deliver such Protest Notice within the prescribed time period will constitute the Sellers' acceptance of the Closing Date Balance
Sheet and the Closing Schedule prepared and delivered by the Buyer.

             (d) Resolution of Protest. If the Buyer and the Sellers'
Representative are unable to resolve any disagreement with respect to the
Closing Date Balance Sheet and/or the Closing Schedule within twenty (20) days following the Sellers' Representative's delivery of the Protest Notice, then the items in dispute will be referred to PricewaterhouseCoopers LLP or, if
PricewaterhouseCoopers LLP is unable or unwilling to serve in such capacity, another nationally recognized firm of independent public accountants as to which the Sellers' Representative and the Buyer mutually agree (the "ACCOUNTANTS"), which will not be the regular accounting firm of the Buyer, the Sellers'
Representative or ATT. The Accountants will determine (based solely on presentations to the Accountants by the Sellers' Representative and the Buyer
and not by independent review) and will render a report as to the disputes properly submitted in the Protest Notice and the resulting Closing Date Balance
Sheet and Closing Schedule, which report will be conclusive and binding upon the
Parties. In resolving any disputed item, the Accountants may not assign a value to any particular item greater than the greatest value for such item claimed by either Party or less than the lowest value for such item claimed by either
Party, in each case as presented to the Accountants. Each of the Buyer and the
Sellers' Representative will use reasonable efforts to cause the Accountants to render their decision as soon as reasonably practicable (but in no event later than thirty (30) days following the engagement of the Accountants), including without limitation by promptly complying with all reasonable requests by the
Accountants for information, books, records and similar items. The fees and expenses of the Accountants shall be borne on a proportionate basis by the
Sellers, on the one hand, and the Buyer, on the other hand, based on the inverse proportion of the respective percentages of the dollar value of disputed issues determined in favor of the Sellers' Representative and Buyer.

             (e) Payment of Adjustment. Following the final determination of the
Closing Date Balance Sheet and the Closing Schedule (or the failure of the
Sellers' Representative to submit a timely Protest Notice) pursuant to the provisions of this SECTION 2.2:

                 (i) If the Closing Date Net Working Capital is less than the
         Estimated Net Working Capital, the Sellers' Representative (on behalf of all Sellers, in accordance with the Allocation Schedule) shall, within five (5) Business Days of such determination, pay to the Buyer the amount of such difference, as adjusted pursuant to paragraph (iv)
         below, by wire transfer of immediately available funds to the bank account specified by the Buyer. The Buyer shall provide wire instructions to the Sellers' Representative with respect to such payment at least two (2) Business Days prior to the payment thereof.

                 (ii) If the Closing Date Net Working Capital is greater than the Estimated Net Working Capital, the Buyer shall, within five (5)
         Business Days of such determination, pay to the Sellers' Representative
         (for distribution to the Sellers in accordance with the Allocation
         Schedule) the amount of such difference, as adjusted pursuant to paragraph (iv) below, by wire transfer of immediately available funds to the bank accounts specified by the Sellers' Representative. The
         Sellers' Representative shall provide wire instructions to the Buyer with respect to such payment at least two (2) Business Days prior to the payment thereof.

                 (iii) If the Closing Date Net Working Capital is equal to the
         Estimated Net Working Capital and the Final Cash on Hand is equal to the Estimated Cash on Hand, then there shall be no payments made pursuant to this SECTION 2.2(E).

                 (iv) if the amount of the Final Cash On Hand is more than the
         Estimated Cash on Hand, the Buyer shall, within five (5) Business Days of such determination, pay to the Sellers' Representative (for distribution to the Sellers in accordance with the Allocation Schedule)
         the amount of such difference by wire transfer of immediately available funds to the bank accounts specified by the Sellers' Representative.
         The Sellers' Representative shall provide wire instructions to the
         Buyer with respect to such payment at least two (2) Business Days prior to the payment thereof.

                 (v) if the amount of Final Cash on Hand is less than the
         Estimated Cash on Hand, the Sellers' Representative (on behalf of all
         Sellers, in accordance with the Allocation Schedule) shall, within five
         (5) Business Days of such determination, pay to the Buyer the amount of such difference, by wire transfer of immediately available funds to the bank account specified by the Buyer. The Buyer shall provide wire instructions to the Sellers' Representative with respect to such payment at least two (2) Business Days prior to the payment thereof.

                 (vi) if the amount of the Final Closing Indebtedness is less than the Estimated Closing Indebtedness, the Buyer shall, within five
         (5) Business Days of such determination, pay to the Sellers'
         Representative (for distribution to the Sellers in accordance with the
         Allocation Schedule) the amount of such difference by wire transfer of immediately available funds to the bank accounts specified by the
         Sellers' Representative. The Sellers' Representative shall provide wire instructions to the Buyer with respect to such payment at least two (2)
         Business Days prior to the payment thereof.

                 (vii) if the amount of Final Closing Indebtedness is more than the Estimated Closing Indebtedness, the Sellers' Representative (on
         behalf of all Sellers, in accordance with the Allocation Schedule)
         shall, within five (5) Business Days of such determination, pay to the
         Buyer the amount of such difference by wire transfer of immediately available funds to the bank account specified by the Buyer. The Buyer shall provide wire instructions to the Sellers' Representative with respect to such payment at least two (2) Business Days prior to the payment thereof.

                 (viii) any and all payments to be made on the same day pursuant to this Section 2.2(e) shall be made simultaneously and netted against each other as appropriate.

         The Sellers' Representative shall distribute to the Sellers, in accordance with their Pro Rata Percentage Interest, any amounts received by the Sellers' Representative pursuant to this SECTION 2.2, on behalf of the Sellers, within two (2) Business Days of the receipt thereof.

             (f) Cooperation. For purposes of complying with the terms set forth herein, each Party will cooperate with and promptly make available to the other
Party and its auditors and representatives all information, records, data and supporting papers relevant to the preparation of the determination of the
Estimated Net Working Capital, the Closing Date Balance Sheet and the Closing
Schedule and the calculation of Estimated Net Working Capital and any adjustment being disputed with respect to the Closing Date Balance Sheet and the Closing
Schedule, and will cause the ATT Subsidiaries upon reasonable advance written notice to permit access to the other Party's personnel and work papers and any other materials and information reasonably necessary in connection with such review (hard copy and electronic), other than proprietary work papers of any
Party's auditors, as may be reasonably required in connection with the preparation and analysis of the Closing Date Balance Sheet and the Closing
Schedule and the resolution of any disputes thereunder. The Parties shall execute customary access letters with any auditor as a condition to obtaining access to such auditors' work papers.

         2.3 Sellers' Representative.

             (a) For purposes of this Agreement, the "Sellers' Representative"
shall be WIND POINT INVESTORS V, L.P. By execution hereof, each of the Sellers does hereby make, constitute and appoint the Sellers' Representative, as his, her or its agent, to act in his, her or its name, place and stead, as such
Seller's attorney-in-fact, (i) to execute and deliver all documents necessary or desirable to carry out the intent of this Agreement, the Equity Commitment
Letter and the Escrow Agreement, (ii) to make all elections or decisions contemplated by this Agreement, the Equity Commitment Letter and the Escrow
Agreement, including, the initiation or defense of claims for indemnification hereunder and thereunder, and (iii) to give and receive on behalf of the Sellers any and all notices from or to any Seller or Sellers hereunder or thereunder,
(iv) subject to SECTION 2.3(C) and SECTION 2.3(D), to delegate to any Persons all or any of such Sellers' Representative's power and authority hereunder in the event of its incapacity to act; (v) to withhold a portion of the Closing
Date Payment or any other payments made pursuant to this Agreement, the Equity
Commitment Letter and the Escrow Agreement to pay any amounts that the Sellers'
Representative reasonably expects to incur in connection with the Sellers'
obligations under this Agreement and the Escrow Agreement, including amounts required to pay the fees and expenses of professionals, incurred in connection with the transactions contemplated by this Agreement, to interpret all provisions of this Agreement, the Equity Commitment Letter and the Escrow
Agreement and to resolve any disputes regarding the Purchase Price or indemnification claims provided that (1) concurrently with the delivery of the
Allocation Schedule to the Sellers under SECTION 2.1(E), the Sellers'
Representative provides each of the Sellers with reasonable documentation of any expenses actually incurred by the Sellers' Representative, on behalf of the
Sellers, at or prior to the Closing and a reasonably detailed explanation of the basis of its estimate of the amounts that it reasonably expects to incur, following the Closing, in connection with the Sellers' obligations under this
Agreement, the Equity Commitment Letter and the Escrow Agreement, and (2) that the amount of the Seller Transaction Expenses withheld under SECTION 2.1(A) does not exceed, in the aggregate,

$20,000,000 (including any amounts paid by the Buyer, on behalf of the Sellers, at the Closing pursuant to SECTION 2.1(D) AND (F)), (vi) generally to act for each Seller and on each such Seller's behalf in all matters contemplated by, or connected with, this Agreement, the Equity Commitment Letter and the Escrow
Agreement, with the same force and effect as each such Seller might act in person, and (vii) to amend, modify or supplement any of the foregoing in each such Seller's name, place and stead, as if such Seller had personally done such act, provided, however, that the Sellers' Representative shall not have the right to execute and deliver any amendment to this Agreement, the Equity
Commitment Letter or the Escrow Agreement or to take any other action, in the name, place and stead of any Seller, without the prior written consent of such
Seller, if such amendment or action (A) would cause this Agreement and the purchase and sale of the Shares to fail to meet the conditions of, or impose an obligation on such Seller that is materially inconsistent with, the provisions of, Section 7 of the Stockholders' Agreement, (B) would amend or modify, in any respect, the obligations of such Seller to indemnify the Buyer or any other
Person under this Agreement (1) on a basis inconsistent with the Allocation
Schedule and the Pro Rata Percentage Interest of each of the Sellers, or (2) to
(x) increase the Cap Amount, (y) exclude any additional matters from the Cap
Amount with respect to the Sellers' obligations to indemnify the Buyer other than those set forth in SECTION 11.9(B) as of the date hereof, or (z) amend or modify SECTION 11.9 (F), (G) or (H) or (C) would impose any additional obligations on any Seller that is an Institutional Seller relating to the conduct of such Institutional Seller's business, or (D) would result in the preparation of the Allocation Schedule or in the determination of such Seller's
Pro Rata Percentage Interest, in any manner inconsistent with Section 2.1. WIND
POINT INVESTORS V, L.P. as Sellers' Representative hereby accepts such appointment. By execution hereof, the Sellers' Representative agrees to accept payment of the Closing Date Payment and any other payments made pursuant to this
Agreement, the Equity Commitment Letter or the Escrow Agreement to the Sellers'
Representative to be distributed to the Sellers, from time to time, on behalf of the Sellers and to disburse to the Sellers their proportionate share within two
(2) Business Days after receipt of payment thereof (in accordance with the
Allocation Schedule and their Pro Rata Percentage Interest).

             (b) The Buyer shall be entitled to rely exclusively on the full power and authority of the Sellers' Representative to act hereunder, the Equity
Commitment Letter and the Escrow Agreement and under any Exhibit or Schedule hereto or thereto on behalf of the Sellers, and shall not be liable in any way whatsoever for any action the Buyer takes or omits to take in reliance upon such power and authority. The Sellers shall look solely to the Sellers'
Representative for payment of their pro rata share of the Closing Date Payment and any other payments made pursuant to this Agreement, the Equity Commitment
Letter or the Escrow Agreement by the Buyer to the Sellers' Representative to be
distributed to such Seller (in accordance with the Allocation Schedule and each
Seller's Pro Rata Percentage Interest), and they shall have no recourse against the Buyer or any of its Affiliates or agents for payment thereof; provided, however, that this sentence shall in no way limit the Sellers' or Sellers'
Representative's power to enforce any of the Sellers' rights hereunder against the Buyer, except to the extent such power is vested exclusively with the
Sellers' Representative under this Agreement, the Equity Commitment Letter or the Escrow Agreement.

             (c) The death, incapacity, dissolution, liquidation, insolvency or bankruptcy of any Seller shall not terminate the Sellers' Representative's appointment or the authority and agency of the Sellers' Representative. The power-of-attorney granted in this Section 2.3 is

coupled with an interest and is irrevocable. If at any time hereafter the
Sellers' Representative shall resign or otherwise become incapable of acting as the Sellers' Representative, a successor Sellers' Representative shall be elected by the affirmative vote of a majority-in-interest (based on each
Seller's Pro Rata Percentage Interest) of the Sellers. Every successor Sellers'
Representative appointed hereunder shall execute, acknowledge and deliver to the
Buyer and each other Seller, an instrument in writing, reasonably satisfactory to the Sellers and the Buyer, accepting such appointment hereunder, and thereupon such successor Sellers' Representative, without any further act, shall become fully vested with all the rights, immunities and powers and shall be subject to all of the duties and obligations, of its predecessor. For any action which must be approved by the vote of the Sellers, such approval can be obtained at a meeting (held at any place in person or by telephone) or by written consent; provided that the execution of any document, instrument or letter of direction by the Sellers for purposes of effecting any action will be deemed to be evidence of such approval.

             (d) No Person acting as Sellers' Representative shall delegate any authority hereunder to another Person nor shall any replacement or substitute
Sellers' Representative be appointed without the prior written consent of the
Buyer, which consent shall not be unreasonably withheld, conditioned or delayed.

             (e) The Sellers' Representative shall act, without compensation, on behalf of the Sellers, and the Sellers' Representative shall not be liable to any Seller for any action the Sellers' Representative takes, or omits to take, in good faith on behalf of such Seller. Further, each Seller, for itself and for his, her or its heirs, executors, legal representatives and assigns, hereby agrees to indemnify and hold harmless any Sellers' Representative from and against any and all claims that may arise against such Sellers' Representative by reason of such Sellers' Representative's actions or inactions hereunder in its capacity as Sellers' Representative (except in the case of fraud or intentional or willful misconduct on the part of such Sellers' Representative)
or against such Sellers' Representative, in its capacity as such, by reason of such Seller's fraud, misrepresentation, breach of representation or warranty or non-fulfillment of any obligation of such Seller contained in this Agreement.

                                  ARTICLE III
                      REPRESENTATIONS AND WARRANTIES OF ATT

         ATT represents and warrants to the Buyer with respect to the matters specified in this ARTICLE III as follows:

         3.1 Organization and Qualification. Each of the Acquired Companies is a
corporation, limited liability company, or partnership, as the case may be, duly organized, validly existing and in good standing (or its equivalent, if applicable in foreign jurisdictions) under the Laws of its jurisdiction of formation. Each of the Acquired Companies has all requisite entity power and authority to own, lease, license and operate the properties and assets that it purports to own or use, and to carry on its business as it is now being conducted. Each of the Acquired Companies is duly qualified, registered or licensed to conduct business as a foreign entity under the Laws of the jurisdictions listed on SCHEDULE 3.1 and is in good standing under the Laws of all such jurisdictions, which are all the jurisdictions where the nature of its business or the

                                       10

ownership or leasing of its property requires such qualification, excepting any jurisdiction where the failure to be qualified would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

         3.2 Authorization; Enforceability. ATT has the requisite corporate power, authority and capacity to execute and deliver this Agreement and the
Other Agreements to which ATT is a party, to perform its obligations under this
Agreement and such Other Agreements, and to consummate the transactions contemplated by this Agreement and such Other Agreements in accordance with their terms. The execution, delivery and performance by ATT of this Agreement and the Other Agreements to which ATT is a party and the consummation by ATT of the transactions contemplated by this Agreement and such Other Agreements have been duly authorized by all necessary corporate action of ATT's shareholders and
ATT's board of directors, and no other corporate proceedings on the part of ATT are necessary to authorize this Agreement or such Other Agreements or to consummate the transactions contemplated by this Agreement and such Other
Agreements. This Agreement has been, and at the Closing the Other Agreements to which ATT is a party will be, duly executed and delivered by ATT and, assuming the due authorization, execution and delivery in each case by the other Parties hereto, will constitute, upon such execution and delivery in each case, thereof, a legal, valid and binding obligation of ATT, enforceable in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in Law or equity).

         3.3 Organizational Documents. Each of the Acquired Companies has
delivered or made available to the Buyer copies of their respective
Organizational Documents as currently in effect, and such copies are true and complete as of the date hereof.

         3.4 Capitalization. The number of authorized shares of capital stock or other equity interests and the number of issued and outstanding shares of capital stock or other equity interests, and the holders of such capital stock or other equity interests, of each of the Acquired Companies is set forth on
SCHEDULE 3.4. As of the date hereof, the Shares of Stock are the only shares of capital stock of ATT issued and outstanding. All of the outstanding shares of capital stock of ATT have been validly issued in accordance with all applicable
Laws, and are fully paid and non-assessable. All of the outstanding equity securities of Ames are owned of record and beneficially by ATT (the "AMES
SHARES"). With the exception of the Ames Shares, all of the outstanding equity securities of each of the ATT Subsidiaries are held by one or more of the other
ATT Subsidiaries. Except as set forth on SCHEDULE 3.4, other than the ATT
Subsidiaries, ATT does not have any Subsidiaries. Except as set forth on
SCHEDULE 3.4, ATT does not, nor do any of the ATT Subsidiaries, directly or indirectly own any equity or other ownership interest in, or have any obligation to acquire any equity or other ownership interest in, any Person.

         3.5 Options. Except as set forth on SCHEDULE 3.5, there are no (i)
outstanding options, rights (preemptive or otherwise), warrants, calls, convertible or exchangeable securities or commitments or any other arrangements to which any of the Acquired Companies is a party or by which any of the
Acquired Companies is obligated, requiring the issuance, delivery,

                                       11

sale or transfer, or requiring that any of the Acquired Companies refrain from the issuance, delivery, sale or transfer, of any shares of capital stock or equity interests of any Acquired Company, or any securities convertible into, or exercisable or exchangeable for, directly or indirectly, shares of capital stock or other equity interests of any of the Acquired Companies, or evidencing the right to subscribe for any equity securities of any of the Acquired Companies, or giving any Person (other than the Buyer) any rights with respect to any equity securities of any of the Acquired Companies; (ii) outstanding Contractual obligations of any of the Acquired Companies to repurchase, redeem or otherwise acquire or refrain from repurchasing, redeeming, or otherwise acquiring any shares of capital stock or equity interests of any of the Acquired Companies or
(iii) outstanding voting trusts or similar agreements to which any of the
Acquired Companies is a party with respect to voting, or refraining from voting, any of shares of capital stock or equity interests of any of the Acquired
Companies. Except as set forth on SCHEDULE 3.5, no shares of capital stock or other equity interests of any of the Acquired Companies are held in treasury or are reserved for issuance pursuant to outstanding options or other rights to acquire capital stock or other equity interests in respect of future grants of such options or rights, except for the reservation of 124,859.393 Shares of
Stock issuable upon exercise of the Warrants.

         3.6 Financial Statements.

             (a) Set forth in SCHEDULE 3.6(A) are true and correct copies of (i)
the audited consolidated balance sheets of ATT as at September 28, 2002 and
September 27, 2003 (such balance sheet as at September 27, 2003, the "LATEST
AUDITED BALANCE SHEET"), and the related audited consolidated statements of income, changes in stockholders' equity and cash flows of ATT for the fiscal periods ended September 28, 2002 and September 27, 2003 (collectively, the
"AUDITED FINANCIAL STATEMENTS"), (ii) the audited combined balance sheet of
National Sales Co., LLC and Global Sales Co., LLC d/b/a Dynamic Design
(collectively, "DYNAMIC DESIGN") as of November 14, 2002, and the related audited combined statements of income and members' capital and cash flows for the period January 1, 2002 to November 14, 2002 (the "DYNAMIC DESIGN AUDITED
FINANCIAL STATEMENTS") and (iii) the unaudited consolidated balance sheet of ATT as at April 24, 2004 (the "LATEST BALANCE SHEET") and the related unaudited consolidated statement of income, changes in stockholders' equity and cash flows of ATT for the seven (7) month fiscal period then ended (collectively, the
"UNAUDITED FINANCIAL STATEMENTS"). The Audited Financial Statements, Dynamic
Design Audited Financial Statements and the Unaudited Financial Statements are
herein referred to as the "FINANCIAL STATEMENTS." Each of the Financial
Statements fairly presents in all material respects the financial condition of
ATT (or Dynamic Design, in the case of the Dynamic Design Audited Financial
Statements) as of its respective date, and the consolidated results of operations of ATT (or Dynamic Design, in the case of the Dynamic Design Audited
Financial Statements), for the periods related thereto in accordance with GAAP consistently applied among the periods which are the subject of the Financial
Statements, except in the case of the Unaudited Financial Statements for the absence of footnote disclosure and except as set forth on SCHEDULE 3.6(A)
attached hereto.

             (b) Except as set forth on SCHEDULE 3.6(B), none of the Acquired
Companies has any liabilities or obligations (whether accrued, absolute, contingent, unasserted or otherwise), other than (i) those liabilities and obligations reflected on the Latest Audited Balance Sheet of the Acquired
Companies (including any footnotes thereto), (ii) those liabilities and obligations not required by GAAP to be reflected on the Latest Audited Balance
Sheet (or any footnotes thereto), (iii) liabilities and obligations of the
Acquired Companies incurred since the

                                       12

date of the Latest Audited Balance Sheet in the ordinary course of business or
(iv) liabilities and obligations incurred outside the ordinary course of business that do not exceed $50,000 individually or $250,000 in the aggregate.

         3.7 Taxes. Except as set forth on SCHEDULE 3.7:

             (a) The Acquired Companies and each "Affiliated Group" (within the meaning of Section 1504 of the Code) or consolidated, combined or unitary group
(under state or local law) of which any Acquired Company is a member (each an
"AFFILIATED GROUP") have timely filed, or have timely filed for extensions to file or will timely file, all returns, reports, statements and forms required to be filed prior to the Closing Date under the Code or applicable state, local or foreign Tax laws ("TAX RETURNS"). Such Tax Returns are true, correct and complete. The Acquired Companies have timely paid and discharged all Taxes (in respect of the periods covered by such Tax Returns (whether or not required to be shown on any such Tax Return). The Acquired Companies have withheld, collected and paid over to the appropriate Governmental Authorities or are properly holding for such payment all Taxes required by Law to be withheld or collected.

             (b) None of the Acquired Companies is a party to any Tax allocation or sharing agreement.

             (c) Except for any group of which ATT is the common parent, none of the Acquired Companies is or was a member of an affiliated group within the meaning of Section 1504(a) of the Code (or any similar group defined under a similar provision of state, local, or foreign Law) filing a consolidated federal income Tax Return or has any liability for the Taxes of any Person (other than any of the Acquired Companies) under Treasury Regulations Section 1.1502-6 or any analogous or similar provision of Law.

             (d) None of the Acquired Companies has constituted either a
"distributing corporation" or a "controlled corporation" (within the meaning of
Code Section 355(a)(1)(A)) in a distribution of stock qualifying for tax-free treatment under Code Section 355 (i) in the two (2) years prior to the date hereof or (ii) in a distribution which could otherwise constitute part of a
"plan" or "series of related transactions" (within the meaning of Code Section
355(e)) in conjunction with the transactions contemplated by this Agreement and the Other Agreements.

             (e) No Liens with respect to taxes have been filed other than for taxes not yet due and payable and, to the Acquired Companies' Knowledge, no claims are being asserted with respect to any Taxes of the Acquired Companies or any Affiliated Group, and, to the Acquired Companies' Knowledge, no examination, audit or inquiry is currently being conducted by any taxing authority.

             (f) There are no any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Tax or Tax Return of any Acquired Company.

             (g) None of the Acquired Companies is required to include in income any adjustment pursuant to Section 481 of the Code.

                                       13

             (h) There are no audits or other administrative or judicial proceedings with respect to any Tax related to any Acquired Company or any
Affiliated Group that have ended within two (2) years prior to the date of this
Agreement.

             (i) None of the Acquired Companies has filed a disclosure statement pursuant to Section 6662 of the Code or was required to file any such disclosure statement to avoid the imposition of any penalty, fine or addition to tax. None of the Acquired Companies has participated in any way in any "tax shelter"
within the meaning of Section 6111 of the Code or in any "reportable transaction" within the meaning of the Treasury Regulations Section 1.6011-4 (as in effect at the relevant time).

             (j) There are no circumstances existing other than in the ordinary course of business which could result in the application of section 78 of the
Income Tax Act (Canada) (the "TAX ACT") or any equivalent provincial provision to the Canadian Acquired Companies. None of section 80 through to and including section 80.04 of the Tax Act, or any equivalent provincial provision, has applied to the Canadian Acquired Companies. None of the Canadian Acquired
Companies has acquired an asset from a person with which it deals at non-arm's length (as defined in the Tax Act) for consideration greater than fair market value of such asset at the time of its acquisition. None of the Canadian
Acquired Companies has entered into an agreement contemplated by section 191.3 of the Tax Act or any equivalent provincial provision.

         3.8 Material Contracts. Except as listed or described on SCHEDULE
3.8, as of the date hereof, none of the Acquired Companies is a party to or bound by any outstanding written or oral agreement, note, mortgage, indenture, lease, real property lease, deed of trust, license, plan, instrument or other contract ("CONTRACTS") that are of a type described below (such Contracts that are required to be listed on SCHEDULE 3.8, are herein referred to as the
"MATERIAL CONTRACTS"):

             (a) any consulting agreement or employment agreement that provides for annual compensation exceeding $100,000 per year and which cannot be terminated by the Acquired Companies without penalty on notice of thirty (30)
days or less, and any collective bargaining arrangement with any labor union and any such agreements currently in negotiation or proposed;

             (b) any Contract or series of related Contracts for capital expenditures or the acquisition or construction of fixed assets in excess of
$200,000;

             (c) any Contract or series of related Contracts for the purchase, maintenance or acquisition, or the sale or furnishing of, materials, supplies, merchandise, machinery, equipment, parts or other property or services requiring remaining aggregate future payments in excess of $200,000, other than for the purchase or sale of inventory in the ordinary course of business in excess of
$200,000 in the aggregate in any twelve (12) month period;

             (d) any Contract or series of related Contracts relating to any
Indebtedness of or loan by any Acquired Company, other than, for the avoidance of doubt, trade payables or receivables for which payment by or to any Acquired
Company is made on credit in the ordinary course of business;

                                       14

             (e) any Contract or series of related Contracts granting any Person a Lien on all or any part of the assets of any of the Acquired Companies, other than Permitted Liens;

             (f) any Contract under which any of the Acquired Companies has granted or received a material license or sublicense or under which it is obligated to pay or has the right to receive a royalty, license fee or similar payment in an amount in excess of $200,000, other than licenses for commercially available prepackaged software;

             (g) any joint venture or partnership Contract;

             (h) any Contract that restricts the right of any Acquired Company to engage in any business;

             (i) any Contract relating to the acquisition or disposition of any business or real property; or

             (j) any other Contract (other than Contracts for the purchase and sale of inventory in the ordinary course of business) that (i) requires or is reasonably likely to require annual payments to or from any Acquired Company of more than $200,000, or (ii) that contains indemnification obligations by or for the benefit of any Acquired Company, other than, in the case of clause (ii), standard form Contracts required by suppliers of products or services to any of the Acquired Companies.

         ATT has provided the Buyer a true and complete copy of each written
Material Contract (including all amendments, modifications, supplements, schedules, exhibits and appendices thereto), or if not in writing, a description in SCHEDULE 3.8 of such Material Contract in reasonable detail. Except as set forth on SCHEDULE 3.8, each Material Contract is a valid and binding obligation of the applicable Acquired Company, enforceable in accordance with its terms, and is in full force and effect, subject only to bankruptcy, reorganization, receivership and other Laws affecting creditors' rights generally and none of the Acquired Companies nor, to the Acquired Companies' Knowledge, any other party to any such Material Contract is in material breach thereof or material default thereunder and there does not exist under any such contract any event which, with the giving of notice or the lapse of time, would constitute such a material breach or material default. Except as set forth on SCHEDULE 3.8, no party with whom any Acquired Company has entered into any Material Contract has given notice in writing of its intention to terminate or not to renew, or has sought to repudiate or disclaim or modify any material term of, such Material
Contract. Except as set forth on SCHEDULE 3.8, with respect to any Contract relating to the acquisition or disposition of any business, real property or assets (outside the ordinary course of business), (i) there are no anticipated or potential future "earn-out" or other similar payments for which any Acquired
Company may become liable, and (ii) no indemnification claims have been made since January 14, 2002 or, to the Acquired Companies' Knowledge, Threatened to
be made against any Acquired Company.

         3.9 Real and Personal Property.

             (a) SCHEDULE 3.9 sets forth a list of all real estate in which any
Acquired Company has a fee interest (such real estate owned in fee by any
Acquired Company is herein referred to as the "OWNED PROPERTY") and all real property leased by any of the Acquired

                                       15

Companies (such real property leased by the Acquired Companies is herein referred to as the "LEASED PROPERTY").

             (b) Each Acquired Company has good, marketable, insurable (and only with respect to the Owned Property located in the United States, indefeasible), fee simple title to the Owned Property owned by it and, assuming good title in the landlord, each of the Acquired Companies holds a valid leasehold interest in the Leased Property leased by such Acquired Company (the Owned Property and the
Leased Property being sometimes referred to collectively herein as the "REAL
PROPERTY"), in each case free and clear of all Liens, assessments or restrictions (including, without limitation, inchoate liens arising out of the provision of labor, services or materials to any such Real Property) except for
(i) Liens listed or described on SCHEDULE 3.9, or (ii) Permitted Liens. Except as set forth on SCHEDULE 3.9, the Real Property constitutes all real properties currently used or occupied by the Acquired Companies in connection with the
Business. No representation or warranty is made regarding the status of the fee title (and any matters pertaining to such fee title) of any Leased Property; it being understood and agreed that the provisions of this SECTION 3.9, as they relate to Leased Property, pertain only to the leasehold interest of the
Acquired Company.

             (c) With respect to the Owned Property or Leased Property, as applicable, except as reflected on SCHEDULE 3.9:

                 (i) The Acquired Companies are in exclusive possession thereof and of all easements, licenses or rights required by applicable Law for use and occupancy as are reasonably necessary to conduct the
             Business thereon;

                 (ii) No portion thereof is subject to any pending condemnation proceeding or other proceeding by any public or quasi-public authority materially adverse to the Owned Property or, to the
             Acquired Companies' Knowledge, the Leased Property, and, to the
             Acquired Companies' Knowledge, there is no Threatened condemnation or other proceeding with respect thereto materially adverse to the
             Real Property;

                 (iii) No Acquired Company is a party to any written or oral agreements or undertakings with owners or users of properties adjacent to any facility located on any parcel of the Real Property relating to the use, operation or maintenance of such facility or any adjacent real property which would reasonably be expected to have a Material Adverse Effect;

                 (iv) No Acquired Company is a lessor under or otherwise a party to any lease, sublease, license, concession or other agreement, whether written or oral, pursuant to which any of the Acquired
             Companies has granted to any Person the right to use or occupy all or any portion of the Real Property;

                 (v) No Acquired Company has received any written notice of default under any Real Property lease during the twelve (12) months prior to the date hereof that would reasonably be expected to have a Material Adverse Effect on the use of the Real Property covered by such Lease;

                                       16

                 (vi) No Acquired Company is a party to any agreement pursuant to which any Acquired Company has granted to a third party a purchase option or right of first refusal to purchase any Owned
             Property or any portion thereof or interest therein; and

                 (vii) Each Acquired Company enjoys peaceful and undisturbed possession in all material respects of the Real Property. No instrument of record, easement, license, use restriction, grant or applicable zoning, building or urban redevelopment Law or other impediment of any kind affecting the Owned Property and, to the
             Acquired Companies' Knowledge, affecting the Leased Property, prohibits or materially limits, impairs or interferes with, the operation of any Acquired Company's business in the ordinary course consistent with past practice at the applicable Real Property, or materially affects the value of the Owned Property.

             (d) All of the Acquired Companies have good and marketable title to or leasehold interest in and have the legal and valid right to use all of the material properties and material assets, tangible or intangible, including, without limitation, all equipment, fixtures, inventory and personal property, necessary for the conduct of their business (such properties and assets being the "ASSETS"), free and clear of all Liens, except for Permitted Liens. The
Assets (i) are in good condition and repair, except for ordinary wear and tear,
(ii) are suitable and adequate for the uses for which they are used and to carry on the Business and (iii) comply in all material respects with the terms and conditions of all Contracts relating to the Assets.

        3.10 Accounts Receivable and Inventory.

             (a) Accounts Receivable. The accounts receivable of the Acquired
Companies reflected on the Latest Balance Sheet represent valid sales made in the ordinary course of business and, to the Acquired Companies' Knowledge, represent valid obligations to the Acquired Companies.

             (b) Inventory. The non-finished goods inventory of the Acquired
Companies reflected in the Latest Balance Sheet consists of parts and supplies that are, in all material respects, fit for the purpose for which they were procured and includes no items which are obsolete, of below standard quality or of a quality or quantity not usable or salable in the ordinary course of business of the Business, the aggregate value of which has not been written down on the books of account of the Acquired Companies to realizable market value or with respect to which reserves have not been established in a manner consistent with the Audited Financial Statements.

        3.11 Litigation. (a) Except as set forth on SCHEDULE 3.11(A), there is no (i) pending or, to the Acquired Companies' Knowledge, Threatened, legal, regulatory or administrative proceeding, claim, suit, proceeding, investigation or action (collectively "SUITS") by, against or, to the Acquired Companies'
Knowledge, involving any of (x) the Acquired Companies, (y) the properties of the Acquired Companies or (z) the officers, directors or employees of the
Acquired Companies, in their capacity as officers, directors or employees, or
(ii) any writ, injunction, order, judgment, ruling or decree imposed upon any of the Acquired Companies or any of their

                                       17

assets or properties by any Governmental Authority, in any event that would reasonably be expected to result in damages against any of the Acquired
Companies in excess of $150,000, impose any material non-monetary obligation on any of the Acquired Companies or have a Material Adverse Effect.

             (b) No Governmental Authority has at any time since January 14,
2002 challenged or questioned in writing the right of any of the Acquired
Companies to offer or sell any of its products, or provide any services, in the manner it has, is currently doing so or is currently contemplating to do so.
There is no legal, regulatory or administrative proceeding, claim, suit or action pending, or to the Acquired Companies' Knowledge, Threatened, that in any manner challenges or seeks, or reasonably could be expected, to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

             (c) Except as set forth on SCHEDULE 3.11(C), no Acquired Company has received any reservation of rights or declination of coverage from any insurer regarding any of the Suits identified or required to be identified on
SCHEDULE 3.11(A).

        3.12 Intellectual Property; Computer Hardware and Software.

             (a) SCHEDULE 3.12(A) sets forth a true and complete list of all (i)
Registered Owned Intellectual Property and all material trademarks, inventions and Computer Software that are not Registered and are owned by one or more of the Acquired Companies; and (ii) all material agreements currently in effect that license or restrict the use of any Intellectual Property to which any of the Acquired Companies is a party, whether as licensee, licensor or otherwise, including, without limitation, trademark coexistence agreements, trademark consent agreements and nonassertion agreements (such agreements, the
"INTELLECTUAL PROPERTY LICENSES"). Except as set forth on SCHEDULE 3.12(A), the
Acquired Companies are the sole and exclusive owners of all Intellectual
Property set forth on Schedule 3.12(a)

             (b) All Registered Owned Intellectual Property is subsisting. To the Acquired Companies' Knowledge, all Owned Intellectual Property is valid and enforceable. None of the Registered Business Intellectual Property has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course). Except as set forth on SCHEDULE 3.12(B), no Owned Intellectual
Property and, to the Acquired Companies' Knowledge, no Licensed Intellectual
Property is subject to any outstanding Lien, order, judgment or decree restricting its use or adversely affecting any of the Acquired Companies' rights thereto. The Acquired Companies own or otherwise hold valid rights to use all
Intellectual Property currently used in the Business. The Business Intellectual
Property constitutes all Intellectual Property necessary to operate the Business as currently conducted and as currently contemplated to be conducted.

             (c) Except as set forth on SCHEDULE 3.12(C), (i) to the Acquired
Companies' Knowledge, no Acquired Company has infringed or misappropriated, or is now infringing or misappropriating, the Intellectual Property rights of any
Person, (ii) to the Acquired Companies' Knowledge, there is no Suit decided, pending, settled, or Threatened with respect to the infringement or misappropriation of the Licensed Intellectual Property or the right of the
Acquired Companies to use the Licensed Intellectual Property, and (iii) there is no Suit decided, pending, settled or Threatened by any of the

                                       18

Acquired Companies or any Suit against any of the Acquired Companies that is decided, settled or to the Acquired Companies' Knowledge, pending or Threatened, against any of the Acquired Companies with respect to the alleged infringement, misappropriation or other violation of any Owned Intellectual Property or concerning the validity, enforceability or ownership of any Owned Intellectual
Property, and, to the Acquired Companies' Knowledge, there is no valid basis for any such Suit.

             (d) To the Acquired Companies' Knowledge, there is no Suit decided, pending, settled, or Threatened concerning any Intellectual Property License, including any Suit concerning a claim or position that any of the Acquired
Companies or another party thereto has breached any Intellectual Property
License or that any Intellectual Property License is invalid or unenforceable.
To the Acquired Companies' Knowledge, there currently exists no event, condition or occurrence which, with the giving of notice or lapse of time, or both, would constitute a breach or default by any of the Acquired Companies or another party under any Intellectual Property License. No party to any Intellectual Property
License has given any of the Acquired Companies written notice of its intention to cancel, terminate or fail to renew any Intellectual Property License.

             (e) With respect to all Registered Owned Intellectual Property that each Acquired Company has decided to maintain in subsistence in the course of its business, each Acquired Company has timely made with the appropriate foreign and domestic agencies all such filings and payments as are required to maintain in subsistence such Registered Owned Intellectual Property. All Registered Owned
Intellectual Property is currently Registered in the name of one of the Acquired
Companies.

             (f) Each Acquired Company has taken all reasonable measures to protect the secrecy, confidentiality and value of any and all Trade Secrets used in the Business, including, without limitation, by entering into appropriate confidentiality agreements with all officers, directors, employees, and other
Persons to which the Acquired Company has knowingly provided access to any such
Trade Secrets.

             (g) All of the Computer Hardware that is used in the Business is
(i) either owned solely and exclusively by the Acquired Companies or is used by or on behalf of the Acquired Companies pursuant to a valid and enforceable
Contract; (ii) adequate for the operation of the Business as currently conducted; and (iii) in good working condition (normal wear and tear excepted).

             (h) All Computer Software that is used in the Business performs in a manner reasonably adequate for the operation of the Business as currently conducted, and, to the Acquired Companies' Knowledge, no such Computer Software contains any viruses or similar devices designed to adversely affect both the security and the operation of a computer system.

        3.13 Minute Books; Books and Records and Bank Accounts; Officers
and Directors. With respect to acts of the Acquired Companies from and since
January 14, 2002, the minute books of the Acquired Companies, true and complete copies of which have been made available to the Buyer, contain accurate and complete records, in all material respects, of all meetings held of, and corporate, company or partnership action taken by, the Board of Directors or other comparable governing body, and committees of the Board of Directors, of the Acquired

                                       19

Companies or other comparable governing body, and no meeting of any such Board of Directors or comparable governing body or committees thereof from and since
January 14, 2002 has been held for which minutes have not been prepared and are not contained in such minute books. The books and records of the Acquired
Companies used in the preparation of the Financial Statements, copies of which have been made available to the Buyer, are true and complete in all material respects, have been maintained in accordance with sound business practices, including with regard to the Acquired Companies' systems of internal controls.
SCHEDULE 3.13 includes a list of each bank in which any of the Acquired
Companies has an account or safe deposit box and the number of each such account or box. SCHEDULE 3.13 lists all of the officers and directors of each of the
Acquired Companies as of the date hereof.

        3.14 Absence of Certain Changes. Except as set forth on SCHEDULE
3.14 and except as required by this Agreement, since September 27, 2003, the
Business has been conducted only in the ordinary course consistent with past practice and there have been no facts, changes, conditions, circumstances, developments or occurrences of any events that have had, or are reasonably likely to have, a Material Adverse Effect. Except as set forth on SCHEDULE 3.14 and except as required by this Agreement, since September 27, 2003, there has not been any:

             (a) incident of damage, destruction or loss of any property owned by the Acquired Companies or used in the operation of the Business, whether or not covered by insurance, having a replacement cost or fair market value in excess of $200,000 in the aggregate;

             (b) voluntary or involuntary sale, transfer, surrender,
abandonment, waiver, release or other disposition of any kind by any of the
Acquired Companies of any right, power, claim, debt, asset or property (having a replacement cost or fair market value in excess of $200,000 in the aggregate), except the sale of inventory and collection of accounts receivable in the ordinary course of business consistent with past practices;

             (c) loan or advance by any of the Acquired Companies to any Person, other than advances to employees for business expenses to be incurred in the ordinary course of business consistent with past practice or sales to customers on credit in the ordinary course of business consistent with past practices;

             (d) declaration, setting aside, or payment of any dividend or other distribution in respect of any of the Acquired Companies' equity interests or any direct or indirect redemption, purchase, or other acquisition of such stock, or the payment of principal or interest on any Indebtedness to any Affiliate of the Acquired Companies;

             (e) issuance by the Acquired Companies of any Indebtedness or any
equity securities or securities convertible into or exchangeable for any equity securities;

             (f) cancellation, waiver or release by the Acquired Companies of any material debts, rights or claims, except in the ordinary course of business consistent with past practices;

             (g) change in accounting principles, methods or practices
(including, without limitation, any change in depreciation or amortization policies or rates) utilized by the Acquired Companies;

                                       20

             (h) capital expenditures or commitments therefor by the Acquired
Companies in excess of $200,000 individually;

             (i) material increase in any manner of the compensation of any employee of any Acquired Company earning less than $100,000 per year, (ii) any increase in any manner in the base compensation of any employee of any Acquired
Company earning $100,000 per year or more, and (iii) new bonus, severance or incentive agreement or arrangement entered into with any employee of any
Acquired Company;

             (j) hiring or creation of any new position with salary and benefits which have a value in excess of $100,000 per year, or the entering into of any new employment, severance, consulting, or other compensation agreement;

             (k) adoption, amendment or termination of any Employee Plan or
Foreign Plan or increase in the benefits provided under any Employee Plan or
Foreign Plan, or payment of any bonus, severance or profit sharing payments in each case except in the ordinary course of business consistent with past practices or as required by applicable Law.

        3.15 Permits. SCHEDULE 3.15 sets forth a list of all material Permits held by the Acquired Companies and issued by, or submitted by any of the
Acquired Companies to, any foreign, federal, state and local Governmental
Authority or other Person, which constitute all material Permits currently used by the Acquired Companies in the conduct of the Business. Each Acquired Company owns or possesses all right, title and interest in and to all of the material
Permits which are necessary to enable such Acquired Company to carry on the
Business as presently conducted by it. As of the date hereof, none of the
Acquired Companies has received any written notice from any Governmental
Authority revoking, modifying or refusing to renew any material Permit or providing notice of any material violation under any Permit and all material
Permits will continue to be in effect after the Closing and none shall expire within ninety (90) days of the Closing.

        3.16 Employee Benefit Plans.

             (a) SCHEDULE 3.16 lists: (i) each "employee welfare benefit plan,"
as defined in Section 3(1) of ERISA, including, but not limited to, any medical plan, life insurance plan, short-term or long-term disability plan or dental plan; (ii) each "employee pension benefit plan," as defined in Section 3(2) of
ERISA, including, but not limited to, any qualified defined contribution or defined benefit arrangement, and each excess benefit plan, top hat plan or deferred compensation plan or arrangement, nonqualified retirement plan or arrangement; and (iii) each other material benefit plan, policy, program, arrangement or agreement, including, but not limited to, any material fringe benefit plan or program, personnel policy, bonus or incentive plan, stock option, restricted stock, stock bonus, stock appreciation right, holiday pay, vacation pay, sick pay, cafeteria plan, flexible spending account, bonus program, service award, moving expense, reimbursement program, deferred bonus plan, salary reduction agreement, termination agreement, change-of-control agreement, employment agreement or consulting agreement, which in all cases, is currently sponsored or maintained, or was sponsored or maintained within the last three (3) years, by any of the Acquired Companies or any Plan Affiliate for
the benefit of their employees, or under which any of the Acquired Companies or any Plan Affiliate has any

                                       21

liability or obligation to contribute in respect of current or former employees.
None of the Acquired Companies has communicated to any of its present or former employees or formally adopted or authorized any additional Employee Plan not set forth in SCHEDULE 3.16 or any change in or termination of any existing Employee
Plan. No Employee Plan covers employees other than employees of the Acquired
Companies.

             (b) ATT has made available to the Buyer: (i) a complete copy of each written Employee Plan, as amended, and each summary plan description and a written description of each unwritten Employee Plan, together with audited financial statements and actuarial reports for the two (2) most recent plan years (which accurately reflect the funded status and contribution requirements for each Title IV Plan, as defined below), if any for such plan; (ii) a copy of each trust agreement or other funding vehicle with respect to each such plan;
(iii) a copy of the most recently received determination letter, if any, and any and all rulings or notices issued by a Governmental Authority, with respect to each such plan; and (iv) a copy of the Form 5500 Annual Report, if any, for the two (2) most recent plan years for such plan.

             (c) Except as could not give rise to any material liability, whether direct or indirect, to the Acquired Companies, each Employee Plan (i)
has been operated and administered in compliance with its terms (except as otherwise required by Law) and all applicable requirements of ERISA, the Code and other applicable Law, and with any applicable reporting and disclosure requirements, including but not limited to the requirement of Part 6 of Subtitle
B of Title I of ERISA and Section 4980B of the Code; and (ii) with respect to each Employee Plan intended to be qualified under Section 401(a) of the Code, such plan is so qualified and has received a favorable determination letter from the Internal Revenue Service, and since such determination letter, no event has occurred that could disqualify such plan. With respect to each Employee Plan, to the Acquired Companies' Knowledge, no Person has entered into any nonexempt
"prohibited transaction," as such terms are defined in ERISA or the Code.

             (d) Except as set forth on SCHEDULE 3.16, none of the Acquired
Companies nor any Plan Affiliate maintains or is required to contribute, or maintained or was required to contribute during the preceding six (6) years, to any employee benefit plan which (i) is a "multiemployer plan" as defined in
Section 4001 of ERISA, (ii) is a "multiemployer plan" within the meaning of
Section 3(37) of ERISA, (iii) is a "multiple employer plan" within the meaning of Code Section 413(c), (iv) is a "multiple employer welfare arrangement" within the meaning of Section 3(40) of ERISA, (v) is subject to the funding requirements of Section 412 of the Code or Title IV of ERISA, or (vi) provides for medical, life insurance or other welfare-type benefits (whether or not insured) with respect to current or former employees of any of the Acquired
Companies beyond their retirement or other termination of employment (other than as required by Part 6 of Subtitle B of Title I of ERISA or Section 4980B of the
Code or under a similar state law).

             (e) There are no pending Suits which have been asserted in writing or instituted (other than in respect of benefits due in the ordinary course which, in the aggregate are not material) against the assets of any of the
Employee Plans or against any of the Acquired Companies or any fiduciary of the
Employee Plans with respect to the Employee Plans.

                                       22

             (f) Except as set forth on SCHEDULE 3.16, any continuation coverage provided under any welfare benefits plans complies with Section 4980B of the
Code and is at the expense of the participant or beneficiary.

             (g) The current value of the assets of each Employee Plan (other than a multiemployer plan) that is subject to Title IV of ERISA (a "TITLE IV
PLAN") is not less than the present value of such Title IV Plan's accrued benefits (determined in accordance with the assumptions used for funding such plan pursuant to Section 412 of the Code). No material accumulated funding deficiency or unpaid required installments within the meaning of Section 412 of the Code exists, nor has there been issued a waiver or variance of the minimum funding standards imposed by the Code with respect to any Title IV Plan, nor has any lien been created under Section 302(f) of ERISA or security been required under Section 307 of ERISA, nor are any excise taxes due or hereafter to become due under Section 4971 or 4972 of the Code with respect to the funding of any such plan for any plan year or other fiscal period ending on or before the
Closing Date. With respect to each Title IV Plan, there has not occurred any reportable event within the meaning of Section 4043(b) of ERISA or the regulations thereunder except for events occurring pursuant to this Agreement and the transactions contemplated hereby. The PBGC has not instituted or, to the
Knowledge of any Acquired Company or Plan Affiliate, Threatened a proceeding to terminate any Title IV Plan. All PBGC premiums due on or before the Closing Date with respect to any Title IV Plan have been paid in full, including late fees, interest and penalties, if and to the extent applicable. There has been no
Material Adverse Change in the assets, liabilities or financial position of each
Title IV Plan since the date of the most recent actuarial report. Neither the
Acquired Companies nor any Plan Affiliate has, at any time within the five year period preceding the Closing Date, entered into any transaction the principal purpose of which was to evade liability to which Acquired Company or such Plan
Affiliate would otherwise be subject under Title IV of ERISA. The principal purpose of the Acquired Companies in entering into the transactions contemplated by this Agreement is not to evade liability to which the Acquired Companies would otherwise be subject under Title IV of ERISA.

             (h) Except as disclosed and described in SCHEDULE 3.16, no Employee
Plan or agreement, program, policy or other arrangement by or to which any
Acquired Company is a party, is bound or is otherwise liable, by its terms or in effect would or could possibly require any payment or transfer of money, property or other consideration, or the acceleration of any rights, on account of or in connection with the transactions contemplated by this Agreement, either alone or in combination with another event, including but not limited to any employee (current, former or retired) of the Acquired Companies. None of the
Acquired Companies has made or may be obligated to make (whether as of the
Closing Date or thereafter, including without limitation as a result of the termination from employment of any employee or former employee), separate or in the aggregate, any payment that would not be deductible under Code Section 280G or that may be subject to an excise tax under Code Section 4999.

             (i) None of the Acquired Companies nor any Plan Affiliate has
incurred, or reasonably expects to incur, any material liability that has not been satisfied in full in connection with any multiemployer plan on account of a
"complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA. In the event of any complete or partial withdrawal from any multiemployer plan in which any Acquired Company or

                                       23

Plan Affiliate participates determined as of the Closing Date, there would be no withdrawal liability determined under Title IV of ERISA.

             (j) Except as disclosed and described in SCHEDULE 3.16, all premium payments, employer contributions, and employee deferrals with respect to any
Employee Plan have been timely paid or contributed as required under the terms of each such Employee Plan and as may be required by Law, and all accruals are appropriately reflected on the financial statements of the Acquired Companies in accordance with generally accepted accounting principles.

             (k) SCHEDULE 3.16 contains a complete list of each Foreign Plan.
Each Foreign Plan has been established, operated and administered materially in accordance with its terms and with the requirements of applicable Law. All material contributions required to be made under the terms of any Foreign Plan as of the Closing Date have been made or will be timely made on or prior to the
Closing Date. The Acquired Companies have not incurred any material obligations in connection with the termination of or withdrawal from any Foreign Pension
Plan, and do not have any material unfunded liability with respect to benefits under any Foreign Pension Plan. With respect to any Foreign Pension Plan for which GAAP or applicable Law requires that the reserves be recorded on a statement of financial position, reserves have been so recorded in a manner which is consistent with GAAP, or applicable Law. With respect to any funded
Foreign Pension Plan, the plan has been funded in accordance with applicable
Law. There are no pending or, to the Acquired Companies' Knowledge, Threatened actions which have been asserted in writing or instituted (other than in respect of benefits due in the ordinary course which in the aggregate are not material)
against the assets of any of the Foreign Plans or against the Acquired Companies or any fiduciary of the Foreign Plans with respect to the Foreign Plans.
"FOREIGN PLAN" shall mean any benefit arrangement of the type described in
SECTION 3.16(A) maintained or contributed to primarily for the benefit of any employee or former employee of an Acquired Company employed outside of the
United States, and which plan is not subject to ERISA or the Code. "FOREIGN
PENSION PLAN" shall mean any Foreign Plan which provides retirement income for any employee or former employee of an Acquired Company employed outside of the
United States, results in a deferral of income for such employees in contemplation of retirement or provides payments to be made to such employees upon termination of employment or retirement.

             (l) Except as set out in SCHEDULE 3.16, none of the Acquired
Companies is a party to, is bound by, or has any actual or contingent liability in respect of, any Employee Canadian Benefit Plan. No Employee Canadian Benefit
Plan is an Employee Canadian Pension Plan and none of the Acquired Companies is a party to, bound by or has any actual or contingent liability in respect of any
Employee Canadian Pension Plan, except for the group registered retirement savings plan with Sun Life plan reference ID GA 9852-1-RRSP and ID GA
7689-1-RRSP. All Employee Canadian Benefit Plans are listed in SCHEDULE 3.16 and all related documents, or, where oral, correct and complete written summaries of their terms, have been provided to the Buyer. For the purposes of this SECTION
3.16, related documents in respect of Employee Canadian Benefit Plans include:
(i) all current documents establishing or creating such plans; (ii) any current funding agreements or policies and any amendments thereto; (iii) the most recent statement of contributions or premiums payable;(iv) all regulatory returns, reports, statements or filings made or completed within the two years prior to the date hereof; and (vi) all

                                       24

employee plan summaries and booklets describing or giving particulars of the plans. Except as set out in SCHEDULE 3.16: (i) each Employee Canadian Benefit
Plan has been established and administered and, if applicable, invested and funded in accordance in all material respects with all applicable Laws, the terms of the plan and all employee plan summaries and booklets; (ii) all obligations to be performed at or prior to the Closing Date respecting each
Employee Canadian Benefit Plan including those respecting the making or payment of contributions or premiums, as applicable, have been or will have been performed in accordance with the relevant terms of each plan and all applicable
Laws, and no Taxes (other than in respect of Taxes in the ordinary course) are owing or exigible under any Employee Canadian Benefit Plan; (iii) all Employee
Canadian Benefit Plans that are required to be funded are fully funded in accordance with their terms and all applicable Laws and the funds in such plans are and have been invested in accordance with the relevant terms of each plan and all applicable Laws; (iv) no amendments or improvements have been made or promised respecting any Employee Canadian Benefit Plan since the date of the most recent audited financial statements, other than those required by any applicable collective agreement or applicable Laws; (v) no changes have occurred or are expected to occur, other than general economic or financial market changes, that would materially affect the information respecting any Employee
Canadian Benefit Plan provided to the Buyer; (vi) none of the Acquired Companies is or has been in breach of any material fiduciary obligation respecting any
Employee Canadian Benefit Plan; (vii) the employee data respecting each Employee
Canadian Benefit Plan is, to the Acquired Companies' knowledge, correct and complete in all material respects and is sufficient for the proper administration of each Employee Canadian Benefit Plan; (viii) no Employee
Canadian Benefit Plan provides benefits to former directors, officers, employees independent contractors or agents, or provides for retroactive charges or premium increases; and (ix) there are no participants or other individuals entitled to participate in any Employee Canadian Benefit Plan other than current employees, directors or officers of any of the Acquired Companies, and their dependents.

        3.17 Environmental, Health and Safety Matters. Except as set forth in SCHEDULE 3.17:

             (a) The operations of the Acquired Companies are in compliance, in all material respects, with Environmental Laws;

             (b) There has been no material Environmental Release at any of the properties owned or operated by any of the Acquired Companies or a predecessor in interest, or to the Acquired Companies' Knowledge, at any disposal or treatment facility which received Hazardous Materials generated by the Acquired
Companies or any predecessor in interest which is reasonably likely to result in a material Environmental Liability;

             (c) No Environmental Claims have been asserted against any of the
Acquired Companies or, to the Acquired Companies' Knowledge, any predecessor in interest nor do any of the Acquired Companies have Knowledge or notice of any
Threatened or pending Environmental Claim against any of the Acquired Companies or any predecessor in interest which is reasonably likely to result in
Environmental Liabilities;

             (d) To the Acquired Companies' Knowledge, no Environmental Claims
have been asserted against any facilities that may have received Hazardous
Materials generated by the

                                       25

Acquired Companies or any predecessor in interest which is reasonably likely to result in Environmental Liabilities;

             (e) ATT further represents that it is has delivered to the Buyer true and complete copies of all environmental reports, studies, investigations or correspondence regarding any Environmental Liabilities of the Acquired
Companies or any environmental conditions on any of the Real Property which are in possession of any Acquired Company; and

             (f) The Material Contracts listed in SCHEDULE 3.8 include all
Contracts providing for any indemnification, contribution or other right to payment in respect of any Environmental Liabilities and other matters in connection with the transaction contemplated by the Asset Purchase Agreement dated as of February 11, 1999 by and among True Temper Hardware Company, Hufco
Company, Huffy Corporation and TTHA Corp., the Stock and Asset Purchase
Agreement dated as December 21, 2001 by and among JUSI Holdings Inc., Spear &
Jackson PLC, USI Global Corp., USI Canada Inc., U.S. Industries, Inc. and ATT
Acquisition Co. and any related agreements including but not limited to escrow agreements and tax sharing agreements (the "PRIOR TRANSACTION DOCUMENTS"). Upon and following the consummation of the transactions contemplated by this
Agreement, the Acquired Companies and any of their respective successors shall be entitled to the same protections and rights owed to ATT Acquisition Co. and
TTHA Corp. and the other Persons entitled to such protections and rights under the applicable Prior Transaction Documents (subject to the expiration of such rights and protections under the Prior Transaction Documents in accordance with their terms on the date hereof), including but not limited to the indemnification and other protections provided thereunder, and the consummation of the transactions contemplated by this Agreement will not affect the protections and rights to indemnification owed to the Acquired Companies and their respective successor under the Prior Transaction Documents.

        3.18 Labor Matters and Employment Standards. (a) No employees of the
Acquired Companies have made a pending demand for recognition or certification to the Acquired Companies and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or Threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority relating to the Acquired
Companies. Except as set forth on SCHEDULE 3.18 to the Acquired Companies'
Knowledge, there are no organizing activities involving the Acquired Companies pending with any labor organization or group of employees of the Acquired
Companies.

             (b) Except as set forth on SCHEDULE 3.18, there is no, and within the last three (3) years none of the Acquired Companies has experienced any (i)
material strike, lockout, picketing, boycott, work stoppage or slowdown or other labor dispute; (ii) claim, charge or complaint of unfair labor practice or employment discrimination, nor, to the Acquired Companies' Knowledge, is any
such action Threatened against any of the Acquired Companies.

             (c) Except as listed in SCHEDULE 3.18, there are no complaints, charges, or claims against the Acquired Companies pending, or to the Acquired
Companies' Knowledge, Threatened in writing to be brought or filed, with any authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or any individual by any of the Acquired Companies.

                                       26

             (d) None of the Acquired Companies has incurred any material liability or obligation under the Worker Adjustment and Retraining Notification
Act or similar state Laws, which remains unpaid or unsatisfied.

             (e) Each of the Acquired Companies has complied in all material respects with all Laws applicable to it relating to employment, including without limitation those relating to wages, hours, employment discrimination, collective bargaining, occupational health and safety, workers' hazardous materials, employment standards, pay equity and workers' compensation.

        3.19 Brokers. Except as set forth on SCHEDULE 3.19, no broker, finder, agent or other Person is entitled to any brokerage fees, finder's fees, advisory fees or commissions in connection with the transactions contemplated by this
Agreement based upon arrangements made by or on behalf of the Acquired
Companies.

        3.20 Customers and Suppliers.

             (a) Set forth on SCHEDULE 3.20(A) is a true and correct list of the top ten customers (the "MATERIAL CUSTOMERS") of the Acquired Companies for (i)
the fiscal year ended September 27, 2003 and (ii) the first seven months of the fiscal year ending September 25, 2004 together with the dollar amount of sales made to each Material Customer for each such period. No Material Customer has cancelled, or otherwise terminated, or Threatened to cancel or otherwise terminate, its relationship with any of the Acquired Companies during the twelve
(12) months immediately preceding the date hereof or has, during the last twelve
(12) months, materially decreased, or Threatened to materially decrease or materially limit, its relationship with any of the Acquired Companies, in a manner that would reasonably be expected to have a materially adverse impact on the aggregate profitability of such relationship to the Acquired Companies. To the Acquired Companies' Knowledge, none of the Material Customers intends to cancel or otherwise materially modify its relationship with any of the Acquired
Companies or to materially decrease or materially limit its relationship with any of the Acquired Companies in a manner that would reasonably be expected to have a materially adverse impact on the aggregate profitability of such relationship to the Acquired Companies.

             (b) Set forth on SCHEDULE 3.20(B) is a true and correct list of the ten suppliers that accounted for the largest dollar volume of purchases by the
Acquired Companies during (i) the fiscal year ended September 27, 2003 and (ii)
the first seven months of the fiscal year ending September 28, 2004 (the
"MATERIAL SUPPLIERS"). No Material Supplier has cancelled or otherwise terminated, or Threatened to cancel or otherwise terminate, its relationship with any of the Acquired Companies during the twelve (12) months immediately preceding the date hereof or has, during the last twelve (12) months, materially decreased, or Threatened to materially decrease or materially limit, its services, supplies or materials to any of the Acquired Companies in a manner that would reasonably be expected to have a materially adverse impact on the aggregate costs associated with such relationship to the Acquired Companies. To the Acquired Companies' Knowledge, none of the Material Suppliers intend to cancel or otherwise materially modify its relationship with any of the Acquired
Companies or to materially decrease or materially limit its services, supplies or materials to any of the Acquired Companies in a manner

                                       27

that would reasonably be expected to have a materially adverse impact on the aggregate costs associated with such relationship to the Acquired Companies.

        3.21 Product Warranty. Each product sold and delivered by the Acquired
Companies since January 14, 2002 has conformed in all material respects with all applicable Contractual commitments and all express and implied warranties, are free from any significant defects in workmanship and materials, and conform in all material respects with standards for products of that type and none of the
Acquired Companies has any material liability (and, to the Acquired Companies'
Knowledge, there is no basis for any assertion of liability) for replacement or repair thereof or other damages in connection therewith, subject only to wear and tear in the ordinary course of business and reserves in the Financial
Statements for product warranty claims. SCHEDULE 3.21 includes copies of the standard terms and conditions of sale currently used by the Acquired Companies
(containing applicable guaranty, warranty, and indemnity provisions).

        3.22 Product Liability. Except as set forth in SCHEDULE 3.22, to the
Acquired Companies' Knowledge, none of the Acquired Companies has any material liability arising out of any injury to individuals or property as a result of the ownership, possession, or use of any product manufactured, sold or delivered by any of the Acquired Companies since January 14, 2002, including, but not limited to, claims of negligence, manufacturing negligence or improper workmanship, or claims in whole or in part premised upon product liability.
Except as set forth in SCHEDULE 3.22, none of the Acquired Companies has any liability (and, to the Acquired Companies' Knowledge, there is no basis for any assertion of liability) arising from any recall or proposed recall of any products sold, distributed or supplied by any of the Acquired Companies. Except as set forth on SCHEDULE 3.22, no Acquired Company has received any reservation of rights or declination of coverage from any insurer regarding the matters set forth on SCHEDULE 3.22.

         3.23 Compliance with Applicable Laws; Consents.

              (a) Except as set forth on SCHEDULE 3.23(A), each of the Acquired
Companies is, and since January 14, 2002 has been, in compliance with (i) in all material respects, its Organizational Documents, and (ii) any Law, Permit or
other governmental authorization or approval applicable to any Acquired Company or any of its assets or properties, including applicable federal, state, local and foreign Laws, except for non-compliance in the foregoing clause (ii) as would not reasonably be expected to have a Material Adverse Effect.
Notwithstanding the foregoing, this SECTION 3.23 shall not apply to
Environmental Laws, which are exclusively the subject of the representations and warranties in SECTION 3.17.

              (b) Except as set forth on SCHEDULE 3.23(B), neither the
execution, delivery, nor performance of this Agreement or the Other Agreements by ATT, nor the consummation by ATT of the transactions contemplated hereby or thereby, nor compliance by ATT with any of the provisions hereof will (i)
conflict with or result in any breach of any term, condition or provision of the
Organizational Documents of any of the Acquired Companies, (ii) result in a violation, or breach of, or constitute (with or without due notice or lapse of time, or both) a default (or give rise to any right of termination, modification, requirement to make additional payments, cancellation, vesting, payment, exercise, acceleration, suspension or revocation) under any of the terms, conditions or provisions of any material Contract or arrangement or any security interest

                                       28

or obligation to which any of the Acquired Companies is a party or by which any properties or assets of any of the Acquired Companies may be bound or affected,
(iii) require any Acquired Company to give any notice to or to obtain any consent or approval of any Person (other than a Governmental Authority), of which the failure to give such notice or to obtain such consent or approval could reasonably be expected to be material to the operations of the Business or materially adversely affect the transactions contemplated hereby, (iv) assuming the receipt of all consents, or the provision of all notices set forth on
SCHEDULE 3.23(B), violate any Law, material Permit or other governmental authorization or approval applicable to any Acquired Company, including applicable federal, state, local and foreign Laws, (v) require any consent, approval or authorization of or Permit from, or declaration, notification, filing, or registration with, any Governmental Authority to be made or obtained by any of the Acquired Companies, except for filings pursuant to the HSR Act and the requirements of applicable non-U.S. antitrust and competition Laws identified on SCHEDULE 3.23(B), (vi) cause the suspension or revocation of any
Permit necessary for any of the Acquired Companies to conduct its business as currently conducted, (vii) result in the creation or imposition of any material
Lien on any asset or properties of any of the Acquired Companies other than any
Lien imposed by the Buyer, or (viii) contravene, conflict with, or result in a material violation of, or give any Governmental Authority the right to challenge any of the transactions contemplated hereby or to exercise any remedy or obtain any relief under, any legal requirement or any order to which any Seller or any of the Acquired Companies or any of their respective assets or properties is subject.

         3.24 Insurance Policies.

              (a) SCHEDULE 3.24 lists each insurance policy to which any of the
Acquired Companies or any of their respective officers, directors or employees
(in their capacities as officers, directors and employees of the Acquired
Companies) has been a party, a named insured, or otherwise the beneficiary of coverage at any time during the two (2) year period prior to the date hereof
("POLICIES"). Except as set forth on SCHEDULE 3.24, all such Policies are in full force and effect, all premiums with respect thereto covering the two (2)
year period ending on the date hereof have been paid to the extent due, no notice of cancellation or termination has been received with respect to any such
Policy and no such Policy is void or voidable.

              (b) To the Acquired Companies' Knowledge, none of the Acquired
Companies has done, or omitted to do, anything, which would reasonably be expected to result in an increase in the premium payable under any of the
Policies. Except as set forth on SCHEDULE 3.24, no Acquired Company has received any reservation of rights or declination of coverage from any insurer under any of the Policies since January 14, 2002.

         3.25 Transactions with Related Persons.

              (a) Except (i) as set forth in SCHEDULE 3.25, (ii) for Contracts by and between the Acquired Companies, (iii) employment Contracts listed on
SCHEDULE 3.8 and (iv) the Stockholders Agreement, the Senior Management
Agreements and the Restricted Stock Agreements listed on SCHEDULE 3.5, no
Contract or transaction between any of the Acquired Companies that provides for payments exceeding $25,000 for any twelve month period and that is not immediately terminable at will by the Acquired Companies without penalty and (i)
any director or officer of, or holder of equity interests in, any of the
Acquired Companies or any of

                                       29

their respective Affiliates, or (ii) any relative or spouse (or relative of such spouse) of any such director, officer, equity holder or Affiliate (such persons in (i) and (ii) being referred to herein as a "RELATED PARTY" or collectively as the "RELATED PARTIES") has been entered into in since January 14, 2002;

              (b) No Related Party is a director or officer of, or has any direct or indirect interest in (other than the ownership of not more than 5% of the publicly traded shares of), any Person which is a supplier, vendor, landlord, sales agent or competitor of any of the Acquired Companies;

              (c) No Related Party owns or has any interest in, directly or indirectly, in whole or in part, any tangible or intangible property used in the conduct of the Business;

              (d) Other than expense advance reimbursements not exceeding
$25,000 in the aggregate, no Related Party owes any money or other amounts to, nor is any Related Party owed any money or other amounts by, any of the Acquired
Companies;

              (e) None of the Acquired Companies has, directly or indirectly, guaranteed or assumed any Indebtedness or otherwise for the benefit of any
Related Party;

              (f) None of the Acquired Companies has made any loans, payments or transfers of any Acquired Company's assets to any Related Party; and

              (g) As of the Closing Date, after giving effect to the
transactions contemplated hereby, none of the Acquired Companies will be required to make any payment to or perform any services for the any Related
Party except as set forth in SCHEDULE 3.25.

         3.26 Indebtedness. Except as set forth on SCHEDULE 3.26, none of the Acquired Companies has any Indebtedness.

         3.27 Foreign Corrupt Practices Act. To the Acquired Companies'
Knowledge, none of the Acquired Subsidiaries nor any officer, director, employee, consultant or agent thereof acting on their behalf has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (a) any foreign official (as such term is defined in the
Foreign Corrupt Practices Act of 1977, as amended (the "FCPA")) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a Governmental
Authority; or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign government or agency or subdivision thereof, in the case of both (a) and
(b) above in order to assist any of the Acquired Subsidiaries to obtain or retain business for, or direct business to any of the Acquired Subsidiaries, and under circumstances which would subject any of the Acquired Subsidiaries to liability under the FCPA.

         3.28 Hedging Agreements. None of the Acquired Companies is a party to or bound by any Hedging Agreement.

                                       30

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF THE
                                     SELLERS

         Each Seller, severally and not jointly, hereby represents and warrants to the Buyer, only as to itself, as follows:

          4.1 Organization and Standing. If such Seller is an entity, it is duly formed, validly existing and in good standing (or its equivalent) under the Laws of its jurisdiction of organization.

          4.2 Authorization; Enforceability. If such Seller is an entity, such
Seller has the requisite entity power and authority to execute and deliver this
Agreement and the Other Agreements to which it is a party, to perform its obligations under this Agreement and such Other Agreements and to consummate the transactions contemplated by this Agreement and such Other Agreements in accordance with their terms. The execution, delivery and performance of this
Agreement and the Other Agreements to which it is a party by such Seller and the consummation by such Seller of the transactions contemplated by this Agreement and such Other Agreements have been duly authorized by all necessary action and no other actions or proceedings on the part of such Seller are necessary to authorize this Agreement and such Other Agreements or to consummate the transactions contemplated by this Agreement. This Agreement and the Other
Agreements to which such Seller is a party have been duly executed and delivered by such Seller and, assuming the due authorization, execution and delivery by the other Parties hereto, constitute legal, valid and binding obligations of such Seller enforceable in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors' rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in Law or equity).

          4.3 Governmental Approvals and Filings. No Consent with or notice to any Governmental Authority on the part of such Seller is required in connection with the execution, delivery and performance of this Agreement and the Other
Agreements by such Seller.

          4.4 Title to Shares. Except as set forth on SCHEDULE 4.4, Such Seller is the holder of record and beneficial owner of its respective Shares as set forth on SCHEDULE A, and such Shares are and as of the Closing, will be free and clear of any and all Liens except for any Liens imposed by any Contract with ATT listed on SCHEDULE 4.4 or imposed by state or Federal securities laws. There are no pending proceedings against such Seller affecting its respective Shares or the right of such Seller to execute, deliver and perform its obligations under this Agreement and the Other Agreements. Except as reflected on SCHEDULE A, or pursuant to the Stockholders Agreement of ATT, dated as of January 14, 2002 (the
"STOCKHOLDERS AGREEMENT") or any Senior Management Agreement or Restricted Stock
Agreement listed in SCHEDULE 4.4, such Seller has no other equity interests or rights to acquire equity interests in any of the Acquired Companies. Upon delivery of (a) the certificate(s) representing such Seller's respective Shares duly endorsed in blank or accompanied by a duly executed stock power with respect to those Shares which are Shares of Stock or (b) an executed assignment, in the form

                                       31

attached to the Warrants, with respect to those Shares which are Warrants, title to its respective Shares will be assigned, conveyed and delivered to the Buyer, free and clear of any and all Liens and other than pursuant to the Stockholders
Agreement or a Senior Management Agreement or Restricted Stock Agreement listed in SCHEDULE 4.4, such Shares are not subject to any contract, trust, proxy or other agreement restricting or otherwise relating to the voting, dividend rights or disposition of such Shares. In the case of any Seller that is an individual, such Seller's Shares are not subject to any spousal rights or other restrictions.

          4.5 Litigation. There is no Suit or investigation pending, or to such
Seller's Knowledge, Threatened, against such Seller that in any manner challenges or seeks, or reasonably could be expected to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

          4.6 No Violation. Neither the execution and delivery of this Agreement and the Other Agreements nor the performance by such Seller of the transactions contemplated hereby or thereby will (a) if such Seller is not an individual, constitute a default under the Organizational Documents of such Seller, (b)
result in a material default, give rise to any right of termination, cancellation or acceleration, or require any Consent under any of the terms, conditions or provisions of any material mortgage, loan, license, agreement, lease or other instrument or obligation to which such Seller is a party, or (c)
to such Seller's Knowledge, conflict with or violate any material Laws applicable to such Seller or by which such Seller or its properties or assets is bound.

          4.7 Brokers. Except as set forth on SCHEDULE 4.7, no broker, finder, agent or other Person is entitled to any brokerage fees, finder's fees, advisory fees or commissions in connection with the transactions contemplated by this
Agreement based upon arrangements made by or on behalf of such Seller.

         In addition to the representations and warranties set forth above in this ARTICLE IV, each Rollover Seller, severally and not jointly, hereby represents and warrants to the Buyer Parent, as follows:

          4.8 Investment Representation. Such Rollover Seller acknowledges that the LLC Interests being issued to such Rollover Seller are not registered under the securities laws of any jurisdiction and that such Rollover Seller is acquiring such LLC Interests for such Rollover Seller's own account, not as a nominee or agent, for investment, and not with a view to the distribution thereof. Such Rollover Seller is a sophisticated investor with knowledge and experience in financial and business matters, is capable of evaluating the risks and merits of such Rollover Seller's investment in the LLC Interests and has the capacity to protect such Rollover Seller's own interests. Such Rollover Seller is in a financial position to hold the LLC Interests for an indefinite period of time and is able to bear the economic risk and withstand a complete loss of his, her or its investment in the LLC Interests. Such Rollover Seller acknowledges that the Buyer Parent has given him, her or it the opportunity to ask questions of the officers and management employees of the Buyer Parent, the Buyer and the
Acquired Companies, to obtain additional information about the assets, liabilities, prospects, indebtedness, business and financial condition of the
Buyer Parent, the Buyer and the Acquired Companies, and access to the facilities, properties, books and records relating to the business of the Buyer
Parent, the Buyer

                                       32

and the Acquired Companies in order to evaluate the investment in the LLC
Interests contemplated hereby. In addition to and not by way of limitation of the foregoing, such Rollover Seller acknowledges that an Affiliate of the Buyer
Parent shall enter into, effective as of the Closing, a management agreement with the Buyer Parent and/or one or more of its Subsidiaries (including certain of the Acquired Companies) that will provide such Affiliate annual management fees and other rights and benefits in connection therewith.

          4.9  Restricted Securities. Such Rollover Seller understands that the
LLC Interests are being issued to such Rollover Seller, are characterized as
"restricted securities" under the Federal securities laws inasmuch as they are being acquired from the Buyer Parent in a transaction not involving a public offering, and that under such laws and applicable regulations such securities may not be resold without registration under the Securities Act unless an exemption from registration thereunder is available. Such Rollover Seller represents that it is familiar with Rule 144 promulgated under the Securities
Act as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

          4.10 Residency. The jurisdiction of organization of such Rollover
Seller that is not a natural Person and the residence of such Rollover Seller that is a natural Person are set forth on SCHEDULE A hereto.

          4.11 Accredited Investor. Such Rollover Seller, if listed on SCHEDULE
4.11 under the heading "Accredited Investors", is an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act. Such Rollover
Seller, if listed on SCHEDULE 4.11 under the heading "Non-Accredited Investors", is not an "accredited investor" as defined in Rule 501(a) of Regulation D under the Securities Act (the "NON-ACCREDITED ROLLOVER SELLERS"). With respect to
Rollover Sellers that execute this Agreement after the date hereof, such
Rollover Seller shall at the time of execution of this Agreement represent to the Buyer Parent as to whether or not it is an "accredited investor" under Rule
501(a) of Regulation D under the Securities Act (and execute such customary questionnaires required by the Buyer Parent to evidence the foregoing) and
Schedule 4.11 shall be amended to reflect the foregoing.

          4.12 Investment Intent. The LLC Interests being issued to such
Rollover Seller in the Rollover are being acquired by such Rollover Seller for investment for his, her or its respective account, not as a nominee or agent, and not with a view to the distribution of any part thereof; such Rollover
Seller has no present intention of selling, granting any participation in or otherwise distributing any of the LLC Interests in a manner contrary to the
Securities Act or to any applicable state securities or blue sky law, or under the Unitholders' Agreement or the Operating Agreement, nor does such Rollover
Seller have any Contract with any Person to sell, transfer or grant a participation to such Person with respect to any of the LLC Interests.

          4.13 LLC Interest Legend. The certificates evidencing the LLC
Interests shall, in addition to those provided for in the Operating Agreement and the Unitholders' Agreement, bear the following legends:

               "The membership interests represented by this certificate have not been registered under the Securities Act of 1933, as amended (the
         "Securities Act"), and such membership interests may not be offered, sold, pledged or otherwise

                                       33

          transferred except (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the
          Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States."

                                   ARTICLE V
                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

         The Buyer and the Buyer Parent represent and warrant to ATT and the
Sellers as follows:

          5.1 Organization and Standing. The Buyer Parent is a limited liability company duly formed, validly existing and in good standing under the Laws of the
State of Delaware. The Buyer is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware. The Buyer is a direct, wholly-owned Subsidiary of the Buyer Parent.

          5.2 Authorization; Enforceability. Each of the Buyer Parent and the
Buyer has the requisite corporate or company (as applicable) power, right and authority necessary to execute and deliver this Agreement and the Other
Agreements to which the Buyer Parent or the Buyer, as applicable, is a party, to consummate the transactions contemplated by this Agreement and such Other
Agreements to which it is a party and to perform its obligations under this
Agreement and such Other Agreements. The execution and delivery by the Buyer
Parent and the Buyer of this Agreement and the Other Agreements to which it is a party and the performance of its obligations under this Agreement and such Other
Agreements have been duly and properly authorized by all requisite corporate or company action (as applicable) in accordance with applicable Law and with the
Organizational Documents of the Buyer Parent and the Buyer. This Agreement has
been, and at the Closing such Other Agreements to which it is a party will be, duly and validly executed and delivered by the Buyer Parent or the Buyer, as applicable, and will constitute, upon such execution and delivery in each case, thereof, a valid and binding obligation of the Buyer Parent and the Buyer, as the case maybe, enforceable against the Buyer Parent or the Buyer, as the case may be, in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws of general application relating to or affecting the enforcement of creditors' rights generally.

          5.3 No Violation. Neither the execution and delivery of this Agreement and the Other Agreements nor the performance by it of the transactions contemplated hereby or thereby will (a) constitute a default under the
Organizational Documents of the Buyer Parent or the Buyer, (b) to the Buyer
Parent's or the Buyer's knowledge, result in a default, give rise to any right of termination, cancellation or acceleration, or require any Consent under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, loan, license, agreement, lease or other instrument or obligation to which the
Buyer Parent or the Buyer is a party, or (c) assuming the termination or expiration of the waiting period under the HSR Act and the making of any required notification filing after Closing under the Investment Canada Act, to the Buyer Parent's or the Buyer's knowledge, conflict or violate any Laws applicable to the Buyer Parent or the Buyer or by which any of their respective properties are bound or affected.

                                       34

          5.4 Investment Representation. Buyer is purchasing the Shares for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities
Laws. Buyer is an "accredited investor" as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act. Buyer acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Shares. Buyer acknowledges that the
Shares have not been registered under the Securities Act or the Exchange Act or any state or foreign securities Laws and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the
Securities Act and are registered under any applicable state or foreign securities Laws or pursuant to an exemption from registration under the
Securities Act or the Exchange Act and any applicable state or foreign securities Laws.

          5.5 Financing. The Buyer Parent has received (a) executed commitment letters from financial institutions or other lenders (collectively, the
"LENDERS") committing to provide an aggregate of up to $365 million of debt financing (the "REQUIRED DEBT FINANCING") to the Buyer (the "DEBT COMMITMENT
LETTERS") and (b) an executed commitment letter from Castle Harlan Partners IV,
L.P., committing to provide equity financing of up to $104 million (less the
Rollover Amount) to the Buyer (the "EQUITY COMMITMENT LETTER"). A true and correct copy of each of the Debt Commitment Letters, or, if and when applicable, the Replacement Debt Commitment Letters, and the Equity Commitment Letter (along with any supplements, amendments and replacements thereof, other than any fee letters in connection with the Debt Commitment Letters which shall not be provided) is attached as EXHIBIT C hereto. Assuming the financings contemplated by the Debt Commitment Letters, or, if applicable, the Replacement Debt
Commitment Letters, are consummated in accordance with their terms, the Buyer will have sufficient funds, in cash, to pay the Closing Date Payment and all other amounts payable by the Buyer under this Agreement at Closing, together with all fees and expenses of the Buyer at Closing associated with the transactions contemplated hereby. As of the date hereof, (i) to the knowledge of the Buyer Parent and the Buyer, the Debt Commitment Letters and the Equity
Commitment Letter are in full force and effect and have not been amended or modified and (ii) the Buyer Parent and the Buyer reasonably believe that the
Buyer will be able to obtain the financing described in the Debt Commitment
Letters on the terms provided therein.

          5.6 Valid Issuance of Rollover Securities. When paid for in accordance with the terms of this Agreement and the Unitholders' Agreement, the LLC
Interests shall be validly issued, fully paid and nonassessable, free of any
Liens other than Liens imposed under state and Federal securities Laws and under the Operating Agreement and the Unitholders' Agreement.

          5.7 Litigation. There is no Suit or investigation pending before any court, arbitrator, or administrative, governmental or regulatory authority or body, nor is the Buyer subject to any order, judgment, writ, injunction or decree, except in either case for matters which are not reasonably likely to prevent, materially delay or materially burden the transactions contemplated hereby. There is no Suit or investigation pending or, to the Buyer's knowledge,
Threatened against or affecting the Buyer, the outcome of which, in the reasonable judgment of the Buyer, is likely to have a material adverse effect on the Buyer, nor is there any judgment, decree, injunction, ruling or order of any court, governmental, regulatory or administrative

                                       35

department, commission, agency or instrumentality, arbitrator or any other person outstanding against the Buyer having, or which is reasonably likely to have, a material adverse effect on the Buyer.

          5.8 Governmental Approvals and Filings. Based, in part, on information provided by the Acquired Companies as to revenues, assets and market share information in jurisdictions outside the United States, except as required by the HSR Act or the Investment Canada Act, no Consent with or notice to any
Governmental Authority on the part of the Buyer is required in connection with the execution, delivery and performance of this Agreement and the Other
Agreements by the Buyer Parent or the Buyer, other than filings under applicable
Law with respect to the Rollover.

          5.9 Brokers. No broker, finder, agent or other Person is entitled to any brokerage fees, finder's fees, advisory fees or commissions in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Buyer or the Buyer Parent and for which any Seller will be responsible.

                                   ARTICLE VI
                        COVENANTS OF ATT AND THE SELLERS

          6.1 Conduct of Business. Except as contemplated by this Agreement and the Other Agreements, or as set forth on SCHEDULE 6.1 or as otherwise consented to in writing by the Buyer, from the date hereof through the Closing (which consent, from and after the 30th day after the date hereof, shall not be unreasonably withheld, delayed or conditioned with respect only to the matters identified in Sections 6.1(a), (b), (c), (f), (h), (i), (l), (m) (and Section
6.1(o) only as to the foregoing subsections)), ATT covenants and agrees that:

              (a) ATT shall not, and shall not permit any Acquired Company to,
(i) materially increase in any manner the compensation of, or enter into any new bonus, severance or incentive agreement or arrangement with, any employee who has a base salary of less than $100,000 per year, or increase in any manner compensation of, or enter into any new bonus, severance or incentive agreement or arrangement with any employee who has a base salary of $100,000 per year or more, (ii) hire or create any new position with a base salary and benefits which, taken together, have a value in excess of $100,000 per year, or enter into any new employment, severance, consulting, or other compensation agreement,
(iii) amend (except as required by Law), establish, adopt or enter into a new
Employee Plan or Foreign Plan, or (iv) make or agree to make any severance, bonus or profit sharing payments to any employee.

              (b) Subject to the terms and conditions of this Agreement, ATT shall, and shall cause each of the Acquired Companies to, use commercially reasonable efforts to keep available the services of its present employees and preserve the properties, business and the goodwill, reputation and present relationships of the Business with suppliers, customers, licensors and others having business relations with any of the Acquired Companies.

              (c) ATT shall, and shall cause each of the Acquired Companies to, conduct the Business in all material respects only according to its ordinary course of business in

                                       36

substantially the same manner as heretofore conducted, consistent with past practices. In furtherance of the foregoing, ATT shall not permit the Acquired
Companies to accelerate the collection of material accounts receivable or other material amounts due from third parties or postpone the payment of accounts payable or other amounts due to third parties, other than as a result of a good faith dispute with the payee or creditor and except, in each case, in the ordinary course of business consistent with past practice.

              (d) ATT shall not, and shall not permit any Acquired Company to,
(i) authorize, issue, purchase, encumber, assign, pledge, deliver, sell or otherwise dispose, or authorize or propose the issuance, purchase, encumbrance, assignment, pledge, delivery, sale or disposal of, any shares of capital stock of any class or other equity interests of, or any securities convertible into, or any rights, warrants, calls, subscriptions or options to acquire, any such shares, equity interests, or convertible securities, or enter into any agreement obligating any of the Acquired Companies to do any of the foregoing; (ii)
declare, set aside, or pay any dividends (whether in cash or property, including additional shares of capital stock) or redeem or otherwise acquire any of their respective shares of capital stock; or (iii) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of their respective capital stock.

              (e) ATT shall not, and shall not permit any Acquired Company to, amend its Organizational Documents.

              (f) ATT shall not, and shall not permit any Acquired Company to, sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any assets having a replacement cost or fair market value in excess of $200,000 in the aggregate other than sales of inventory to customers in the ordinary course of business.

              (g) ATT shall not, and shall not permit any Acquired Company to, incur, guarantee or assume any Indebtedness, or take any action that would violate or result in a breach of the provision of the Debt Commitment Letters concerning the solicitation of offers or proposal concerning the incurrence of
Indebtedness.

              (h) ATT shall not, and shall not permit any Acquired Company to, commence litigation or arbitration proceedings except in the ordinary course of business or (ii) compromise, settle, release or discharge any Suit or waive a material right in relation to any Suit, other than a Suit that is settled or compromised for aggregate payments that do not exceed $200,000 and otherwise do not contain any material non-monetary obligation on the part of any Acquired
Company; provided, that in no event shall ATT or any Acquired Company commence, compromise, settle, release, discharge or compound any litigation or arbitration proceeding with any material customer, supplier or other Person with whom ATT or any Acquired Company has a material business relationship or to the extent that the Business would be materially restricted as a consequence thereof.

              (i) ATT shall not, and shall not permit any Acquired Company to,
(i) enter into or agree to enter into any Contract that would be considered a
Material Contract for purposes of SECTION 3.8 or (ii) amend, modify or otherwise alter any material provision of any Material Contract.

                                       37

              (j) ATT shall not, and shall not permit any Acquired Company to, acquire or agree to acquire, by merging or consolidating with, or by purchasing a substantial equity interest in, a substantial portion of the assets of, or by any other manner, any business or any Person or otherwise acquire or agree to acquire any assets that, individually or in the aggregate, would be material to any Acquired Company.

              (k) ATT shall not, and shall not permit any Acquired Company to, merge or consolidate with or into any other Person, dissolve or liquidate or otherwise reorganize or adopt a plan of liquidation or approve resolutions providing for the liquidation, dissolution, merger, consolidation or other reorganization of any Acquired Company.

              (l) ATT shall not, and shall not permit any Acquired Company to, change any of its accounting methods, principles or practices (including, without limitation, through the reversal of provisions for liabilities), except as may be required by GAAP, or revalue any portion of its assets, properties or business, including any write-down of the value of inventory in excess of
$50,000.

              (m) ATT shall, and shall cause each Acquired Company to, make the capital expenditures in the amount and at the time substantially as provided for in the revised 2004 capital budget attached hereto as EXHIBIT D.

              (n) ATT shall not, and shall not permit any Acquired Company to, make or change any Tax election, change any Tax accounting period, adopt or change any method of Tax accounting, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment or take or omit to take any other action not in the ordinary course of business if any such action or omission would have the effect of materially increasing the Tax liability or reducing any Tax Asset of any Acquired Company. For purposes of this Agreement,
"TAX ASSET" shall mean any net operating loss, net capital loss, Tax credit or other Tax attribute that could reduce Tax liability.

              (o) ATT shall not, and shall not permit any Acquired Company to, agree or commit to take any of the foregoing actions.

          6.2 Filings; Consents; Etc. ATT and the Sellers shall use Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable in compliance with applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby including such actions or things as the Buyer may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the transactions contemplated by this Agreement to be fully satisfied. Without limiting the generality of the foregoing, ATT and the Sellers shall give all notices, make all required filings with or applications to Governmental Authorities, and use Best Efforts to obtain all
Consents of all third parties, including Governmental Authorities, necessary for the parties to consummate the transactions contemplated hereby. In addition, ATT and the Sellers agree to use Best Efforts to (a) oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, (b) cause the conditions set forth in SECTION 8.1 to be satisfied and to consummate the transactions contemplated hereby, (c) obtain all consents, approvals and waivers from other

                                       38

parties to Contracts necessary in order to consummate the transactions contemplated hereby, (d) to the extent necessary in order to consummate the transactions contemplated hereby, obtain licenses, permits, authorizations, registrations, qualifications or other permission or action, and give all necessary notices to and make all necessary filings with and applications and submissions to, any Governmental Authority or other Person required to be obtained, given or made by the Sellers as soon as reasonably practicable after execution of this Agreement and (e) defend all lawsuits or other legal proceedings challenging this Agreement, the Other Agreements or the consummation of the transactions contemplated hereby. Prior to making any application to, or filing with, any Governmental Authority in connection with this Agreement, ATT, the Sellers' Representative and the Buyer shall provide each other with drafts of the relevant portions thereof and afford such other parties a reasonable opportunity to comment on such drafts.

          6.3 Schedules Update. Prior to the Closing, ATT and the Sellers may
supplement or amend their respective Schedules to this Agreement if ATT or
Sellers become aware of any matter arising or discovered by the Sellers after the date hereof which, if existing, occurring or known at the date of this
Agreement, would have been required to be set forth or described in such
Schedules or which is otherwise necessary to correct any information in such
Schedules which has been rendered inaccurate thereby. For purposes of determining the accuracy of the representations and warranties of ATT and the
Sellers contained in ARTICLES III and IV for purposes of determining satisfaction of the conditions set forth in SECTION 8.2(A), the Schedules delivered by ATT and the Sellers shall be deemed to include only that information contained therein on the date of this Agreement and shall be deemed to exclude any information contained in any subsequent supplement or amendment thereto.

          6.4 Regulatory Filings. ATT and the Sellers shall (i) make any filings required of any of them or any of their respective Affiliates under (x) the
Investment Canada Act and (y) the HSR Act, and other antitrust Laws applicable to the transactions contemplated hereby as promptly as practicable, (ii) comply at the earliest reasonable practicable date with any request under the (x) the
Investment Canada Act and (y) the HSR Act or other antitrust Laws for additional information, documents, or other materials received by each of them or any of their respective Affiliates from the Federal Trade Commission (the "FTC"), or any other Governmental Authority in respect of such filings or such transactions, and (iii) cooperate with each other and the Buyer in connection with any such filing (including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith) and in connection with resolving any investigation or other inquiry of any of the FTC, or other Governmental Authority under any antitrust Laws with respect to any such filing or any such transaction. ATT and each such Seller shall use Best Efforts to furnish to each other and the Buyer all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this
Agreement. Each such Seller shall promptly inform the other Parties hereto of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction.

          6.5 Exclusivity. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to
ARTICLE XII hereof, no Seller

                                       39

shall, directly or indirectly, take or permit any other Person on its behalf to take, and ATT shall not take, and shall cause the ATT Subsidiaries, any Person acting on an Acquired Company's behalf and any member of the senior management of any of the ATT Subsidiaries not to take, any action, directly or indirectly, to encourage, initiate, solicit or engage in discussions or negotiations with, or provide any information to, or respond to inquiries, offers or proposals from, any Person (other than Buyer and Buyer's representatives) or such Person's advisors, representatives or prospective lenders, concerning any purchase of the
Shares, any merger or recapitalization involving the Acquired Companies, any sale, lease or other disposition of any of the material assets of the Acquired
Companies or similar transaction involving the Acquired Companies (other than assets sold in the ordinary course of business), or which would make the transactions contemplated by this Agreement infeasible or impractical. The
Sellers shall, and shall cause the Acquired Companies and their officers, directors, agents and representatives to, terminate any and all negotiations or discussions with any third party regarding any proposal concerning any purchase of the Shares, any merger or recapitalization involving the Acquired Companies, any sale of all or substantially all the assets of the Acquired Companies or other similar transaction. In the event any Seller or Acquired Company or any of its representatives receive any such proposal, the Sellers' Representative will immediately notify the Buyer and provide the Buyer with the details thereof, including a copy of any Proposal.

          6.6 Notification. The Sellers' Representative (on behalf of the
Sellers) shall promptly notify Buyer in writing of any material fact, change in condition, circumstance, claims, actions, proceedings, investigations or inquiries commenced or, to its knowledge, Threatened, involving or affecting any
Seller or the Acquired Companies or any of their respective property or assets which could have a Material Adverse Effect or which could adversely affect the ability of the parties to consummate the transactions contemplated hereby, or that would reasonably be expected to result in any material breach of a representation, warranty or covenant or which could reasonably be anticipated to have the effect of making any of the representations and warranties false or misleading in any material respect. ATT and the Sellers' Representative shall give prompt notice in writing to Buyer of: (a) any knowledge or notice of, or any communication relating to, a material default or event which, with notice or lapse of time or both, would become a material default, received by any Acquired
Company prior to the Closing Date, under any Material Contract; (b) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (c) any notice or other communication from any
Governmental Authority or any other third party in connection with the transactions contemplated hereby; and (d) any failure of any Seller or Acquired
Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder.

          6.7 Non-Competition. For a period of six (6) years after the Closing
Date, the Sellers (excluding the Institutional Sellers and their respective
Affiliates) shall not, and shall cause their Affiliate not to, engage in the
Business anywhere in the world, and for a period of two (2) years after the
Closing Date, the Sellers shall not, and shall cause their Affiliates not to, solicit for employment or hire any employees of the Acquired Companies earning more than $50,000 per year, provided, however, that the foregoing shall not prevent any such parties from soliciting or hiring any natural person who is not a Seller under this Agreement, if such person, on his or her own initiative, contacts such party or responds to any general advertisements for employees in

                                       40

newspapers, periodicals or other media of general circulation. The Sellers acknowledge that the Buyer will be irrevocably damaged if such covenant is not specifically enforced. Accordingly, the Sellers agree that, in addition to any other relief to which the Buyer may be entitled, the Buyer would be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purposes of restraining any Seller and its Affiliates thereof from any actual or threatened breach of such covenant. To the extent any Seller has non-compete and non-solicitation obligations under the provisions of an employment agreement such Seller is entering into in accordance with this Agreement or otherwise with the Buyer or any of the Acquired
Companies, such employment agreement shall control and replace the applicable matters covered by this SECTION 6.7.

          6.8 Monthly Financial Statements. As soon as practicable, but in no case later than fifteen (15) Business Days after the end of each full fiscal month from and including May 2004 through the Closing Date, ATT shall deliver to the Buyer unaudited consolidated balance sheets for the Acquired Companies at the end of each month, and unaudited consolidated and consolidating statements of income, changes in stockholders' equity and cash flows for the Acquired
Companies as of each such month then ended (collectively, the "MONTHLY FINANCIAL
STATEMENTS"). Each such set of Monthly Financial Statements shall fairly present in all material respects the consolidated financial condition of ATT as of its respective date, and the consolidated results of operations of ATT, for such month in accordance with GAAP, except for the absence of footnote disclosure.

          6.9 Environmental Site Assessment. The Buyer shall have the right to conduct non-intrusive (phase I) environmental assessments (the "ESA") of the properties of each Acquired Company (the "PREMISES") at its own cost and expense by an independent engineer or professional within sixty (60) days from the execution of this Agreement; provided that Buyer shall not be entitled to take any action with respect to any ESA that would invalidate any right to indemnification under any existing Contract for the benefit of any of the
Acquired Companies. To preserve the rights of indemnification under existing
Contracts, Buyer shall not disclose, except as required by Law, the results of any ESA or other information indicating the presence of Adverse Environmental
Conditions at the Premises that would trigger any affirmative reporting obligation or other response action to address such adverse conditions, unless such information is specifically requested in writing by the Sellers'
Representative.

          6.10 Release. Effective as of the Closing Date, each Seller hereby forever irrevocably discharges the Acquired Companies and their respective officers and directors (collectively, the "RELEASEES"), from any and all claims, complaints, grievances, demands, debts, Contracts, liabilities, obligations, suits, costs, expenses, rights, actions and causes of action whatsoever, of whatever nature, character or description, whether known or unknown, whether anticipated or unanticipated, whether in law or in equity, or whether in the jurisdiction of any court or regulatory body (collectively, the "RELEASED
CLAIMS"), which such Seller has ever had or may ever claim against the
Releasees, from the beginning of time to such Closing Date; provided that
Released Claims shall not include any claim of a Seller arising out of or relating to this Agreement or any Other Agreement or on any claim related to directors and officers insurance, claims under any Organizational Documents, customary travel, business and relocation expenses, salary and accrued bonus, amounts owing under Employee Plans, and other ordinary course employee benefits or reimbursement obligations of the Acquired Companies, including any

                                       41

reimbursement obligations owing to members of the boards of directors of the
Acquired Companies in the ordinary course of business in connection with their service in such capacity.

          6.11 Confidentiality. From and after the Closing, each Seller will, and will cause its Affiliates to, keep confidential all information relating to the Business, except as specifically and only to the extent required by applicable Law; it being understood that: (a) such Seller will notify Buyer in writing at least five (5) Business Days prior to any proposed disclosure of such nonpublic information to any third party in order to enable Buyer or its designee to seek an appropriate protective order; and (b) no Seller shall be required to keep confidential and may disclose any information which, without such notice, (i) is or becomes publicly or generally available other than as a result of a disclosure by such Seller in breach of this Agreement or any other confidentiality obligation applicable to such Seller, (ii) was known to the party receiving such information prior to the receipt thereof other than as a result of a disclosure by any Seller in breach of this Agreement or any other confidentiality obligation applicable to such Seller or (iii) is required to be disclosed to the National Association of Insurance Commissioners by any
Institutional Seller. To the extent any Seller has a confidentiality obligation under the provisions of an employment agreement, such Seller is entering into in accordance with this Agreement, the employment agreement of such Seller shall control and replace the applicable matters covered by this SECTION 6.11.
Notwithstanding the foregoing, the announcement, description or discussion of the transactions contemplated by this Agreement and any related matters required to be disclosed in any public filing shall not be subject to the requirements of this SECTION 6.11, but shall be subject to SECTION 13.19.

          6.12 Access to Information. From the date hereof to the Closing Date, the Sellers and ATT shall, and shall cause the Acquired Companies to, permit the
Buyer, its financing sources (including prospective underwriters of
Indebtedness) and their respective representatives to have reasonable access, during regular business hours, upon reasonable advance notice (and without causing undue disruption to the business of Acquired Companies), to all books of account, corporate records, Contracts, properties and all other records and documents of the Acquired Companies and to the officers and independent accountants and other representatives, agents and advisors of the Acquired
Companies, and shall furnish, or cause to be furnished, to the Buyer, its financing sources (including prospective underwriters of Indebtedness) and their respective representatives any reasonable financial and operating data and other information that is reasonably available with respect to the business, assets and properties of the Acquired Companies as the Buyer, its financing sources
(including prospective underwriters of Indebtedness) and their respective representatives shall from time to time reasonably request. The Sellers and ATT shall cause the managerial and supervisory employees, independent accountants and other representatives, agents and advisors of the Acquired Companies to be reasonably available upon reasonable notice to answer questions of the Buyer, its financing sources (including prospective underwriters of Indebtedness) and their respective representatives concerning the business and affairs of each
Acquired Company (including, without limitation, by providing assistance to the
Buyer Parent and the Buyer in procuring financing to consummate the transactions hereby, which shall include, without limitation, causing management of the
Acquired Companies to participate in road shows and management presentations).

          6.13 Termination of Agreements. Each Seller acknowledges and agrees that, effective as of Closing (assuming the payment of the amounts due under
Section 2.1 at Closing), the

                                       42

Stockholders Agreement, the Senior Management Agreements, any registration rights agreement among ATT and certain of the Sellers, the Restricted Stock
Agreements, the Warrants and any other agreement, instrument, plan or document
(other than this Agreement) relating to or governing the Shares or the rights of the Sellers with respect to any Shares shall automatically and without further action on the part of any Person terminate and be of no further force and effect, including, without limitation, any right of any Seller or its Affiliate to be designated as a member or observer of the board of directors or other governing body of any of the Acquired Companies. Each of the Sellers hereby waives from and after the date hereof, the requirements under any of the foregoing agreements, instruments, plans or documents with respect to the transactions contemplated by this Agreement and the Other Agreements solely to the extent any provisions of the foregoing agreements, instruments, plans or documents that grant rights to, including the right of each Seller to participate in the Rollover, or impose obligations on, any Seller that are inconsistent with the rights and obligations of such Seller under this Agreement as in effect on the date hereof.

          6.14 Seller Signatories. Within ten (10) Business Days following the date hereof, each Seller that has not provided executed counterpart signature pages to this Agreement on the date hereof, shall have delivered to the Buyer executed counterpart signature pages to this Agreement. To the extent any Seller has not so delivered an executed counterpart signature to this Agreement within such ten (10) Business Day period, ATT and the Sellers' Representative shall, within three (3) Business Days after such ten (10) Business Day period, exercise, in connection with the transactions contemplated by this Agreement, the "drag-along" right provided for under Sections 2 and 7 of the Stockholders'
Agreement in connection with an "Approved Sale" thereunder and the Sellers'
Representative shall, pursuant to the power of attorney provided for in the
Stockholders Agreement, execute and deliver to the Buyer and the Buyer Parent a counterpart signature to this Agreement for each such Seller.

          6.15 Non-Accredited Investors. Prior to Closing, the Non-Accredited
Rollover Sellers shall have appointed a single "purchaser representative" as defined in Rule 501(h) of Regulation D under the Securities Act, who is qualified as a "purchaser representative" under such Rule 501(h) of Regulation D under the Securities Act and reasonably acceptable to the Buyer Parent. Such purchaser representative shall agree in writing to the Buyer Parent to act as
"purchaser representative" in connection with the Rollover and the
Non-Accredited Rollover Sellers and the purchaser representative and the
Non-Accredited Rollover Sellers shall take such actions and execute and deliver such documents, agreements and instruments as are reasonably necessary to ensure that the offer, sale and issuance of the Rollover Shares as contemplated by this
Agreement shall be exempt from the registration requirements of the Securities
Act.

          6.16 Treatment of Seller Financing Expenses. The Parties agree that if the Closing occurs and the Buyer pays or causes to be paid the Seller Financing
Expenses, the Buyer and/or the Buyer shall be entitled to any Tax Benefit or refund associated with such payments and none of the Sellers shall, directly or indirectly (other than Rollover Sellers by virtue of their ownership of equity interests in the Buyer Parent), be entitled to any Tax Benefit or refund associated therewith, notwithstanding anything herein to the contrary.

          6.17 Huffy Indemnity. ATT shall provide to the Buyer within ten (10)
Business Days of the date hereof a written account of the dollar amount of claims made through the date of such

                                       43

written account under the indemnity for certain Environmental Liabilities under the Asset Purchase Agreement dated as of February 11, 1999 by and among True
Temper Hardware Company, Hufco Company, Huffy Corporation and TTHA Corp.,
categorized in a manner reasonably acceptable to the Buyer. None of the Acquired
Companies shall enter into any agreements or understandings with Huffy
Corporation or any other Person as a condition to obtaining such account, unless such agreements or understandings are approved in writing in advance by the
Buyer.

                                  ARTICLE VII
                               COVENANTS OF BUYER

          7.1 Filings; Consents; Etc. The Buyer shall use Best Efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable in compliance with applicable Laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby. Without limiting the generality of the foregoing, Buyer shall give all notices, make all required filings with or applications to governmental bodies and other regulatory authorities, and use Best Efforts to obtain all Consents of all third parties, including Governmental Authorities, necessary for the parties to consummate the transactions contemplated herein. In addition, the Buyer agrees to use Best Efforts to cooperate with ATT and the
Sellers in connection with the foregoing, including using Best Efforts to (a)
oppose, lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated hereby, and (b) to cause the conditions set forth in SECTION 8.1 to be satisfied and to consummate the transactions contemplated herein.

          7.2 Director and Officer Liability and Indemnification.

              (a) For a period of six (6) years after the Closing, Buyer shall not, and shall not permit any of the Acquired Companies to, amend, alter, repeal or modify any provision in any of the Acquired Companies' Organizational
Documents relating to the exculpation or indemnification of any officers and directors in any way that diminishes or adversely affects the indemnification or exculpations provided therein (unless required by Law), it being the intent of the parties that the officers and directors of any of the Acquired Companies who were officers and directors prior to the Closing shall continue to be entitled to such exculpation and indemnification to the full extent provided for under applicable Law.

              (b) Following the Closing Date, the Buyer shall use its
commercially reasonable efforts to purchase a six-year "tail" with respect to
ATT's existing current directors' and officers' liability insurance covering acts or omissions occurring at or prior to the Closing Date with respect to those persons who are currently (and any additional persons who prior to the
Closing Date become) covered by the ATT's directors' and officers' liability insurance policy on terms with respect to such coverage, and in amount, not less favorable to such persons than those of such policy in effect on the date hereof; provided, however, that the one-time cost of such policy shall not exceed 200% of the latest annual premium paid by ATT. In the event that Buyer, for any reason, does not purchase the "tail" referred to in the immediately preceding sentence, then, for a period of six years after the Closing, Buyer shall, or shall cause each of the

                                       44

Acquired Companies to, maintain director and officer liability insurance which insurance shall provide coverage for the individuals who were officers and directors of the Acquired Companies prior to the Closing comparable to the policy or policies maintained by the Acquired Companies immediately prior to the
Closing, and with comparable insurance companies, for the benefit of such individuals; provided, however, that in no event shall Buyer be required to expend more than an amount per year equal to 150% of current annual premiums paid by ATT, whether expended over time or paid in lump sum or otherwise, to maintain or procure insurance coverage pursuant to this SECTION 7.2; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Buyer shall be obligated to obtain or cause to be obtained a policy with the greatest coverage available for a cost not exceeding such amount.

              7.3 Employee Benefits. Buyer shall cause the Acquired Companies to provide employees of the Acquired Companies as of the Closing Date with a level of benefits (other than benefits under stock option, incentive or other equity programs) reasonably comparable, on an aggregate basis, to that in effect immediately prior to the Closing Date for a period of at least twelve (12)
months following the Closing Date. Notwithstanding the foregoing, nothing shall be deemed to require that the employment of any employee of an Acquired Company be continued for any specific period of time after the Closing Date.

              7.4 Buyer Financing. The Buyer Parent shall use commercially reasonable efforts to satisfy the requirements of the Debt Commitment Letters that are within its control and to obtain the funding contemplated by and on the terms contained therein. If the Debt Commitment Letters are terminated or the funding contemplated thereby shall not otherwise be available, the Buyer Parent shall, if requested in writing by the Sellers' Representative within five (5)
Business Days of the date on which the Debt Commitment Letters are terminated or the funding contemplated thereby shall not otherwise be available, seek alternative source(s) for the Required Debt Financing. If such request is made, the Buyer Parent shall use commercially reasonable efforts to find alternative financing and enter into commitment letters reflecting such alternative financing in form and substance that is no less favorable to the Buyer Parent, the Buyer and the Acquired Companies (from and after the Closing) to that provided in the Debt Commitment Letters and otherwise reasonably acceptable to the Sellers' Representative, a copy of which shall be attached hereto (other than fee letters which shall not be provided) to replace the Debt Commitment
Letters and incorporated herein (the "REPLACEMENT DEBT COMMITMENT LETTERS"), which Replacement Debt Commitment Letters shall be delivered to the Sellers'
Representative promptly following the execution by the parties thereto.
Following the date hereof, any amendment, termination or cancellation of any
Debt Commitment Letter or Replacement Debt Commitment Letters or any information known to the Buyer that makes it reasonably likely that the financing set forth in the Debt Commitment Letters or Replacement Debt Commitment Letters will not be obtained shall be promptly disclosed to the Sellers' Representative. If any
Lender fails to fund any such financing, the Buyer shall request such Lender to communicate in writing directly to the Sellers' Representative the circumstances and reasons therefor; provided, however, that the failure of any Lender to provide such communication shall not be deemed a breach of this covenant by
Buyer.

              7.5 Regulatory Filing. The Buyer shall (i) make any filings required under (x) the Investment Canada Act and (y) the HSR Act and other antitrust Laws applicable to the transactions contemplated hereby as promptly as practicable, (ii) comply at the earliest

                                       45

reasonable practicable date with any request under the (x) the Investment Canada
Act and (y) the HSR Act or other antitrust Laws for additional information, documents, or other materials received by Buyer from the FTC, or any other
Governmental Authority in respect of such filings or such transactions, and
(iii) cooperate with ATT and the Sellers in connection with any such filing
(including, to the extent permitted by applicable Law, providing copies of all such documents to the non-filing parties prior to filing and considering all reasonable additions, deletions or changes suggested in connection therewith)
and in connection with resolving any investigation or other inquiry of any of the FTC or other Governmental Authority under any antitrust Laws with respect to any such filing or any such transaction. Buyer shall use Best Efforts to furnish to ATT and the Sellers all information required for any application or other filing to be made pursuant to any applicable Law in connection with the transactions contemplated by this Agreement. Buyer shall promptly inform the
Sellers of any oral communication with, and provide copies of written communications with, any Governmental Authority regarding any such filings or any such transaction.

                                  ARTICLE VIII
                       CONDITIONS PRECEDENT TO THE CLOSING

          8.1 Conditions Precedent to Each Party's Obligations. The respective obligations of each Party to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing at the option of the affected Party (which, in the case of the Sellers, shall be the
Sellers' Representative):

              (a) No Legal Prohibition. No statute, rule, regulation, ruling, consent, decree, judgment, injunction or other order shall be enacted, promulgated, entered or enforced by any court or Governmental Authority which would prohibit, enjoin or otherwise restrain the consummation by such Party of the transactions contemplated hereby.

              (b) No Injunction. Such Party shall not be prohibited, enjoined or otherwise restrained by any order, ruling, consent, decree, judgment or injunction of a court or regulatory agency of competent jurisdiction from consummating the transactions contemplated hereby; provided that the Parties shall use commercially reasonable efforts to cause any such order, ruling, consent, decree, judgment or injunction to be vacated or lifted.

              (c) Regulatory Laws. All applicable waiting periods (and any extensions thereof) under the HSR Act and all applicable waiting periods or other periods of time under the antitrust legislation of any other relevant jurisdiction, including but not limited to Ireland, shall have expired or otherwise been terminated.

          8.2 Conditions Precedent to Obligations of the Buyer Parent and
the Buyer. The obligations of the Buyer Parent and the Buyer under this
Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction, at or prior to the Closing, of all of the following conditions, any one or more of which may be waived in writing at the option of the Buyer Parent and Buyer:

                                       46

              (a) Accuracy of Representations and Warranties; Performance of
Covenants. Except as expressly contemplated by this Agreement, the representations and warranties of ATT and the Sellers contained in this
Agreement (without giving effect to any "materiality" or Material Adverse Effect qualification or exception contained therein) shall be true and correct as of the Closing with the same force and effect as though made on and as of the
Closing (other than those representations and warranties that address matters only as of a particular date or only with respect to a specific period of time, which need only be accurate as of such date or with respect to such period), except where the failure of such representations and warranties to be so true and correct does not have, and is not likely to have, individually or in the aggregate, a Material Adverse Effect on the Acquired Companies; provided, however, that notwithstanding the foregoing, the Title Representations shall be true and correct in all respects as of the date hereof and as of the Closing
Date; provided, further, however, that if the Title Representations are not true and correct in all respects as of the Closing Date as a result of a breach that could not reasonably by expected to result in Losses to the Buyer, the Buyer
Parent or any of the Acquired Companies of more than $3,000,000, the Sellers'
Representative may cure said breach by using Best Efforts to cure such breach to the satisfaction of the Buyer Parent and the Buyer prior to Closing, which may include by depositing into escrow on terms satisfactory to the Buyer an amount in cash for the benefit of the Buyer Parent and the Buyer reasonably required by the Buyer to recover any Losses arising from such breach (including fees and costs associated with pursuing such actions as the Buyer deems necessary to cure such breach). ATT and the Sellers shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by any of them on or prior to the Closing; provided, however, that notwithstanding the foregoing, the covenant contained in SECTION
6.14 shall have been complied with in all respects. The Buyer Parent and the
Buyer shall receive at the Closing a certificate from ATT and each of the
Sellers (or the Sellers' Representative on behalf of the Sellers), dated as of the Closing Date and executed by ATT and each of the Sellers (or the Sellers'
Representative on behalf of the Sellers), as appropriate, certifying their respective fulfillment of the conditions set forth in this Section 8.2(a).

              (b) No Material Adverse Change. No change, effect, event,
occurrence, state of facts or development shall have occurred since the date of this Agreement which individually or in the aggregate with any other change, effect, event, occurrence, state of facts or development constitutes or is reasonably likely to constitute a Material Adverse Change.

              (c) Payoff Letters. A payoff letter from each lender set forth on
SCHEDULE 8.2(C) (a "PAYOFF LETTER") indicating that upon payment of a specified amount as of the Closing Date, such holder shall release its Liens and other security interests in, and agree to execute Uniform Commercial Code Termination
Statements and such other documents or endorsements necessary to release of record its Liens and other security interest in, the assets and properties of the Acquired Companies and to release the Acquired Companies from all obligations under the Closing Indebtedness associated therewith.

              (d) Financing. Buyer shall have obtained the Required Debt
Financing under the Debt Commitment Letters, or, if applicable, the Replacement
Debt Commitment Letters.

              (e) WindPoint Management Agreement. The management agreement and any other similar agreement between any of the Acquired Companies, on the one hand, and the

                                       47

Sellers' Representative or any of its Affiliates, on the other hand, shall have been terminated and the Buyer shall have been provided written evidence reasonably satisfactory to it that all amounts due and owing to the Sellers'
Representative and its Affiliates under such agreements shall have been paid in full.

              (f) Consents. All consents, approvals, orders, authorizations, notifications, registrations, declarations and filings listed in SCHEDULE 3.23 shall have been made or obtained.

              (g) Employment Agreements/Equity Arrangements. Each of the Sellers
identified on SCHEDULE 8.2(G) shall have entered into the Operating Agreement and the Unitholders' Agreement and other employment arrangements with the Buyer, the Buyer Parent and/or one or more of the Acquired Companies on terms substantially consistent with those set forth in the Equity Term Sheet. Each of the Rollover Sellers shall have consummated the Rollover with respect to such
Rollover Sellers' Rollover Shares and shall have entered into the Operating
Agreement and the Unitholders' Agreement, and the other agreements referenced in the Equity Term Sheet.

          8.3 Conditions Precedent to Obligations of the Sellers. The
obligations of the Sellers under this Agreement to consummate the transactions contemplated hereby will be subject to the satisfaction or waiver (by the
Sellers' Representative), at or prior to the Closing, of the following conditions: Except as expressly contemplated by this Agreement, the representations and warranties of the Buyer and the Buyer Parent contained in this Agreement shall be true and correct in all respects as of the Closing with the same force and effect as though made on and as of the Closing, except where the failure of such representations and warranties to be so true and correct does not have, and is not likely to have, individually or in the aggregate, a material adverse effect on the Buyer's ability to consummate the transactions contemplated hereby. The Buyer and the Buyer Parent shall have performed and complied with, in all material respects, all covenants and agreements required by this Agreement to be performed or complied with by the Buyer and the Buyer
Parent, respectively, on or prior to the Closing. The Sellers' Representative shall receive at the Closing a certificate dated as of the Closing Date and validly executed on behalf of each of the Buyer and the Buyer Parent by an executive officer of each, certifying the fulfillment of the conditions set forth in this SECTION 8.3.

                                   ARTICLE IX
                                     CLOSING

          9.1 Time and Place. The Closing shall take place at the offices of
Schulte Roth & Zabel LLP, 919 Third Avenue, New York, NY 10022 on the date which is five (5) Business Days after satisfaction or waiver in writing of the conditions set forth in ARTICLE VIII (other than those conditions that by their terms shall be or must necessarily be satisfied at the Closing), or such other date as the Buyer and the Sellers' Representative mutually agree.

          9.2 Deliveries by ATT and the Sellers. At the Closing, ATT, the
Sellers or the Sellers' Representative shall deliver or cause to be delivered to the Buyer:

                                       48

              (a) Stock Certificates. Each Seller shall deliver (i) their respective certificates representing the Shares which are Shares of Stock, duly endorsed in blank or accompanied by duly executed stock powers, and (ii) their respective Warrants, together with executed assignments thereof, in the form attached to the Warrants, with respect to the Shares that are Warrants, in each case transferring the Shares to the Buyer;

              (b) Consents. Evidence that all Consents, if any, required to sell and assign the Shares, have been obtained by the Sellers;

              (c) Minute Books. All of the minute books, stock ledgers and similar corporate records, and corporate seals of each of the Acquired
Companies;

              (d) Board Resolutions; Other. A copy of the resolutions of the
Board of Directors of ATT certified by its Secretary as having been duly and validly adopted and as being in full force and effect, authorizing execution and delivery of this Agreement and the Other Agreements and performance by ATT of the transactions contemplated hereby;

              (e) Certificates. The certificates required by SECTION 8.2(A);

              (f) Resignations. Resignations effective as of the Closing Date of those directors and officers of the Acquired Companies as the Buyer may request to resign;

              (g) Good Standing Certificates. Certificates of good standing (or the equivalent, if applicable) issued by the Secretary of State of the State of
Delaware or, in the case of foreign entities, appropriate Governmental
Authority, dated not more than five (5) Business Days prior to the Closing Date, with respect to each of the Acquired Companies other than True Temper Ireland;

              (h) Corporate Documents. Copies of the (i) Certificate of
Incorporation of ATT certified by the Secretary of State of the State of
Delaware as of a date not more than ten (10) days prior to the Closing Date,
(ii) Certificate of Incorporation of Ames certified by the Secretary of State of the State of Delaware as of a date not more than ten (10) days prior to the
Closing Date, (iii) the Certificate of Incorporation of Ames True Temper
Properties, Inc. certified by the Secretary of State of the State of Michigan as
of a date not more than ten (10) days prior to the Closing Date and (iv) the charter documents of the other Acquired Companies other than True Temper Ireland as certified by the appropriate foreign Governmental Authority, if applicable;

              (i) Opinion of Counsel. The opinion of counsel for ATT and certain
Sellers substantially in the form attached hereto as EXHIBIT E;

              (j) FIRPTA Certificate. A statement from ATT substantially in the form required by Treasury Regulations Section 1.1445-2 certifying that the
Shares do not constitute a "United States real property interest" within the meaning of Section 897 of the Code;

              (k) Escrow Agreement. The Escrow Agreement, executed by the
Sellers' Representative and the Escrow Agent;

                                       49

              (l) Banc of America. A written acknowledgment of Banc of America
Securities LLC to the Buyer and Ames in form and substance reasonably satisfactory to the Buyer to the effect that, except for the payment of the fees due to Banc of America Securities LLC with respect to this Transaction, Banc of
America Securities LLC will not be entitled to any transaction or similar fee for any transaction engaged in by the Buyer, the Buyer Parent or any of the
Acquired Companies after the Closing under the provisions of that letter agreement, dated November 25, 2003, between Ames and Bank of America Securities
LLC.

              (m) Other Documents. Such other documents and instruments as the
Buyer or its counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

          9.3 Deliveries by the Buyer Parent or Buyer. The Buyer Parent and/or
the Buyer, as applicable, will deliver or cause to be delivered to the Sellers:

              (a) The Closing Date Payment. Payment of the net amounts to be paid to the Sellers' Representative (for the benefit of all Sellers) as provided in SECTION 2.1;

              (b) Buyer's Certificate. The certificate required by SECTION
8.3(A);

              (c) Escrow Agreement. The Escrow Agreement, executed by the Buyer and the Escrow Agent;

              (d) Board Resolutions. A copy of the resolutions of the Board of
Directors or other governing body of each of the Buyer and the Buyer Parent, certified by its Secretary as having been duly and validly adopted and as being in full force and effect, authorizing execution and delivery of this Agreement and performance by the Buyer and the Buyer Parent of the transactions contemplated hereby;

              (e) Good Standing Certificate. Certificate of good standing, dated not more than ten days prior to the Closing Date, with respect to the Buyer and the Buyer Parent, issued by the Secretary of State of the State of Delaware;

              (f) Opinion of Counsel. The opinion of counsel for the Buyer substantially in the form attached hereto as EXHIBIT F; and

              (g) Other Documents. Such other documents and instruments as ATT or the Sellers' Representative or their respective counsel reasonably shall deem necessary to consummate the transactions contemplated hereby.

                                   ARTICLE X
                             POST CLOSING COVENANTS

         10.1 Tax Covenants.

              (a) Pre-Closing Returns. If any of ATT or any Acquired Company is
permitted under any applicable foreign, state or local income tax Law to treat the Closing Date as

                                       50

the last day of a taxable period, Sellers and Buyer shall treat (and cause their respective Affiliates to treat) the Closing Date as the last day of a taxable period. In addition, Sellers and Buyer agree that the taxable year of the affiliated group of corporations of which ATT is the common parent for Federal income Tax purposes will terminate as of the close of business on the Closing
Date in accordance with Treasury Regulations Section 1.1502-76(b)(1)(ii) and, for state and local income Tax purposes, any analogous provisions of state or local Law. The Sellers shall prepare, or cause to be prepared, at ATTs' expense, all income Tax Returns that are required to be filed by, or with respect to, ATT and the Acquired Companies for taxable periods ending on or before the Closing
Date ("SELLERS' RETURNS") and provide the Sellers' Returns to the appropriate
Acquired Company for filing, together with payment of any Tax payable in connection with filing such Sellers' Returns to the extent such Tax exceeds the amount of any Taxes reflected on the Closing Date Balance Sheet as finally determined under SECTION 2.2 hereof. Buyer shall timely file any such Sellers'
Returns and pay the Tax shown as due thereon. The Buyer agrees to cooperate with the Sellers in the preparation of the Sellers' Returns.

              (b) Straddle Period Returns. (i) The Buyer shall prepare and timely file, or cause to be prepared or timely filed, all Tax Returns that are required to be filed by, or with respect to, ATT and the Acquired Companies that are not filed as of the Closing Date other than the Sellers' Returns ("BUYER'S
RETURNS"). In the case of a Buyer's Return that includes a period ending on or before the Closing Date (a "STRADDLE PERIOD RETURN"), the Buyer shall submit each such Straddle Period Return to Sellers' Representative for Sellers'
approval no later than thirty (30) days before the due date for such Straddle
Period Return. If the Buyer and Sellers are unable to resolve a dispute with respect to a Straddle Period Return, any such dispute shall be resolved in accordance with SECTION 2.2(D) hereof. All Straddle Period Returns shall be prepared, and all elections with respect to such Straddle Period Returns shall be made, in accordance with applicable Law and in a manner consistent with the prior practice of ATT and the Acquired Companies.

                  (ii) For purposes of allocating Taxes that are payable with respect to a Straddle Period Return, the portion of any such Tax that is allocable to the portion of the period ending on the
              Closing Date shall be (i) in the case of Taxes that are either (x)
              based upon or related to income or receipts, or (y) imposed in connection with the sale or other transfer or assignment of property (real or personal, tangible or intangible), deemed equal to the amount which would be payable if the taxable year ended on the Closing Date; and (ii) in the case of Taxes imposed on a periodic basis with respect to any assets or otherwise measured by the level of any item, deemed to be the amount of such Taxes for the entire period (or, in the case of such Taxes determined on an arrears basis, the amount of such Taxes for the immediately preceding period) multiplied by a fraction, the numerator of which is the number of calendar days in the period ending on the Closing
              Date and the denominator of which is the number of calendar days in the entire period.

                  (iii) With respect to any Straddle Period Return, Buyer shall provide Sellers with copies of such completed Straddle Period
              Return and a statement setting forth the amount of Tax shown on such Straddle Period Return that is allocable to Sellers pursuant to subparagraph (ii) above (the "STATEMENT") at least

                                       51

              fifteen (15) Business Days prior to the due date for the filing of such Straddle Period Return. Not later than five (5) days before the due date for payment of Taxes with respect to such
              Straddle Period Return, Sellers shall pay to Buyer an amount equal to the Taxes shown on the Statement as being allocable to
              Sellers pursuant to subparagraph (ii) above, to the extent such
              Tax exceeds the amount of any Taxes reflected on the Closing Date
              Balance Sheet as finally determined under Section 2.2 hereof;
              provided, however, that payment shall not be required under this clause (iii) unless the aggregate of the excess of the Taxes shown on such statements over the Taxes taken into account in determining the Closing Date Net Working Capital is at least
              $10,000.

              (c) Post-Closing Actions. Buyer shall not permit ATT or any of the
Acquired Companies to take any action on the Closing Date that is in the ordinary course of business and that could increase Sellers' liability for Taxes
(including any liability of Sellers to indemnify Buyer for Taxes pursuant to this Agreement) and neither Buyer nor any affiliate of Buyer shall (or shall cause or permit ATT or any of the Acquired Companies to) amend, re-file or otherwise modify any Tax Return relating in whole or in part to ATT or any of the Acquired Companies, with respect to any period (or portion thereof) ending on or before the Closing Date, without the prior written permission of the
Sellers' Representative, which the Sellers' Representative may withhold in its sole discretion. The Sellers shall be entitled to retain, or receive immediate payment from the Buyer or any of its Affiliates (including, without limitation, the Acquired Companies) of, any refund or credit with respect to Taxes
(including, without limitation, refunds and credits arising by reason of amended
Tax Returns filed after the Closing Date or otherwise) with respect to any Tax period (or portion thereof) ending on or prior to the Closing Date related to the Acquired Companies, actually received by the Buyer or any of its Affiliates
(including, without limitation, the Acquired Companies) except to the extent such refund was included as a Current Asset in the determination of Closing Date
Net Working Capital. The Buyer and its Affiliates shall cooperate with the
Sellers' Representative in obtaining any refund to which the Sellers are entitled under this Section.

              (d) Computation of Tax Liabilities. To the extent permitted or required, (i) the taxable year of ATT and each Acquired Company that includes the Closing Date shall be treated as closing on (and including) the Closing
Date, and, notwithstanding the foregoing, (ii) all transactions not in the ordinary course of business occurring after the Closing shall be reported on the
Tax Returns of the Buyer or its affiliates to the extent permitted or required.

              (e) Cooperation and Records Retention. The Sellers and the Buyer
shall (i) each provide the other, and the Buyer shall cause the Acquired
Companies to provide the Sellers, with such assistance as may be reasonably requested by any of them in connection with the preparation of any Tax Return, audit, or other examination by any taxing authority or judicial or administrative proceedings relating to liability for Taxes, (ii) each retain and provide the other, and the Buyer shall cause the Acquired Companies to retain and provide the Sellers with, any records or other information that may be relevant to such Tax Return, audit or examination, proceeding, or determination, and (iii) each provide the other with any final determination of any such audit or examination, proceeding, or determination that affects any amount required to be shown on any Tax Return of the other or the Acquired Companies for any period. Without limiting the generality of the foregoing, the Buyer shall retain, and shall cause the Acquired

                                       52

Companies to retain, and the Sellers' Representative (on behalf of all Sellers)
shall retain, until the applicable statutes of limitations (including any extensions) have expired, copies of all Tax Returns, supporting work schedules, and other records or information that may be relevant to such returns for all
Tax periods or portions thereof ending before or including the Closing Date and shall not destroy or otherwise dispose of any such records without first providing the other party with a reasonable opportunity to review and copy the same. Each party shall bear its own expenses in complying with the foregoing provisions.

              (f) Tax Proceedings. The Buyer shall promptly, and in any event within 15 days, notify Sellers' Representative in writing upon receipt by the
Buyer or any of its Subsidiaries of notice of any audits, examinations, adjustments or assessments relating to Taxes for which any of the Buyer or the
Acquired Companies may be entitled to receive indemnity under SECTION 11.4
(each, a "TAX CLAIM"). In the case of any Tax Claim that can be contested separately from the contest of any Tax not indemnified under SECTION 11.4 and as to the full amount of such claim the Buyer and the Acquired Companies are indemnified pursuant to such SECTION 11.4 taking into account the limitations in
SECTION 11.9 (a "SEVERABLE TAX CLAIM"), the Sellers' Representative may, in its
sole discretion, direct Buyer or an Acquired Company to either pay the Tax claimed and sue for a refund or contest such Severable Tax Claim in any permissible forum and shall otherwise have the sole right at its sole expense to direct, control and settle any administrative or judicial proceedings relating to such Severable Tax Claim; provided, however, that (i) the Buyer shall be entitled to participate at its sole expense in such administrative or judicial proceedings and (ii) to the extent any settlement of any such proceeding is reasonably expected to have a material adverse impact on the Buyer or any
Acquired Company in respect of any Tax not indemnified under SECTION 11.4,
Sellers' Representative may not settle any such proceeding without the prior written consent (such consent not to be unreasonably withheld, conditioned or delayed) of the Buyer. In the case of any Tax Claim that is not a Severable Tax
Claim, (i) if such claim is not a Severable Tax Claim because it cannot be contested separately from a claim in respect of a Tax for which the Buyer is not indemnified under SECTION 11.4 (a "RELATED CLAIM"), Sellers' Representative
shall control the conduct of any administrative or judicial proceedings relating to the Tax Claim at its sole expense and the Buyer shall control the conduct of any Related Claim at its sole expense; provided, however, that the Buyer and
Sellers' Representative shall consult in good faith on the proper administrative and judicial forums in which to contest such Tax Claim and Related Claim, it being understood that in the event of disagreement the choice of forum shall be decided by the Sellers' Representative if the amount of the Tax Claims in such proceedings exceeds the amount of the Related Claims in such proceedings and otherwise by the Buyer and (ii) if such Tax Claim is not a Severable Tax Claim because the full amount of such Tax Claim is not indemnified pursuant to SECTION
11.4 taking into account the limitations in SECTION 11.9, Sellers'
Representative and the Buyer shall jointly control the contest of such Tax
Claim, it being understood that in the case of disagreement as to the proper action to be taken in connection with any such contest, the Sellers'
Representative shall decide the proper action if, in the event such Tax Claim is successful, the amount indemnified under SECTION 11.4 would exceed the amount not indemnified under such section, and the Buyer shall decide the proper action if, in the event such Tax Claim is successful, the amount indemnified under
SECTION 11.4 would not exceed the amount not indemnified under such section.

                                       53

              10.2 Repayment of Proceeds to the Sellers. Subject to the
provisions of this Section 10.2, the Buyer shall, or shall cause the appropriate
Acquired Company, to promptly remit to the Sellers' Representative on behalf of the Sellers any amounts actually received by the Buyer or any of the Acquired
Companies after the Closing, in all cases less, without duplication (a) any applicable Taxes paid or required to be paid by Buyer or any of the Acquired
Companies related to such amounts, (b) any out-of-pocket fees, costs and expenses incurred by the Buyer or any of the Acquired Companies related to such amounts (including counsel fees) and (c) any Losses incurred by the Buyer or the
Acquired Companies as a result of the following matters, with respect to any of the following matters (collectively, the "PENDING SELLER MATTERS"): (i) the proceeds actually received by ATT or any of the Acquired Companies relating to the lawsuit captioned Ames True Temper v. Connecticut General Life Insurance
Company, et al, No. 1:CV-03-1320 pending in the United States district court for the Middle District of Pennsylvania or any settlement thereof; (ii) the anti-dumping tariff payment paid to ATT or any of the Acquired Companies as a domestic manufacturer of striking tools (the "TARIFF PAYMENT") for periods prior to the Closing, provided that, in the event that a Tariff Payment relates to a year during which the Closing occurred, the Buyer shall pay to the Sellers the prorated portion of the Tariff Payment that applies to the period before the
Closing determined by dividing (a) the number of days from the beginning of the year until closing, by (b) 365; and (iii) proceeds from the sale of property owned by the Acquired Companies pursuant to that certain Purchase Agreement, dated as of January 13, 2004, by and between Ames and Sirnaik Holdings of WV,
LLC. The Sellers' Representative shall distribute to the Sellers, in accordance with their Pro Rata Percentage Interest, any amounts received by the Sellers'
Representative pursuant to this SECTION 10.2 within two (2) Business Days of the receipt thereof. The Buyer shall, or shall cause the relevant Acquired Company to, use its reasonable efforts to pursue in good faith the Pending Seller
Matters. Notwithstanding anything herein to the contrary but subject to the immediately preceding sentence, the Buyer (or its designee) shall have, without any requirement of consent from or notice to any Seller or the Sellers'
Representative), the exclusive right to control the administration, settlement, compromise and disposition of the Pending Seller Matters (including the abandonment thereof) and the Sellers shall hold harmless the Buyer, the Acquired
Companies and their respective Affiliates with respect to any such administration, settlement, compromise, disposition or permitted abandonment thereof. Notwithstanding anything herein to the contrary, the Buyer shall not be obligated to pursue any Pending Seller Matter unless the Sellers' Representative
(on behalf of all Sellers) shall have made arrangements satisfactory to the
Buyer to pay in advance all of the out-of-pocket fees, costs, taxes, expenses and other amounts associated with the pursuit of any of the Pending Seller
Matters (including without limitation attorney's fees and costs and other costs associated with the pursuit of the Pending Seller Matters that have not otherwise been paid prior to the Closing). In furtherance of the foregoing and notwithstanding anything herein to the contrary, the Sellers agree that the
Buyer (or the relevant Acquired Company) shall be entitled to retain for a period of 180 days from the date of receipt thereof, each of the monthly payments due to the Acquired Companies under Pending Seller Matter identified in clause (iii) above to pay any Losses that have not otherwise been paid by the
Sellers in respect of any Pending Seller Matter or the Smith Matter. In the
event that the Buyer elects to abandon the pursuit or resolution of any Pending
Seller Matter, the Buyer shall provide the Sellers' Representative with reasonably timely written notice of its decision to abandon such Pending Seller
Matter and shall, at the written request of the Sellers' Representative, permit the Sellers' Representative for the benefit of the Sellers, to control the pursuit, settlement, resolution,

                                       54

disposition or abandonment of any of the Pending Seller Matters and the Buyer
shall, or shall cause the relevant Acquired Company, to take such actions as reasonably requested by the Sellers' Representative in connection with the pursuit of any Pending Seller Matter, all of which actions shall be undertaken solely at the expense of the Sellers' Representative (on behalf of all Sellers);
provided that the Buyer and/or the Acquired Companies shall not be obligated to take any action in violation of applicable Law, that would be reasonably be expected to adversely affect the Buyer or any of the Acquired Companies or for which the Buyer or any Acquired Company would be required to make any payment that was not funded in advance by the Sellers' Representative.

              10.3 Further Assurances. At any time or from time to time up to one year after the Closing, each of the parties hereto shall, at the request of the other Parties hereto and at such requesting party's expense, execute and deliver any further instruments or documents and take all such further actions as are reasonably requested of it in order to consummate and make effective the transactions contemplated by this Agreement.

                                   ARTICLE XI
                                 INDEMNIFICATION

         11.1 Survival of ATT and the Sellers' Representations, Warranties and
Covenants. Except for (i) the Title Representations and the Rollover
Representations, which shall survive the Closing Date indefinitely, (ii) the
ERISA Representations, the Tax Representations, and the Enforceability
Representation, which shall survive the Closing Date for a period that extends sixty (60) days beyond the applicable statute of limitations, and (iii) the
Environmental Representations, which shall survive the Closing for a period of thirty-six (36) months, except with respect to the Enforceability Representation which shall survive indefinitely, all representations and warranties of the
Sellers and ATT contained in or arising out of this Agreement shall survive the
Closing hereunder for sixty (60) days following the receipt by the Buyer of the audited financial statements of the Acquired Companies for the fiscal year ending September 30, 2005, together with a signed auditors' report thereon, but in no event later than February 28, 2006.

         11.2 Survival of Buyer Parent's and Buyer's Representations, Warranties
and Covenants; Time Limits on Indemnification Obligations. All of the
representations and warranties of the Buyer Parent and the Buyer shall survive the Closing hereunder until December 31, 2005.

         11.3 Recourse to Escrow Agreement. In the event that the Buyer is entitled to indemnification for Losses under and in accordance with SECTION
11.4(I) (other than for a breach of the Title Representations) and SECTION
11.4(VII), such Losses shall be paid first by delivery of a joint written statement from the Sellers' Representative and the Buyer to the Escrow Agent
under the Escrow Agreement to pay to the Buyer the amount of any such Losses. To the extent funds available under the Escrow Agreement are insufficient to make such payment to the Buyer in full, the funds held in escrow under the Escrow
Agreement shall be exhausted prior to the right of the Buyer to collect any amounts under SECTION 11.4(I) or SECTION 11.4(VII). Thereafter, each Seller shall be, severally and not jointly, responsible for the payment of such claim in

                                       55

accordance with this ARTICLE XI. In the event that the Buyer is entitled to indemnification for Losses under and in accordance with any other section of this Article XI or under SECTION 10.2 hereof, the Buyer may elect in its sole discretion to recover such Losses or other amounts due under SECTION 10.2 from the Escrowed Funds (through the delivery of a joint written statement from the
Sellers' Representative and the Buyer to the Escrow Agent under the Escrow
Agreement to pay to the Buyer the amount of any such Losses) or directly against the Sellers, severally and not jointly, and in whichever order of preference the
Buyer determines in its sole discretion. Notwithstanding anything herein to the contrary, the Buyer shall not seek recovery from the Escrowed Funds for Losses arising under SECTION 11.5 hereof.

         11.4 Indemnification by the Sellers Relating to ATT. From and after the
Closing, the Sellers shall, severally and not jointly, indemnify and in accordance with and subject to this ARTICLE XI, indemnify, defend and save the
Buyer, the Buyer Parent and their respective Affiliates (including the Acquired
Companies), officers, directors, employees, agents, representatives, successors and permitted assigns (each, a "BUYER INDEMNIFIED PARTY"), harmless from and against, and shall pay to a Buyer Indemnified Party or reimburse a Buyer
Indemnified Party for, any and all liabilities, obligations, deficiencies, demands, claims, suits, actions, or causes of action, assessments, losses, costs, expenses, interest, fines, penalties, or costs or expenses of any and all investigations, proceedings, judgments, orders and settlements (including reasonable fees and expenses of attorneys, accountants and other experts)
(hereinafter, a "LOSS" or the "LOSSES") sustained or incurred by any Buyer
Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of:

                   (i) any breach of a representation or warranty made by ATT in
              ARTICLE III of this Agreement or in any certificate delivered by
              ATT pursuant to this Agreement; provided, however, that in determining the existence of a breach of a representation or warranty by ATT that would give rise to a right of
              indemnification, all representations and warranties of ATT shall be read without giving effect to any "materiality", Material
              Adverse Effect or dollar amount qualification or exception contained therein; and provided, further, that the Buyer
              Indemnified Party shall have asserted its claim for
              indemnification in writing with reasonable supporting details before the expiration of any applicable survival period specified in SECTION 11.1; or

                   (ii) any breach of a covenant made by ATT in this Agreement;

                   (iii) any claim or assertion for broker's or seller's fees or expenses arising out of the transactions contemplated by this
              Agreement by a Person claiming to have been engaged by ATT;

                   (iv) any Pending Seller Matters (to the extent not otherwise deducted from any payment made to the Sellers' Representative (on behalf of all Sellers) or otherwise paid directly by the Sellers'
              Representative (on behalf of all Sellers) pursuant to SECTION 10.2 hereof), including, for the avoidance of doubt, any Losses arising from any claim by the World Trade Organization or any Governmental
              Authority seeking the reimbursement or repayment of any Tariff
              Payment made to ATT or any of the Acquired Companies (or their predecessors);

                                       56

                   (v) the transactions contemplated by that certain Real Estate
              Sales Agreement, dated as of July 2, 2003, by and between Ames and
              Polymer Alliance Zone, Inc., any agreements, instruments or other arrangements entered into in connection therewith and any Taxes
              (including property Taxes), or other liabilities imposed upon any
              Buyer Indemnified Party arising from or relating to such
              transactions;

                   (vi) any Losses arising from or related to the Smith
              Litigation;

                   (vii) (x) any Environmental Liabilities resulting from an
              Adverse Environmental Condition first occurring during the
              Sellers' ownership and operation of the Acquired Companies
              (between December 21, 2001 and the Closing), (y) any reasonable costs or expenses incurred by the Acquired Companies in seeking to enforce any indemnification obligation under any Prior Transaction
              Document and (z) acts or omissions by the Sellers or any Acquired
              Company that have or will have the effect of impairing or
              prejudicing the Acquired Companies' rights under the Prior
              Transaction Documents. Notwithstanding anything contained herein to the contrary, the Sellers shall not be required to indemnify the Buyer for any Environmental Liabilities attributable to the
              Buyer's operations after the Buyer assumes occupancy of the
              Premises. Notwithstanding the provisions of paragraph (i) above, this indemnity shall survive until the earlier of the
              Environmental Indemnity Expiration Date or the Environmental
              Indemnity Termination Date, as each of those terms are defined in the Stock and Asset Purchase Agreement between JUSI Holdings,
              Inc., Spear & Jackson PLC, USI Global Corp. USI Canada Inc., U.S.
              Industries, Inc. and ATT Acquisition Co. dated December 21, 2001;
              or

                   (viii) any Tax liability of any Acquired Company in respect of any taxable period ending on or prior to the Closing Date for which a Tax return was not due on or prior to the Closing Date or allocated to Sellers under SECTION 10.1(B) in excess of the amount of such Taxes reflected on the Closing Date Balance Sheet as finally determined under SECTION 2.2 hereof, except, in each case, any Tax liability that results from or that would not have been incurred but for any election made by the Buyer under Section 338 of the Code or any similar or analogous provision of state or local law in respect of the transactions contemplated by this
              Agreement (any such election, a "SECTION 338 ELECTION").

         11.5 Indemnification by the Sellers. From and after the Closing, each of the Sellers shall, severally as to itself and not jointly, indemnify, defend and save the Buyer Indemnified Parties harmless from and against, and shall pay to a Buyer Indemnified Party or reimburse a Buyer Indemnified Party for, any and all Losses sustained or incurred by any Buyer Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of:

              (a) any breach of a representation or warranty made by such Seller in ARTICLE IV of this Agreement or in any certificate delivered by such Seller pursuant to this Agreement; provided, however, that in determining the existence of a breach of a representation or warranty by such Seller that would give rise to a right of indemnification, all representations and

                                       57

warranties of the Sellers shall be read without giving effect to any
"materiality", Material Adverse Effect or dollar amount qualification or exception contained therein; and provided, further, that the Buyer Indemnified
Party shall have asserted its claim for indemnification in writing with reasonable supporting details before the expiration of any applicable survival period specified in SECTION 11.1;

              (b) any breach of a covenant made by such Seller in this
Agreement;

              (c) any claim arising from the Escrow Agent under the Escrow
Agreement enforcing against the Buyer the obligations of any Seller that is a
Designated Seller under the Escrow Agreement; or

              (d) any claim or assertion for broker's or seller's fees or expenses arising out of the transactions contemplated by this Agreement by a person claiming to have been engaged by such Seller.

         11.6 Indemnification by the Buyer. From and after the Closing, the
Buyer shall indemnify, defend and save the Sellers, and their respective officers, directors, employees, agents, representatives, successors and permitted assigns (each, a "SELLER INDEMNIFIED PARTY") harmless from and against, and shall promptly pay to a Seller Indemnified Party or reimburse a
Seller Indemnified Party for, any and all Losses sustained or incurred by any
Seller Indemnified Party relating to, resulting from, arising out of or otherwise by virtue of:

              (a) any breach of a representation or warranty made by the Buyer in this Agreement or in any certificate delivered by the Buyer pursuant to this
Agreement; provided, however, that the Seller Indemnified Party shall have asserted its claim for indemnification in writing with reasonable supporting details before the expiration of any applicable survival period specified in
SECTION 11.2;

              (b) any breach of a covenant made by the Buyer in this Agreement;

              (c) any claim or assertion for broker's or finder's fees or expenses arising out of the transactions contemplated by this Agreement by any
Person claiming to have been engaged by the Buyer or;

              (d) any Section 338 Election.

         11.7 Indemnification Procedure for Third Party Claims. Other than a claim involving Taxes which procedure is set forth in, and which shall be governed exclusively by, ARTICLE X, in the event that subsequent to the Closing, any Person that is or may be entitled to indemnification under this Agreement
(an "INDEMNIFIED PARTY") receives notice of the assertion of any claim, issuance of any order or the commencement of any action or proceeding by any Person who is not a party to this Agreement or an Affiliate of a party, including, without limitation, any domestic or foreign court or Governmental Authority (a "THIRD
PARTY CLAIM"), against such Indemnified Party, against which a party to this
Agreement is or may be required to provide indemnification under this Agreement
(an "INDEMNIFYING PARTY"), the Indemnified Party shall give written notice thereof together with a statement of any available information regarding such claim to the Indemnifying Party within fifteen (15) days after learning of such claim (or within

                                       58

such shorter time as may be necessary to give the Indemnifying Party a reasonable opportunity to respond to and defend such claim); provided, however, that failure to provide such notice shall not void any claim for indemnification unless and only to the extent such failure materially and actually prejudiced such Indemnifying Party in responding to or defending against such claim. The
Indemnifying Party shall have the right upon written notice to the Indemnified
Party (the "DEFENSE NOTICE") within fifteen (15) days after receipt from the
Indemnified Party of notice of such claim, to conduct at its expense the defense against such claim in its own name, or if necessary in the name of the
Indemnified Party; provided, however, that the Indemnified Party shall have the right to approve the defense counsel selected by the Indemnifying Party, which approval shall not be unreasonably withheld, conditioned or delayed, and in the event the Indemnifying Party and the Indemnified Party cannot agree upon such counsel within ten days after the Defense Notice is provided, then the
Indemnifying Party shall propose an alternate defense counsel, who shall be subject again to the Indemnified Party's approval, which such approval shall not be unreasonably withheld, conditioned or delayed and provided, further, that, notwithstanding anything contained herein to the contrary, no Indemnifying Party shall have any right to conduct such defense with respect to any claim or series of related claims (x) where Losses in the aggregate exceed the Cap Amount by at least $5,000,000, or where Losses that could reasonably be expected to exceed the Cap Amount by at least $5,000,000, are being sought or (y) where any (A)
customer of the Acquired Companies that has in the immediately prior 12 months or is reasonably expected to generate in the immediately succeeding 12 months more than $2 million in revenues to the Acquired Companies or (B) any other
Person with whom any of the Acquired Companies does business that has in the immediately prior 12 months or is reasonably expected to generate in the immediately succeeding 12 months more than $500,000 in payments to or from the
Acquired Companies, is a party. In the event that the Indemnifying Party does elect to conduct the defense of the subject claim, the Indemnified Party will cooperate with and make available to the Indemnifying Party such assistance and materials as may be reasonably requested by it subject to its duties to keep confidential materials covered by confidentiality agreements or the attorney-client privilege, and the Indemnified Party shall have the right at its expense to participate in the defense assisted by counsel of its own choosing, provided that the Indemnified Party shall have the right to compromise and settle the claim only with the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld, conditioned or delayed.
Without the prior written consent of the Indemnified Party, the Indemnifying
Party will not enter into any settlement of any Third Party Claim or cease to defend against such claim, if pursuant to or as a result of such settlement or cessation, (i) injunctive or other equitable relief could reasonably be expected to be imposed against the Indemnified Party, or (ii) such settlement or cessation would lead to liability or create any financial or other obligation on the part of the Indemnified Party for which the Indemnified Party is not entitled to indemnification hereunder. The Indemnifying Party shall not be entitled to control, and the Indemnified Party shall be entitled to have sole control over, the defense or settlement of any claim to the extent that claim seeks an order, injunction or other equitable relief against the Indemnified
Party which, if successful, could interfere in any material respect with the business, operations, assets, condition (financial or otherwise) or prospects of the Indemnified Party, or in a proceeding to which the Indemnifying Party is also a party and the Indemnified Party determines in good faith that joint representation would be inappropriate (and in each case the cost of such defense shall constitute an amount for which the Indemnified Party is entitled to indemnification hereunder). If an offer is made to settle a Third Party Claim, which

                                       59

offer the Indemnifying Party is permitted to settle under this SECTION 11.7 only upon the prior written consent of the Indemnified Party, and the Indemnifying
Party desires to accept and agree to such offer, the Indemnifying Party will give prompt written notice to the Indemnified Party to that effect. If the
Indemnified Party fails to consent to such firm offer within twenty (20)
calendar days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and, in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim will not exceed the amount of such settlement offer, plus costs and expenses paid or incurred by the Indemnified Party through the end of such twenty (20) day period. Other than as specifically provided in this SECTION 11.7, any final, non-appealable or non-appealed judgment entered, order issued or settlement agreed upon in the manner provided in this SECTION 11.7 shall be binding upon the Indemnifying Party, and shall conclusively be deemed to be an obligation with respect to which the Indemnified Party is entitled to prompt indemnification hereunder.

         11.8 Calculation of Losses.

              (a) The amount of any Losses payable under this ARTICLE XI by the
Indemnifying Party shall take into account any (i) amounts recovered under applicable insurance policies or from any other Person alleged to be responsible therefor and (ii) the Tax Benefit realized by the Indemnified Party arising from the incurrence or payment of any such Losses and (iii) any Tax payable as a result of the receipt or accrual of any indemnity payment hereunder. If the
Indemnified Party actually receives any amounts under applicable insurance policies, or from any other Person alleged to be responsible for any Losses, subsequent to an indemnification payment by the Indemnifying Party, then such
Indemnified Party shall promptly reimburse the Indemnifying Party for any payment made or expense incurred by such Indemnifying Party in connection with providing such indemnification payment up to the amount received by the
Indemnified Party, net of any expenses incurred by such Indemnified Party in collecting such amount. The Indemnified Party shall use commercially reasonable efforts to collect any amounts available under such insurance coverage or from such other party alleged to have responsibility therefor prior to making any claim for indemnification under this ARTICLE XI to the extent recovery under such coverage or from such other party is reasonably likely to be successful;
provided, that the Indemnified Party shall not be required to institute any suit, claim or action to collect any such amounts as a condition to making any claim for indemnification under this ARTICLE XI. If an Indemnified Party receives an amount under insurance coverage or from such other party subsequent to any indemnification provided by an Indemnifying Party, then such Indemnified
Party shall promptly reimburse the Indemnifying Party for amounts paid by the
Indemnifying Party.

              (b) The Indemnifying Party shall not be liable under this ARTICLE
XI for any (i) Losses relating to any matter to the extent that (A) a specific liability or reserve relating to such matter in an amount adequate to cover all
Losses related to such matter is identified on SCHEDULE 11.8(B), other than, for the avoidance of doubt, matters that are subject to indemnification under
SECTION 11.4(VII) or (B) the Indemnified Party had otherwise been adequately compensated for such matter in a readily identifiable manner pursuant to the
Closing Date Payment adjustment under SECTION 2.2, (ii) Losses that are for punitive damages, (iii) Losses for lost profits or (iv) Losses based upon any multiplier of the Acquired Companies' earnings, including, without limitation, earnings before interest, tax, depreciation or amortization

                                       60

or any similar valuation metric, in each case under clauses (ii), (iii) and
(iv), other than with respect to a claim for punitive damages, lost profits or based on such a multiplier that is recovered by a third party.

              (c) If the Indemnified Party receives any payment from an
Indemnifying Party in respect of any Losses and the Indemnified Party could have recovered all or a part of such Losses from a third party based on the underlying claim asserted against the Indemnifying Party, the Indemnified Party shall assign such of its rights to proceed against such third party as are necessary to permit the Indemnifying Party to recover from such third party the amount of such indemnification payment.

              (d) The Indemnified Parties shall use, and shall cause their respective Affiliates to use, commercially reasonable efforts to mitigate and otherwise minimize their Losses to the maximum extent reasonably possible upon and after becoming aware of any event which would reasonably be expected to give rise to any Losses.

         11.9 Limitation on Indemnities.

              (a) Notwithstanding anything to the contrary set forth in this
ARTICLE XI, the Sellers shall not be liable hereunder to the Buyer Indemnified
Parties pursuant to SECTION 11.4 or SECTION 11.5 as a result of any breach of any of the representations or warranties of ATT or the Sellers as set forth in
ARTICLE III or ARTICLE IV (other than the Title Representations, the Rollover
Representations and the Enforceability Representation) or in any certificate delivered by ATT or the Sellers pursuant to this Agreement, except to the extent that the Losses incurred by the Buyer Indemnified Parties as a result of such breaches shall exceed in the aggregate $2,000,000 and then only to the extent such Losses exceed $500,000.

              (b) The aggregate amount required to be paid by the Sellers pursuant to SECTION 11.4 and SECTION 11.5 as a result of any breach of any of the representations and warranties of ATT or the Sellers as set forth in ARTICLE
III or ARTICLE IV (other than the Title Representations and the Rollover
Representations) or any covenants or agreements of ATT, the Sellers'
Representative or the Sellers as set forth in this Agreement or in any certificate delivered by ATT, the Sellers' Representative or Sellers pursuant to this Agreement (other than, for the avoidance of doubt, the agreements and covenants in SECTION 11.4 (III), (IV), (V) AND (VI), SECTION 11.5(D) and other than the covenants and agreements in SECTIONS 1.1, 2.1, 2.3, 6.2, 6.4, 6.5, 6.7,
6.10, 6.11, 10.2, 13.6 and any breach of any covenant or agreement of ATT, the
Sellers' Representative or the Sellers that would cause the Closing not to occur) shall not exceed $30,000,000 (the "CAP AMOUNT").

              (c) Notwithstanding anything to the contrary set forth in this
ARTICLE XI, the Buyer shall not be liable hereunder to the Seller Indemnified
Parties pursuant to SECTION 11.6 as a result of any breach of any of the representations or warranties of Buyer as set forth in ARTICLE V or in any certificate delivered by Buyer pursuant to this Agreement, except to the extent that the Losses incurred by the Seller Indemnified Parties as a result of such breaches shall exceed in the aggregate $2,000,000 and then only to the extent such Losses exceed $500,000.

                                       61

              (d) The aggregate amount required to be paid by the Buyer pursuant to SECTION 11.6 as a result of any breach of any of the representations and warranties of Buyer as set forth in ARTICLE V or any covenants or agreements of
Buyer as set forth in this Agreement (other than covenants and agreements in
SECTION 2.1, 7.1, 7.2, 7.5, 10.2, 13.6 and any breach of any covenant or agreement of the Buyer that would cause the Closing not to occur) or in any certificate delivered by Buyer pursuant to SECTION 8.3 shall not exceed the Cap
Amount.

              (e) Notwithstanding anything to the contrary contained in this
Agreement, neither the Buyer nor any of the Sellers shall be obligated to satisfy any claims for Losses under this ARTICLE XI for $20,000 or less (with
Losses arising out of the same or related set of circumstances being aggregated for the purpose of determining whether the $20,000 threshold has been met but such claims shall not be aggregated for the purposes of SECTIONS 11.9(A),(B),(C)
or (D)).

              (f) The several liability (for indemnification or otherwise) of each individual Seller with respect to the matters governed by SECTION 11.4 shall be his, her or its proportionate share of the Cap Amount, based on such
Seller's Pro Rata Percentage Interest under the Allocation Schedule, and the
Buyer shall not be entitled to claim against any particular Seller an amount which is greater than such Seller's proportionate share of the Cap Amount based on such Seller's Pro Rata Percentage Interest set forth in the Allocation
Schedule hereto. For the avoidance of doubt, the several liability (for indemnification or otherwise) of each individual Seller with respect to any single claim governed by SECTION 11.4 shall be his, her or its Pro Rata
Percentage Interest of the amount of such claim and the "Escrow Amount Pro Rata
Percentage" as defined in the Escrow Agreement shall be such Seller's Pro Rata
Percentage Interest.

              (g) In no event shall the several liability (for indemnification or otherwise) of any Seller with respect to the matters governed by Section 11.4 and 11.5 exceed the aggregate proceeds (including the Rollover Shares issued to
Rollover Sellers, based on the value attributed to such Rollover Shares at the time of Closing, as determined in accordance with SECTION 2.1(A)) received by such Seller (after giving effect to all adjustments to the proceeds as provided in this Agreement) under this Agreement for such Seller's Shares.

              (h) All liabilities of an individual Seller under SECTION 11.5 shall be the sole responsibility of such Seller and the Buyer shall not be entitled to claim against any other Seller with respect to such claim.

        11.10 Exclusion of Other Remedies. The remedies set forth in this
ARTICLE XI constitute the sole and exclusive remedies for recovery of Losses.

                                   ARTICLE XII
                                   TERMINATION

        12.1  Termination. This Agreement may be terminated at any time prior to the Closing:

              (a) by the mutual written consent of the Buyer and the Sellers'
Representative;

                                       62

              (b) by the Buyer in writing, without liability of the Buyer
Parent, the Buyer or their respective Affiliates on account of such termination
(provided that the Buyer and the Buyer Parent are not otherwise in material default or in material breach of this Agreement), if the Closing shall not have occurred on or before July 30, 2004; provided that such date shall be extended for a period of 30 days from the date on which a request, if any, is timely made by the Sellers' Representative under Section 7.4 hereof;

              (c) by the Sellers' Representative in writing, without liability of the Sellers on account of such termination (provided the Sellers and ATT are not otherwise in material default or in material breach of this Agreement), if the Closing has not occurred on or before July 30, 2004 (the "SELLER OUTSIDE
DATE"); provided, that the Buyer Parent may notify the Sellers' Representative in writing, on two separate occasions, within 2 Business Days prior to the
Seller Outside Date, as may be extended in accordance with the terms of this
SECTION 12.1(C), that it is continuing to pursue in good faith the transactions contemplated by this Agreement, in which event the Seller Outside Date shall be extended for a five (5) Business Day period for each such notification, provided that, subject to the following proviso, in no event shall the Seller Outside
Date be extended beyond August 16, 2004 without the prior written consent of the
Sellers' Representative; provided, further, that if the Sellers' Representative requires the Buyer Parent to seek alternative financing under Section 7.4 hereof, then the Seller Outside Date shall automatically be extended to the later of the Seller Outside Date, as in effect at the time such demand is made, or thirty days after such demand is made, subject to the right of the Buyer
Parent to obtain two additional five (5) Business Day extensions of such date in the same manner provided above in this SECTION 12.1(C);

              (d) by the Buyer in writing, if any event (other than the failure of Buyer to comply with its obligations under this Agreement) or breach of any provision of this Agreement by any of ATT or any of the Sellers occurs, which breach has not been cured (if curable) within 20 days after written notice thereof (it being understood and agreed that a breach of a representation or warranty is not curable), and as a result of such event or breach, it is reasonably likely that any of the conditions in SECTION 8.1 or SECTION 8.2 (and, for the avoidance of doubt, in the case of a breach of a representation or warranty, only the condition in SECTION 8.2(A)) will not to be satisfied on or before the Closing; or

              (e) by the Sellers' Representative in writing, if any event (other than the failure of any Seller or any Acquired Company to comply with its obligations under this Agreement) occurs, or breach of any provision of this
Agreement by the Buyer occurs, which breach has not been cured (if curable)
within 20 days after written notice thereof (it being understood and agreed that a breach of a representation or warranty is not curable), and as a result of such event or breach, it is reasonably likely that any of the conditions in
SECTION 8.1 or SECTION 8.3 (and, for the avoidance of doubt, in the case of a breach of a representation or warranty, only the condition regarding the accuracy of representations and warranties in SECTION 8.3) will not to be satisfied on or before the Closing.

        12.2 Effect of Termination. In the event of termination of this
Agreement pursuant to SECTION 12.1, all obligations under this Agreement (other than those provisions set forth in SECTIONS 12.2, 13.1, 13.2, 13.3, 13.5, 13.6,
13.8, 13.9, 13.10, 13.11, 13.12, 13.15, 13.16, 13.17, 13.18 AND 13.19) shall terminate and shall be of no further force or effect; provided, however, no

                                       63

termination of this Agreement shall release, or be construed as releasing, any party from any liability to any other party which may have arisen under this
Agreement. A party's right to terminate this Agreement is in addition to, and not in lieu of, any other legal or equitable rights or remedies which such party may have.

                                 ARTICLE XIII
                                 MISCELLANEOUS

         13.1 Notices, Consents, etc. Any notices, consents or other communications required to be sent or given hereunder by any of the parties shall in every case be in writing and shall be deemed properly served if (a)
delivered personally, (b) sent by registered or certified mail, in all such cases with first class postage prepaid, return receipt requested, or (c)
delivered by fax (and receipt is acknowledged) or a recognized overnight courier service, to the parties at the addresses or numbers as set forth below or at such other addresses as may be furnished in writing.

              (a) If to ATT (prior to the Closing):

                        c/o Wind Point Partners
                        676 North Michigan Avenue
                        Suite 3700
                        Chicago, Illinois  60611
                        Attention: Richard Kracum
                        Tel: (312) 255-2800
                        Fax: (312) 255-4820
                        E-mail: rrk@wppartners.com

                        with a copy to:

                        Katten Muchin Zavis Rosenman
                        525 West Monroe Street, Suite 1600
                        Chicago, Illinois 60661
                        Attention: Steven V. Napolitano, Esq.
                        Tel: (312) 902-5615
                        Fax: (312) 902-1061
                        E-mail: steven.napolitano@kmzr.com

              (b) If to the Sellers' Representative:

                                       64

                        Wind Point Partners
                        676 North Michigan Avenue
                        Suite 3700
                        Chicago, Illinois  60611
                        Attention: Richard Kracum
                        Tel: (312) 255-2800
                        Fax: (312) 255-4820
                        E-mail: rrk@wppartners.com

                        with a copy to:

                        Katten Muchin Zavis Rosenman
                        525 West Monroe Street, Suite 1600
                        Chicago, Illinois 60661
                        Attention: Steven V. Napolitano, Esq.
                        Tel: (312) 902-5615
                        Fax: (312) 902-1061
                        E-mail: steven.napolitano@kmzr.com

              (c) If to the Buyer Parent, Buyer and, after the Closing, to ATT:

                        CHATT Holdings LLC
                        c/o Castle Harlan, Inc.
                        150 E. 58th Street
                        New York, New York 10155
                        Attention: Justin Wender
                        Telecopier: (212) 207-8042

                        with a copy to:

                        Schulte Roth & Zabel LLP
                        919 Third Avenue
                        New York, New York 10022
                        Attention: Marc Weingarten, Esq.
                        Telecopier: (212) 593-5955

Date of service of such notice shall be (x) the date such notice is faxed (and receipt is acknowledged) or personally delivered, (y) three days after the date of mailing if sent by certified or registered mail, or (z) one Business Day after date of delivery to the overnight courier if sent by overnight courier.

         13.2 Severability. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision.

                                       65

         13.3 Successors; Assignment. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but will not be assignable or delegable by (a) the Buyer or the Buyer Parent without the prior written consent of the Sellers'
Representative or (b) any Seller without the prior written consent of the Buyer and the Sellers' Representative; provided, however, that the Buyer Parent and/or the Buyer may assign any of its rights, benefits or obligations hereunder to an
Affiliate without the prior written consent of the other Parties hereto;
provided that such assignment shall not relieve the Buyer Parent or the Buyer of its obligations hereunder. Notwithstanding anything to the contrary in this
SECTION 13.3, the Buyer Parent and/or the Buyer may, in its sole discretion, assign its rights under this Agreement to the Buyer's financing institutions and subsequent purchasers of the Buyer Parent, the Buyer or any of the Acquired
Companies; provided that such assignment shall not relieve the Buyer of its obligations hereunder.

         13.4 Documents. Each party will execute all documents and take all such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this
Agreement.

         13.5 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         13.6 Expenses. The Sellers shall pay (or have the Buyer pay on the
Sellers' behalf in accordance with SECTION 2.1 hereof) (i) for all costs and expenses incurred or to be incurred by or on behalf of (x) the Sellers through and after the Closing, and (y) the Acquired Companies until the Closing, in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement, including, without limitation, the fees owed by ATT and Ames to Banc of America Securities LLC pursuant to the terms of a letter agreement, dated November 25, 2003, (y) all fees, expenses or other amounts owed to the Sellers' Representative and its Affiliates, whether pursuant to any management or other Contract or otherwise and (z) all change of control, transaction or other similar bonuses arising in connection with the transactions contemplated by this Agreement (the "SELLER TRANSACTION EXPENSES").
The Buyer Parent or the Buyer shall pay for all costs and expenses incurred or to be incurred by the Buyer Parent and the Buyer in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, all transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with the consummation of the transactions contemplated by this Agreement shall be paid by Sellers when due, and Buyer shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes, fees and charges, and, if required by applicable Law, the Parties will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation. In accordance with SECTION 2.1 hereof, the Buyer shall pay at Closing, if, and only if, the
Closing shall have occurred, for reasonable out-of-pocket fees, costs and expenses incurred or to be incurred through the Closing Date by the Sellers or any of the Acquired Companies, if any, in connection with the financings for the transactions contemplated by this Agreement, including, but not limited to, any fees paid to rating agencies and any fees of any legal or accounting advisors incurred in connection with the registration of securities under Rule 144A of the Securities Act, pursuant to an initial public

                                       66

offering of debt or equity securities, in connection with the preparation of any audited financial statements in connection therewith or otherwise (the "SELLER
FINANCING EXPENSES"); provided that the Buyer's obligation to pay for any Seller
Financing Expenses (x) incurred prior to the date hereof, shall be limited to
$650,000, of which true and complete documentation of all such Seller Financing
Expenses has been provided to the Buyer by ATT as of the date hereof and (y)
incurred after the date hereof and prior to the Closing, shall be limited only to the reasonable fees and expenses during such period of Ernst & Young LLP in connection with work conducted by such firm in connection with the financing of the Transaction (reasonable documentation of which shall be provided to the
Buyer with respect thereto).

         13.7  Cooperation by the Parties. The Parties will use their Best
Efforts, and will cooperate with each other, to secure all necessary consents, approvals, authorizations, exemptions and waivers from third parties as shall be required in order to enable each of them to effect the transactions contemplated hereby and will otherwise use their Best Efforts to cause the consummation of such transactions in accordance with the terms and conditions hereof.

         13.8  Governing Law. This Agreement shall be construed and governed in accordance with the Laws of the State of New York, without regard to its Laws regarding conflicts of Law.

         13.9  Table of Contents and Headings. The table of contents and section headings of this Agreement are included for reference purposes only and shall not affect the construction or interpretation of any of the provisions of this
Agreement.

         13.10 Definitions. As used in this Agreement,

         "1507395" shall have the meaning given to such term in the Recitals to this Agreement.

         "1507396" shall have the meaning given to such term in the Recitals to this Agreement..

         "ACCOUNTANTS" shall have the meaning given to such term in SECTION 2.2.

         "ACQUIRED COMPANIES" means, collectively, ATT and the ATT Subsidiaries.

         "ACQUIRED COMPANIES' KNOWLEDGE" shall mean the actual knowledge, after reasonable inquiry, of the persons listed on SCHEDULE 13.10.

         "ADVERSE ENVIRONMENTAL CONDITION" means (i) any Environmental Release resulting in the presence of Hazardous Materials in excess of applicable remedial objectives under Environmental Laws or (ii) non-compliance with
Environmental Laws by Seller in connection with the operation of the Acquired
Companies.

         "AFFILIATE" shall have the meaning given for that term in Rule 405 under the Securities Act, as amended, and shall include each past and present
Affiliate of a Person and the members of such Affiliate's immediate family or their spouses or children and any trust the beneficiaries of which are such individuals or relatives.

         "AFFILIATED GROUP" shall have the meaning given to such term in SECTION
3.7.

                                       67

         "AGREEMENT" shall have the meaning set forth in the Preamble to this
Agreement.

          "ALLOCATION SCHEDULE" shall have the meaning given to such term in
SECTION 2.1.

         "AMES" shall have the meaning set forth in Recitals to this Agreement.

         "AMES PROPERTIES" shall have the meaning set forth in the Recitals to this Agreement.

         "AMES SHARES" shall have the meaning given to such term in SECTION 3.4 to this Agreement.

         "ASSETS" shall have the meaning given to such term in SECTION 3.9.

         "ATT" shall have the meaning set forth in the Preamble to this
Agreement.

         "ATT SUBSIDIARIES" shall have the meaning set forth in the Recitals to this Agreement.

         "AUDITED FINANCIAL STATEMENTS" shall have the meaning given such term in SECTION 3.6.

         "BEST EFFORTS" shall mean the good faith efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

         "BRIDGE FACILITY" shall have the meaning set forth in the Debt
Commitment Letters, or the Replacement Debt Commitment Letters.

         "BUSINESS" means the business currently conducted by the Acquired
Companies, including manufacturing and distributing non-powered lawn and garden tools.

         "BUSINESS DAY" shall mean any day except a Saturday, a Sunday or any other day on which commercial banks are required or authorized to close in New
York, New York.

         "BUSINESS INTELLECTUAL PROPERTY" means the Owned Intellectual Property and the Licensed Intellectual Property.

         "BUYER" shall have the meaning set forth in the Preamble to this
Agreement.

         "BUYER INDEMNIFIED PARTY" shall have the meaning given to such term in
SECTION 11.4.

         "BUYER PARENT" shall have the meaning set forth in the Preamble to this
Agreement.

         "BUYER'S RETURNS" shall have the meaning given to such term in SECTION
10.1.

         "CANADIAN ACQUIRED COMPANIES" shall mean Garant, 1507395 and 1507396.

         "CANADIAN REGULATORY ACTS" shall mean the Investment Canada Act and the
Competition Act (Canada), as amended and the rules and regulations promulgated thereunder.

         "CAP AMOUNT" shall have the meaning given to such term in SECTION 11.9.

                                       68

         "CASH ON HAND" means, with respect to the Acquired Companies, all cash and cash equivalents of the Acquired Companies, as of the close of business on the day immediately preceding the Closing Date, determined in accordance with
GAAP. For avoidance of doubt, Cash on Hand shall (1) be calculated net of issued but uncleared checks and drafts, (2) include checks and drafts deposited for the account of the Acquired Companies and (3) exclude cash and cash equivalents that are restricted in their use or that are not otherwise immediately available for use in the operation of the Business.

         "CLASS A COMMON STOCK" means Class A Common Stock, $0.0001 par value per share, of ATT.

         "CLASS B COMMON STOCK" means Class B Common Stock, $0.0001 par value per share, of ATT.

         "CLOSING" shall have the meaning given to such term in SECTION 1.3.

         "CLOSING DATE" shall have the meaning given to such term in SECTION
1.3.

         "CLOSING DATE BALANCE SHEET" shall have the meaning given to such term in SECTION 2.2.

         "CLOSING DATE NET WORKING CAPITAL" means the Net Working Capital as of midnight, New York City time on the day immediately preceding the Closing Date, derived from the Closing Date Balance Sheet in accordance with SECTION 2.2.

         "CLOSING DATE PAYMENT" shall have the meaning given to such term in
SECTION 1.2.

         "CLOSING INDEBTEDNESS" shall mean the Indebtedness of the Acquired
Companies as of midnight, New York City time on the day immediately preceding the Closing Date or the amount provided for at the Closing in any Payoff Letter, which shall include any fees, costs, penalties or make-whole or similar payments to be paid in connection with the payment thereof.

         "CLOSING SCHEDULE" shall have the meaning given to such term in SECTION
2.2.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMPUTER HARDWARE" means any computer hardware, equipment and peripherals of any kind and of any platform, including desktop and laptop personal computers, handheld computerized devices, mid-range and mainframe computers, process control and distributed control systems, and network telecommunications equipment that is used in the Business.

         "CONSENT" means any approval, consent, ratification, waiver, authorization, or order of, notice to or registration or filing with, or any other action by, any Governmental Authority or other Person.

         "CONTRACT" shall have the meaning given to such term in SECTION 3.8.

         "CURRENT ASSETS" shall have the meaning given to such term on EXHIBIT
B.

                                       69

         "CURRENT LIABILITIES" shall have the meaning given to such term on
EXHIBIT B.

         "DEBT COMMITMENT LETTERS" shall have the meaning given such term in
SECTION 5.5.

         "DEFENSE NOTICE" shall have the meaning given to such term in SECTION
11.7.

         "DYNAMIC DESIGN" shall have the meaning given to such term in SECTION
3.6.

         "DYNAMIC DESIGN AUDITED FINANCIAL STATEMENTS" shall have the meaning given to such term in SECTION 3.6.

         "EMPLOYEE CANADIAN BENEFIT PLANS" means all oral or written plans, arrangements, agreements, programs, policies, practices or undertakings applicable in Canada with respect to some or all of the current or former directors, officers, employees, independent contractors or agents of the
Acquired Companies, other than the benefit plans that are provided by TUAC,
Local 509 to its members, which provide for or relate to: (i) bonus, commission, profit sharing or deferred profit sharing, performance compensation, deferred or incentive compensation, share compensation, share purchase or share option purchase, share appreciation rights, phantom stock, employee loans, or any other compensation in addition to wages; (ii) retirement or retirement savings, including, without limitation, registered or unregistered pension plans, pensions, supplemental pensions, registered retirement savings plans and retirement compensation arrangements or any other post employment plans
(collectively, the "EMPLOYEE CANADIAN PENSION PLANS"); or (iii) insured or self-insured benefits for or relating to income continuation or other benefits during absence from work or otherwise including short term disability, long term disability and workers compensation, vacation or vacation pay, sick pay, hospitalization, health, welfare, legal costs or expenses, medical or dental treatments or expenses, life insurance, accident, death or survivor's benefits, supplementary employment insurance, day care, tuition or professional commitments or expenses or similar employee benefits; but excludes the Canada
Pension Plan, Quebec Pension Plan, Employment Insurance Plan, and Workers'
Compensation Plans and similar plans and programs maintained and administered by
Governmental Authorities.

         "EMPLOYEE CANADIAN PENSION PLANS" shall have the meaning given such term in the definition of "Employee Canadian Benefit Plans".

         "EMPLOYEE PLAN" shall mean any plan, policy, program, arrangement or agreement described in SECTION 3.16.

         "ENFORCEABILITY REPRESENTATION" means the representations and warranties contained in SECTION 3.17(F).

         "ENVIRONMENTAL CLAIMS" refers to any complaint, summons, citation, notice, directive, order, claim, litigation, investigation, notice of violation, judicial or administrative proceeding, judgment, letter or other communication from any Governmental Authority, or any third party involving violations of
Environmental Laws or Releases of Hazardous Materials from (i) any assets, properties or businesses of any Acquired Company or any predecessor in interest;
(ii) from adjoining properties or businesses; or (iii) from or onto any facilities which received Hazardous Materials generated by any Acquired Company or any predecessor in interest.

                                       70

         "ENVIRONMENTAL LAWS" includes the Comprehensive Environmental Response,
Compensation and Liability Act ("CERCLA"), 42 U.S.C. 9601 et seq., as amended;
the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. 6901 et seq., as
amended; the Clean Air Act ("CAA"), 42 U.S.C. 7401 et seq., as amended; the
Clean Water Act ("CWA"), 33 U.S.C. 1251 et seq., as amended; the Occupational
Safety and Health Act ("OSHA"), 29 U.S.C. 655 et seq., and any other federal, state, local, foreign, provincial or municipal laws, statutes, regulations, rules, codes or ordinances imposing liability or establishing standards of conduct for protection of the environment.

         "ENVIRONMENTAL LIABILITY OR ENVIRONMENTAL LIABILITIES" means any monetary obligations, losses, liabilities (including strict liability), damages, punitive damages, consequential damages, treble damages, costs and expenses
(including all reasonable out-of-pocket fees, disbursements and expenses of counsel, out-of-pocket expert and consulting fees and out-of-pocket costs for environmental site assessments, remedial investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any
Environmental Claim filed by any Governmental Authority or any third party which relate to any violations of Environmental Laws, Remedial Actions, Environmental
Releases or Threatened Releases of Hazardous Materials from or onto (i) any property presently or formerly owned by any Acquired Company or a predecessor in interest, or (ii) any facility which received Hazardous Materials generated by any Acquired Company or a predecessor in interest.

         "ENVIRONMENTAL RELEASE" means any spilling, leaking, pumping, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, or disposing of Hazardous Materials (including the abandonment or discarding of barrels, containers or other closed receptacles containing Hazardous Materials)
into the environment.

         "ENVIRONMENTAL REPRESENTATIONS" means the representations and warranties contained in SECTION 3.17.

         "EQUITY COMMITMENT LETTER" shall have the meaning given such term in
SECTION 5.5.

         "EQUITY TERM SHEETS" shall have the meaning set forth in the Recitals to this Agreement.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA REPRESENTATIONS" means the representations and warranties contained in SECTION 3.16.

         "ESA" shall have the meaning given to such term in SECTION 6.9.

         "ESCROW AGENT" means U.S. Bank & Trust N.A, or if U.S. Bank & Trust N.A is unwilling or unable to serve in such capacity, such other third party escrow agent reasonably acceptable to the Buyer and the Sellers' Representative.

         "ESCROW AGREEMENT" shall have the meaning given to such term in SECTION
2.1.

                                       71

         "ESCROWED AMOUNT" shall have the meaning given to such term in SECTION
2.1.

         "ESTIMATED DEFICIT" shall have the meaning given to such term in
SECTION 2.2.

         "ESTIMATED CASH ON HAND" shall have the meaning given to such term in
SECTION 2.2.

         "ESTIMATED CLOSING INDEBTEDNESS" shall have the meaning given to such term in SECTION 2.2.

         "ESTIMATED NET WORKING CAPITAL" shall have the meaning given to such term in SECTION 2.2.

         "ESTIMATED SURPLUS" shall have the meaning given to such term in
SECTION 2.2.

         "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

         "FCPA" shall have the meaning given such term in SECTION 3.27.

         "FINAL CASH ON HAND" shall have the meaning given to such term in
SECTION 2.2.

         "FINAL CLOSING INDEBTEDNESS" shall have the meaning to such term in
SECTION 2.2.

         "FINANCIAL STATEMENTS" shall have the meaning given to such term in
SECTION 3.6.

         "FOREIGN PLAN" shall have the meaning given to such term in SECTION
3.16.

         "FOREIGN PENSION PLAN" shall have the meaning given to such term in
SECTION 3.16.

         "FTC" shall have the meaning given to such term in SECTION 6.4.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "GARANT" shall have the meaning set forth in the Recitals to this
Agreement.

         "GOVERNMENTAL AUTHORITY" shall mean the United States or any state, provincial, local or foreign government, or any subdivision, agency, bureau or authority of any thereof having jurisdiction over any of the Acquired Companies, the Buyer, the Sellers or the transactions contemplated by this Agreement, as applicable, and shall include, in the case of any Institutional Seller, the
National Association of Insurance Commissioners.

         "HAZARDOUS MATERIALS" shall include, without regard to amount and/or concentration (a) any element, compound, or chemical that is defined, listed or otherwise classified as a contaminant, pollutant, toxic pollutant, toxic or hazardous substances, extremely hazardous substance or chemical, hazardous waste, medical waste, biohazardous or infectious waste, special waste, or solid waste under Environmental Laws; (b) petroleum, petroleum-based or petroleum-derived products; (c) polychlorinated biphenyls; (d) any substance exhibiting a hazardous waste characteristic including but not limited to corrosivity, ignitibility, toxicity or reactivity as well as any radioactive or explosive materials; and (e) any raw materials, building

                                       72

components, including but not limited to asbestos-containing materials and manufactured products containing Hazardous Materials.

         "HEDGING AGREEMENT" means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement, all as amended or otherwise modified from time to time.

         "HSR ACT" means collectively, if and as applicable, Section 7A of the
Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of
1976, as amended and the rules and regulations promulgated thereunder).

         "INDEBTEDNESS" means any liability or obligation, whether or not contingent, (i) in respect of borrowed money or evidenced by bonds, monies, debentures, or similar instruments or upon which interest payments are normally made, (ii) for the payment of any deferred purchase price of any property, assets or services (including pursuant to capital leases) but excluding trade payables, if and to the extent any of the foregoing payables would appear as a liability upon a balance sheet prepared on a consolidated basis in accordance with GAAP, including the Closing Date Balance Sheet, (iii) guaranties, direct or indirect, in any manner, of all or any part of any Indebtedness, leases, dividends or other obligations of any Person in any manner, whether directly or indirectly, (iv) all obligations under acceptance, standby letters of credit or similar facilities, (v) all matured obligations to purchase, redeem, retire, defease or otherwise make any payment in respect of any membership interests, shares of capital stock or other ownership or profit interest or any warrants, rights or options to acquire such membership interests, shares or such other ownership or profit interest, (vi) all accrued interest of all obligations referred to in (i) - (v) and (vii) all obligations referred to in (i) - (vi) of a third-party secured by any Lien on property or assets.

         "INDEMNIFIED PARTY" shall have the meaning given to such terms in
SECTION 11.7.

         "INDEMNIFYING PARTY" shall have the meaning given to such terms in
SECTION 11.7.

         "INSTITUTIONAL SELLERS" means each of Wind Point Partners V, L.P., Wind
Point V Executive Advisors Partners, L.P., Wind Point Partners IV, L.P., Wind
Point Partners IV EAP, L.P., Wind Point Associates IV, LLC, Mesirow Capital
Partners VIII, L.P., Massachusetts Mutual Life Insurance Co., Mass Mutual
Corporate Investors, Mass Mutual Participation Investors, Ontario Teachers'
Pension Plan Board, The Northwestern Mutual Life Insurance Co., John Hancock
Life Insurance Co., John Hancock Variable Life Insurance Co., Signature 5 L.P.
and Hancock Mezzanine Partners II, L.P.

         "INTELLECTUAL PROPERTY" means all foreign and domestic (i) trademarks, service marks, brand names, certification marks, collective marks, d/b/a's, internet domain names, logos, symbols, trade dress, assumed names, fictitious names, trade names, company names, and other indicia of origin, all applications and registrations for all of the foregoing, and all goodwill

                                       73

associated therewith and symbolized thereby, including without limitation all extensions, modifications and renewals of same, (ii) inventions, discoveries, industrial designs and ideas, whether patentable or not, and all patents, registrations, and applications therefor, including without limitation divisions, continuations, continuations-in-part and renewal applications, and including without limitation renewals, extensions and reissues, (iii) published and unpublished works of authorship, whether copyrightable or not, copyrights therein and thereto, and registrations and applications therefor, and all renewals, extensions, restorations and reversions thereof, (iv) confidential and proprietary: information, trade secrets and know-how, including without limitation processes, schematics, databases, formulae, drawings, prototypes, models, designs and customer lists (collectively, "TRADE SECRETS"), and (v) any and all computer programs, including operating system and applications software, implementations of algorithms, and program interfaces, whether in source code or object code (collectively, "COMPUTER SOFTWARE"), and all documentation, including user manuals relating to the foregoing; including without limitation, rights to recover for past, present and future violations of any of the foregoing.

         "INTELLECTUAL PROPERTY LICENSES" shall have the meaning given to such term in SECTION 3.12(A).

         "LATEST AUDITED BALANCE SHEET" shall have the meaning given to such term in SECTION 3.6.

         "LATEST BALANCE SHEET" shall have the meaning given to such term in
SECTION 3.6.

         "LAW" means each provision of any currently implemented Federal, state, local or foreign law, statute, ordinance, order, code, rule or regulation, promulgated or issued by any Governmental Authority.

         "LEASED PROPERTY" shall have the meaning given to such term in SECTION
3.9.

         "LENDERS" shall have the meaning given to such term in SECTION 5.5.

         "LICENSED INTELLECTUAL PROPERTY" means Intellectual Property that the
Acquired Companies are licensed or otherwise permitted by other Persons to use.

         "LIEN" means any mortgage, pledge, hypothecation, hypothec, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, voting trust agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever.

         "LLC INTERESTS" shall have the meaning given such term in SECTION 2.1.

         "LOSS" or the "LOSSES" shall have the meaning given to such terms in
SECTION 11.4.

         "MATERIAL ADVERSE EFFECT" or "MATERIAL ADVERSE CHANGE" means any change, effect, event, occurrence, state of facts or development that, individually or in the aggregate with any other change, effect, event, occurrence, state of facts or development, is or is reasonably likely to be materially adverse to the financial condition or results of operations, assets, liabilities or

                                       74

business of the Acquired Companies taken as a whole, provided that any material adverse change (including a prospective change) to the Acquired Companies', taken as a whole, business relationship with The Home Depot Inc., Lowe's
Companies, Inc., Wal-Mart Stores, Inc. or any of their respective subsidiaries or affiliates with whom the Acquired Companies, taken as a whole, has a material business relationship as of the date hereof (collectively, the "MAJOR
CUSTOMERS") shall constitute the basis for a Material Adverse Effect and
Material Adverse Change; provided, however, that none of the following shall be deemed in itself, or in any combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Material Adverse Effect or Material Adverse Change: (a) any adverse change, effect, event, occurrence, state of facts or development attributable to the announcement or pendency of the transactions contemplated by this Agreement
(other than with respect to any Acquired Company's relationship with any Major
Customer); (b) any adverse change, effect, event, occurrence, state of facts or development affecting the lawn and garden industry (that does not disproportionately affect the Acquired Companies, taken as a whole), the United
States economy as a whole or the capital markets in general; (c) any adverse change, event, development, or effect arising from or relating to changes in
GAAP; (d) any adverse change, effect, event, occurrence, state of facts or development resulting from or relating to compliance with the terms of, or the taking of any action required by, this Agreement; or (e) any adverse change, effect, event, occurrence; state of facts or development arising from or relating to the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly involving the United States of America.

         "MATERIAL CONTRACTS" shall have the meaning given to such term in
SECTION 3.8.

         "MATERIAL CUSTOMERS" shall have the meaning given to such term in
SECTION 3.20.

         "MATERIAL SUPPLIERS" shall have the meaning given to such term in
SECTION 3.20.

         "MONTHLY FINANCIAL STATEMENTS" shall have the meaning given such term in SECTION 6.8.

         "NET PURCHASE PRICE" shall mean the (A) Closing Date Payment plus (B)
 the total amount of Estimated Cash on Hand as of midnight, New York City time on the Business Day immediately prior to the Closing Date, less (C) the amount of the Estimated Closing Indebtedness, less (D) the amount of the Seller
 Transaction Expenses less (E) the Escrowed Amount, each as calculated pursuant to Section 2.1.

         "NET WORKING CAPITAL" shall mean Current Assets minus Current
Liabilities, determined in accordance with GAAP and the accounting principles set forth on EXHIBIT B.

         "NON-ACCREDITED ROLLOVER SELLERS" shall have the meaning given to such term in SECTION 4.11.

         "OPERATING AGREEMENT" shall have the meaning given such term in the
Preamble to this Agreement.

                                       75

         "ORGANIZATIONAL DOCUMENTS" means, as applicable, (a) the certificate of incorporation; (b) articles of incorporation; (c) articles of organization; (d)
any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any amendment to any of the foregoing.

         "OTHER AGREEMENTS" means collectively, each agreement, instrument, document and certificate necessary for the consummation of the transactions contemplated by this Agreement, including, without limitation, the Escrow
Agreement, the Operating Agreement and the Unitholders' Agreement.

         "OWNED INTELLECTUAL PROPERTY" means all Intellectual Property owned by the Acquired Companies.

         "OWNED PROPERTY" shall have the meaning given to such term in SECTION
3.9.

         "PAYOFF LETTER" shall have the meaning given to such term in SECTION
8.2(C).

         "PARTY" means each party to this Agreement and "PARTIES" means all of the parties to this Agreement.

         "PBGC" means the Pension Benefit Guaranty Corporation.

         "PENDING SELLER MATTERS" shall have the meaning given such term in
SECTION 10.2.

         "PERMIT" means any notification, license, permit (including without limitation, environmental, construction and operation permits), franchise, certificate, approval, exemption, classification, registration, and other similar documents and authorizations.

         "PERMITTED LIENS" means (a) Liens for taxes not yet due and payable and for which appropriate reserves have been established in the Financial Statements as required by GAAP, (b) statutory Liens of landlords for amounts not yet due and payable, (c) Liens of carriers, warehousemen, mechanics and materialmen incurred in the ordinary course of business for amounts not yet due and payable,
(d) Liens attaching to inventory held by consignees in the ordinary course of business and (e) with respect to the Real Property, such ordinary and customary title exceptions, encumbrances, rights of others and other matters affecting title to the Real Property which do not secure Indebtedness of the Acquired
Companies (other than real estate taxes, assessments and similar charges which are not yet due and payable) and which do not prohibit or materially limit, impair or interfere with the operation of any Acquired Company's business in the ordinary course of business consistent with past practice at the applicable Real
Property or materially affect the value of the Owned Property.

         "PERSON" shall mean any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or Governmental Authority.

         "PER COMMON SHARE PRICE" shall mean the quotient obtained by dividing:
(a) the Net Purchase Price less the Aggregate Preferred Share Purchase Price by
(b) the aggregate number of Shares of Stock outstanding immediately prior to the
Closing (treating each Warrant as the full

                                       76

number of Shares of Stock into which such Warrant is exercisable as of the
Closing without giving effect to any cashless or net exercise payment feature in any Warrant). The Per Common Share Price shall be set forth in the Allocation
Schedule delivered pursuant to this Agreement.

         "PER PREFERRED SHARE PRICE" shall mean the quotient obtained by dividing: (a) the aggregate liquidation amount payable as of the Closing with respect to all Preferred Shares, calculated in accordance with the
Organizational Documents and other instruments governing the Preferred Shares
(the "AGGREGATE PREFERRED SHARE PURCHASE PRICE") by (b) the aggregate number of
Preferred Shares outstanding immediately prior to the Closing and being purchased hereunder. The Per Preferred Share Price shall be set forth in the
Allocation Schedule delivered pursuant to this Agreement.

         "PLAN AFFILIATE" with respect to any Person ("FIRST PERSON") shall mean any other Person who, together with the First Person, constitutes all or part of a controlled group, or which would be treated with the First Person as under common control or whose employees would be treated as employed by the First
Person, under Section 414 of the Code or Section 4001(b) of ERISA and any
regulations, administrative rulings and case Law interpreting the foregoing.

         "POLICIES" shall have the meaning given such term in SECTION 3.24.

         "PREFERRED SHARES" shall have the meaning given to such term in SECTION
2.1.

         "PREMISES" shall have the meaning given such term in SECTION 6.9.

         "PRIOR TRANSACTION DOCUMENTS" shall have the meaning given such term in
SECTION 3.17.

         "PRO RATA PERCENTAGE INTEREST" shall mean, with respect to any Seller, the pro rata portion of the purchase price payment under SECTION 2.1(A)(I)
allocated to such Seller expressed as a percentage carried out to the third number past the decimal point, as set forth in the Allocation Schedule.

         "PROTEST NOTICE" shall have the meaning given to such term in SECTION
2.2.

         "REGISTERED" means issued, registered, renewed or the subject of a pending application.

         "REAL PROPERTY" shall have the meaning given to such term in SECTION
3.9.

         "RELATED CLAIM" shall have the meaning given to such term in SECTION
10.1.

         "RELATED PARTIES" shall have the meaning given to such term in SECTION
3.25.

         "RELEASED CLAIMS" shall have the meaning given such term in SECTION
6.10.

         "RELEASEES" shall have the meaning given such term in SECTION 6.10.

         "REMEDIAL ACTION" means all actions taken to (i) clean up, remove, remediate, contain, treat, monitor, assess, evaluate or in any other way address
Hazardous Materials in the indoor or

                                       77

outdoor environment; (ii) prevent or minimize a Release or threatened Release of
Hazardous Materials so they do not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment; (iii) perform pre-remedial studies and investigations and post-remedial operation and maintenance activities; or (iv) any other actions authorized by 42 U.S.C. 9601.

         "REPLACEMENT DEBT COMMITMENT LETTERS" shall have the meaning given such term in SECTION 7.4.

         "REQUIRED DEBT FINANCING" shall have the meaning given to such term in
SECTION 5.5.

         "REQUIRED WORKING CAPITAL" means $100,547,991, representing the average
Net Working Capital of the Acquired Companies for the twelve (12) month period ending June 30, 2004, consisting of the actual Net Working Capital of the
Acquired Companies for each of the ten calendar months ended April 30, 2004 and
ATT's projections of the Net Working Capital of the Acquired Companies for each month ending May 31, 2004 and June 30, 2004, less $9 million, and excluding the line item of "income taxes payable", all as set forth on the Required Working
Capital Schedule attached hereto as EXHIBIT G.

         "ROLLOVER" shall have the meaning given such term in SECTION 2.1.

         "ROLLOVER AMOUNT" shall have the meaning given such term in SECTION
2.1.

         "ROLLOVER PRICE" shall have the meaning given such term in SECTION 2.1.

         "ROLLOVER REPRESENTATIONS" means the representations and warranties contained in SECTION 4.8 through 4.13, inclusive.

         "ROLLOVER SELLERS" shall have the meaning given to such term in the
Recitals to this Agreement.

         "ROLLOVER SHARES" shall have the meaning given such term in SECTION
2.1.

         "SECTION 338 ELECTION" shall have the meaning given to such term in
SECTION 11.4.

         "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

         "SELLERS" shall have the meaning set forth in the Preamble to this
Agreement.

         "SELLER FINANCING EXPENSES" shall have the meaning given such term in
SECTION 13.6.

         "SELLER INDEMNIFIED PARTY" shall have the meaning given to such term in
SECTION 11.6.

         "SELLER OUTSIDE DATE" shall have the meaning given to such term in
SECTION 12.1.

         "SELLER TRANSACTION EXPENSES" shall have the meaning given such term in
SECTION 13.6.

         "SELLER'S KNOWLEDGE" means the actual knowledge, after reasonable inquiry, of such Seller.

                                       78

         "SELLER'S REPRESENTATIVE" shall have the meaning set forth in the
Preamble to this Agreement.

         "SELLERS' RETURNS" shall have the meaning given to such term in SECTION
10.1.

         "SERIES A PREFERRED STOCK" means Series A Preferred Stock, $0.0001 par value per share, of ATT.

         "SEVERABLE TAX CLAIM" shall have the meaning given to such term in
SECTION 10.1.

         "SHAREHOLDER" and "SHAREHOLDERS" shall have the meaning set forth in the Preamble to this Agreement.

         "SHARES" has the meaning set forth in the Recitals to this Agreement.

         "SHARES OF STOCK" shall have the meaning set forth in the Recitals to this Agreement.

         "SMITH LITIGATION" shall mean the Suit pending against Ames (and/or one or more of the Acquired Companies) by Marc Smith (and certain of his family members) in the United States District Court for the Southern District of West
Virginia in Parkersburg and any Suit (whether at law or in equity) or any proceeding resulting from any appeal, reversal, retrial or remand therefrom.

         "STATEMENT" shall have the meaning given to such term in SECTION 10.1.

         "STOCKHOLDERS AGREEMENT" shall have the meaning given to such term in
SECTION 4.4.

         "STRADDLE PERIOD RETURN" shall have the meaning given to such term
SECTION 10.1.

         "SUBSIDIARY" means any Person more than 50% of the outstanding voting or equity securities of which, or any partnership, joint venture or other entity more than 50% of the total equity or other economic interest of which, is directly or indirectly owned by another Person.

         "SUITS" shall have the meaning given such term in SECTION 3.11.

         "TARIFF PAYMENT" shall have the meaning given to such term in SECTION
10.2.

         "TAX ACT" shall have the meaning given to such term in SECTION 3.7.

         "TAX ASSET" shall have the meaning given to such term in SECTION 6.1.

         "TAX BENEFIT" shall mean the actual amount of any refund, credit or reduction in otherwise required Tax payments including any interest payable thereon.

         "TAX CLAIM" shall have the meaning given to such term in SECTION 10.1.

         "TAX REPRESENTATIONS" means the representations and warranties contained in SECTION 3.7.

                                       79

         "TAX RETURNS" shall have the meaning given to such term in SECTION 3.7.

         "TAXES" shall include all federal, state, local, provincial or foreign net income, gross income, net receipts, gross receipts, profit, severance, property, production, sales, use, goods and services, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value-added, transfer, stamp, employment or other taxes, customs duties or other similar governmental charges together with any interest, fine, penalty, addition to tax or additional amount imposed with respect thereto.

         "THIRD PARTY CLAIM" shall have the meaning given such term in SECTION
11.7.

         "THREATENED" means a claim, proceeding, dispute, action or other matter will be deemed to have been "Threatened" if any demand or statement has been made in writing or any notice of commencement of a Suit has been given orally or in writing.

         "TITLE IV PLAN" shall have the meaning given such term in SECTION 3.16.

         "TITLE REPRESENTATIONS" means the representations and warranties contained in SECTION 3.2, SECTION 3.4, SECTION 3.5 and SECTION 4.4.

         "TREASURY REGULATIONS" means the income tax regulations promulgated under the Code, as amended from time to time.

         "TRUE TEMPER IRELAND" shall have the meaning set forth in the Recitals to this Agreement.

         "UNAUDITED FINANCIAL STATEMENTS" shall have the meaning given such term in SECTION 3.6.

         "UNITHOLDERS' AGREEMENT" shall have the meaning given such term in the
Preamble to this Agreement.

         "WARRANTHOLDER" and "WARRANTHOLDERS" shall have the meaning set forth in the Preamble to this Agreement.

         "WARRANTS" shall have the meaning set forth in the Recitals to this
Agreement.

         13.11 Entire Agreement. This Agreement, the Recitals, the Schedules and
the Exhibits attached to, or referred to in, this Agreement (all of which shall be deemed incorporated in this Agreement and made a part hereof), along with the
Other Agreements and the Confidentiality Agreement among Wind Point Partners IV,
L.P., Wind Point Partners V, L.P. and Castle Harlan Partners IV, L.P., dated
January 21, 2004 set forth the entire understanding of the parties with respect to the transactions contemplated hereby, supercedes all prior discussions, understandings, agreements and representations (including those contained in the letter agreement dated as of May 17, 2004 among ATT, Wind Point Partners IV,
L.P., Wind Point Partners V, L.P. and Castle Harlan Partners IV, L.P.) and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the

                                       80

negotiation of the terms hereof. This Agreement may be modified only by subsequent instruments signed by the parties hereto.

         13.12 Third Parties. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person, other than the parties to this Agreement, the Buyer Indemnified Parties or the Seller Indemnified
Parties, any Person entitled to the benefits of SECTION 6.10, any rights or remedies under or by reason of this Agreement.

         13.13 Disclosure Generally. All schedules attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the schedules shall be deemed to refer to this entire Agreement, including all schedules; provided, however, that information furnished in any particular schedule shall be deemed to be included in another schedule if such disclosure would be reasonably apparent in such other schedule notwithstanding the absence of a cross-reference contained therein.

         13.14 Acknowledgment by Buyer. Buyer acknowledges that it has conducted to its satisfaction an independent investigation of the financial condition, operations, assets, liabilities and properties of the Acquired Companies and, in making its determination to proceed with the transactions contemplated by this
Agreement, Buyer has relied on the results of its own independent investigation and verification and the representations and warranties of ATT and the Sellers expressly and specifically set forth in this Agreement, including the Schedules
(and updated Schedules). Buyer further acknowledges that, except as set forth herein, no promise or inducement for this Agreement was offered by the Sellers or relied upon by the Buyer. SUCH REPRESENTATIONS AND WARRANTIES BY ATT AND THE
SELLERS CONSTITUTE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES OF ATT
AND THE SELLERS TO BUYER IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED
HEREBY, AND BUYER UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT ALL OTHER
REPRESENTATIONS AND WARRANTIES OF ANY KIND OR NATURE EXPRESS OR IMPLIED
(INCLUDING, BUT NOT LIMITED TO, ANY RELATING TO THE FUTURE OR HISTORICAL
FINANCIAL CONDITION, RESULTS OF OPERATIONS, ASSETS OR LIABILITIES OF THE
COMPANY) ARE SPECIFICALLY DISCLAIMED BY ATT AND THE SELLERS. THE PARTIES STATE
THAT THEY DID NOT RELY ON ANY REPRESENTATION NOT CONTAINED IN THIS AGREEMENT
WHEN MAKING THEIR DECISION TO ENTER INTO THIS AGREEMENT. NOTHING IN THIS SECTION
13.14 SHALL INVALIDATE, LIMIT OR RESTRICT THE BUYER'S RELIANCE UPON OR VALIDITY
OF THE REPRESENTATIONS AND WARRANTIES OF THE SELLERS AND ATT UNDER THIS
AGREEMENT OR ANY OTHER AGREEMENT.

         13.15 Interpretive Matters. Unless the context otherwise requires, (a)
all references to articles, sections, schedules or exhibits are to Articles,
Sections, Schedules or Exhibits in this Agreement, (b) each accounting term not otherwise defined in this Agreement has the meaning assigned for it in accordance with GAAP, (c) words in the singular or plural include the singular and plural, and pronouns stated in either the masculine, feminine or neuter gender shall include the masculine, feminine and neuter, and (d) the term
"including" shall mean by way of example and not by way of limitation. The
Parties have participated jointly in the negotiation and drafting of this
Agreement. In the event an ambiguity or question of intent arises, this
Agreement shall

                                       81

be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         13.16 SUBMISSION TO JURISDICTION. EACH OF THE PARTIES SUBMITS TO THE
EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE CITY OF NEW
YORK, BOROUGH OF MANHATTAN, IN THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING
ARISING OUT OF OR RELATING TO THIS AGREEMENT, AGREES THAT ALL CLAIMS IN RESPECT
OF THE ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND
AGREES NOT TO BRING ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS
AGREEMENT IN ANY OTHER COURT. EACH OF THE PARTIES WAIVES ANY DEFENSE OF
INCONVENIENT FORUM TO THE MAINTENANCE OF ANY ACTION OR PROCEEDING SO BROUGHT AND
WAIVES ANY BOND, SURETY OR OTHER SECURITY THAT MIGHT BE REQUIRED OF ANY OTHER
PARTY WITH RESPECT THERETO. EACH PARTY AGREES THAT SERVICE OF SUMMONS AND
COMPLAINT OR ANY OTHER PROCESS THAT MIGHT BE SERVED IN ANY ACTION OR PROCEEDING
MAY BE MADE ON SUCH PARTY BY SENDING OR DELIVERING A COPY OF THE PROCESS TO THE
PARTY TO BE SERVED AT THE ADDRESS OF THE PARTY AND IN THE MANNER PROVIDED FOR
THE GIVING OF NOTICES IN SECTION 13.1. THE SELLERS HEREBY APPOINT THE SELLERS'
REPRESENTATIVE AS THE AGENT OF THE SELLERS TO ACCEPT ALL SERVICE OF LEGAL
PROCESS. NOTHING IN THIS SECTION, HOWEVER, SHALL AFFECT THE RIGHT OF ANY PARTY
TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW. EACH PARTY AGREES
THAT A FINAL JUDGMENT IN ANY ACTION OR PROCEEDING SO BROUGHT SHALL BE CONCLUSIVE
AND MAY BE ENFORCED BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY
LAW.

         13.17 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY
WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF
OR RELATING TO THIS AGREEMENT.

         13.18 Amendments. This Agreement may be amended only by a written instrument signed on behalf of each of the Buyer Parent, the Buyer and the
Sellers' Representative.

         13.19 Public Announcements. Prior to the Closing, the parties will not issue or cause the publication of any press release or other public announcement with respect to this Agreement or the transactions contemplated hereby, except that the Buyer on the one hand and ATT and/or the Sellers' Representative on the other hand may issue a joint press release if mutually considered appropriate;
provided, however, that nothing herein shall prohibit any party from issuing or causing publication of any such press release or public announcement to the extent that such party determines such action to be required by Law, in which case the party making such determination will, if practicable in the circumstances, use reasonable efforts to allow the other parties reasonable time to comment on such release or announcement in advance of its issuance. To the extent feasible, all press releases or other announcements or notices regarding the transactions contemplated by this Agreement shall be made jointly by the parties (which in the case of the Sellers shall mean the Sellers'
Representative).

                                       82

                            [SIGNATURE PAGES FOLLOW]

                                       83

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

                                            ATT:

                                            ATT HOLDING CO.

                                            By:    /s/ Judy Schuchart
                                                   -------------------------
                                            Name:  Judy Schuchart
                                                   -------------------------
                                            Title: Chief Financial Officer
                                                   -------------------------

                                            BUYER PARENT:

                                            CHATT HOLDINGS LLC

                                            By:    /s/ Justin Wender
                                                   -------------------------
                                            Name:  Justin Wender
                                                   -------------------------
                                            Title: President
                                                   -------------------------

                                            BUYER:

                                            CHATT HOLDINGS INC.

                                            By:    /s/ Justin Wender
                                                   -------------------------
                                            Name:  Justin Wender
                                                   -------------------------
                                            Title: President
                                                   -------------------------

                                                SELLERS' REPRESENTATIVE:

                                                WIND POINT INVESTORS V, L.P.

                                                By:  Wind Point Advisors LLC
                                                Its: General Partner

                                                By: /s/ Richard R. Kracum
                                                    -------------------------
                                                Name:  Richard R. Kracum
                                                Title: M.D.

STATE OF ILLINOIS   )
                    )  SS
COUNTY OF COOK      )

On this 28th day of May, 2004, before me appeared Rich Kracum the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of Wind Point Investors V, L.P. with authority to do so.

                                                       /s/ Johanna Hidalgo
                                                       -------------------------
                                                       Notary Public

                               THE NORTHWESTERN MUTUAL LIFE
                               INSURANCE COMPANY

                               By: /s/ David A. Barras
                                   --------------------------------------------
                                       Title: Its Authorized Representative

STATE OF WISCONSIN    )
                      )  SS
COUNTY OF MILWAUKEE   )

On this 27th day of May, 2004, before me appeared David A. Barras the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of The Northwestern Mutual Life Insurance Company with authority to do
so.

                                   /s/ Cathy Ann Curzon
                                   --------------------------------------------
                                   Notary Public

                                 JOHN HANCOCK LIFE INSURANCE COMPANY

                                 By: /s/ Kathleen E. McDonough
                                    --------------------------------
                                         Title: Managing Director
                                               ---------------------

STATE OF MASSACHUSETTS     )
                           )  SS
COUNTY OF SUFFOLK          )

On this 27th day of May, 2004, before me appeared Kathleen E. McDonough, the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of John Hancock Life Insurance Company with authority to do
so.

                                      /s/ Angela P. Ciampa
                                      ------------------------------
                                      Notary Public

                                      HANCOCK MEZZANINE PARTNERS II L.P.
                                      By: Hancock Mezzanine Investments II LLC,
                                          its General Partner
                                      By: John Hancock Life Insurance
                                          Company, as Investment Manager

                                      By: /s/ Kathleen E. McDonough
                                         -----------------------------------
                                              Title: Managing Director
                                                    ------------------------

STATE OF MASSACHUSETTS  )
                        )  SS
COUNTY OF SUFFOLK       )

On this 27th day of May, 2004, before me appeared Kathleen E. McDonough, the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of Hancock Mezzanine Investments II L.P. with authority to do
so.

                                             /s/ Angela P. Ciampa
                                             --------------------------------
                                             Notary Public

                                   JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY

                                   By: /s/ Kathleen E. McDonough
                                      ----------------------------------
                                            Title: Managing Director
                                                  ----------------------

STATE OF MASSACHUSETTS  )
                        )  SS
COUNTY OF SUFFOLK       )

On this 27th day of May, 2004, before me appeared Kathleen E. McDonough, the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of John Hancock Variable Life Insurance Company with authority to do so.

                                            /s/ Angela P. Ciampa
                                            -----------------------------
                                            Notary Public

                                      SIGNATURE 5 L.P.

                                      By: John Hancock Life Insurance
                                          Company, as Portfolio Advisor

                                      By: /s/ Kathleen E. McDonough
                                         -----------------------------------
                                              Title: Managing Director
                                                    ------------------------

STATE OF MASSACHUSETTS  )
                        )  SS
COUNTY OF SUFFOLK       )

On this 27th day of May, 2004, before me appeared Kathleen E. McDonough, the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of Signature 5 L.P. with authority to do so.

                                          /s/ Angela P. Ciampa
                                          -------------------------------------
                                          Notary Public

                                   MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                   By: David L. Babson & Company Inc.,
                                       as Investment Adviser

                                         By: /s/ Michael Hermsen
                                             --------------------------------
                                             Name:  Michael Hermsen
                                             Title: Managing Director

STATE OF MASSACHUSETTS  )
                        )  SS
COUNTY OF HAMPDEN       )

On this 27 day of May, 2004, before me appeared Michael Hermsen, the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of Massachusetts Mutual Life Insurance Company with authority to do so.

                                              /s/ Maryellen Comtois
                                              -------------------------------
                                              Notary Public

                                            MASSMUTUAL CORPORATE INVESTORS

                                            By: /s/ Michael Hermsen
                                                ----------------------------
                                                Title: Vice President
                                                      ----------------------

The foregoing is executed on behalf of MassMutual Corporate Investors, organized under a Declaration of Trust, dated September 13, 1985, as amended from time to time. The obligations of such Trust are not personally binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust, but the Trust's property only shall be bound.

STATE OF MASSACHUSETTS  )
                        )  SS
COUNTY OF HAMPDEN       )

On this 27 day of May, 2004, before me appeared Michael Hermsen, the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of MassMutual Corporate Investors with authority to do so.

                                                /s/ Maryellen Comtois
                                                -----------------------------
                                                Notary Public

                                           MASSMUTUAL PARTICIPATION INVESTORS

                                           By: /s/ Michael Hermsen
                                              ----------------------------------
                                                   Title: Vice President
                                                         -----------------------

The foregoing is executed on behalf of MassMutual Participation Investors, organized under a Declaration of Trust, dated April 7, 1988, as amended from time to time. The obligations of such Trust are not binding upon, nor shall resort be had to the property of, any of the Trustees, shareholders, officers, employees or agents of such Trust individually, but the Trust's assets and property only shall be bound.

STATE OF MASSACHUSETTS  )
                        )  SS
COUNTY OF HAMPDEN       )

On this 27 day of May, 2004, before me appeared Michael Hermsen, the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of MassMutual Participation Investors with authority to do so.

                                            /s/ Maryellen Comtois
                                            -----------------------------------
                                            Notary Public

                                        MESIROW CAPITAL PARTNERS VIII, L.P.

                                        By:    /s/ Joshua Daitch
                                               -------------------------------
                                        Name:  Joshua Daitch
                                               -------------------------------
                                        Title: Senior Vice President
                                               -------------------------------

STATE OF ILLINIOIS   )
                     )  SS
COUNTY OF COOK       )

On this 1st day of June, 2004, before me appeared JOSHUA DAITCH, the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of Mesirow Capital Partners VIII, L.P. with authority to do so.

                                                  /s/ Carol Herman
                                                  ----------------
                                                  Notary Public

                                          WIND POINT PARTNERS V, L.P.
                                          By:  Wind Point Investors V, L.P.
                                          Its: General Partner

                                          By:  Wind Point Advisors LLC
                                          Its: General Partner

                                          By: /s/ Richard R. Kracum
                                              ----------------------------
                                          Name:  Richard R. Kracum
                                          Title: M.D.

STATE OF ILLINOIS     )
                      )  SS
COUNTY OF COOK        )

On this 28th day of May, 2004, before me appeared Rich Kracum the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of Wind Point Partners V, L.P. with authority to do so.

                                                /s/ Johanna Hidalgo
                                                ----------------------------
                                                Notary Public

                                 WIND POINT V EXECUTIVE ADVISOR PARTNERS, L.P.

                                 By:  Wind Point Investors V, L.P.
                                 Its: General Partner

                                 By:  Wind Point Advisors LLC
                                 Its: General Partner

                                 By: /s/ Richard R. Kracum
                                     -------------------------------------
                                 Name:  Richard R. Kracum
                                 Title: M.D.

STATE OF ILLINOIS       )
                        )  SS
COUNTY OF COOK          )

On this 28th day of May, 2004, before me appeared Rich Kracum the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of Wind Point V Executive Advisor Partners, L.P. with authority to do so.

                                            /s/ Johanna Hidalgo
                                            -----------------
                                            Notary Public

                                            WIND POINT PARTNERS IV, L.P.

                                            By:  Wind Point Investors IV, L.P.
                                            Its: General Partner

                                            By:  Wind Point Advisors LLC
                                            Its: General Partner

                                            By: /s/ Richard R. Kracum
                                               --------------------------------
                                            Name:  Richard R. Kracum
                                            Title: M.D.

STATE OF ILLINOIS     )
                      )  SS
COUNTY OF COOK        )

On this 28th day of May, 2004, before me appeared Rich Kracum the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of Wind Point Partners IV, L.P. with authority to do so.

                                                 /s/ Johanna Hidalgo
                                                 -----------------
                                                 Notary Public

                                 WIND POINT PARTNERS IV EAP, L.P.

                                 By:  Wind Point Investors IV, L.P.
                                 Its: General Partner

                                 By:  Wind Point Advisors LLC
                                 Its: General Partner

                                 By: /s/ Richard R. Kracum
                                     --------------------------------
                                 Name:  Richard R. Kracum
                                 Title: M.D.

STATE OF ILLINOIS    )
                     )  SS
COUNTY OF COOK       )

On this 28th day of May, 2004, before me appeared Rich Kracum the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of Wind Point Partners IV EAP, L.P. with authority to do so.

                                            /s/ Johanna Hidalgo
                                            ---------------------------------
                                            Notary Public

                                     WIND POINT PARTNERS IV ASSOCIATES, L.L.C.

                                     By:    Wind Point Investors IV, L.P.
                                     Its:   Managing Member

                                     By:    Wind Point Advisors LLC
                                     Its:   General Partner

                                     By:    /s/ Richard R. Kracum
                                            -----------------------------------
                                     Name:  Richard R. Kracum
                                     Title: M.D.

STATE OF ILLINOIS      )
                       )  SS
COUNTY OF COOK         )

On this 28th day of May, 2004, before me appeared RICH KRACUM, the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of Wind Point Partners IV Associates, L.L.C. with authority to do so.

                                     /s/ Johanna Hidalgo
                                     ------------------------------------------
                                     Notary Public

                                     WIND POINT ASSOCIATES IV, L.L.C.

                                     By:   Wind Point Investors IV, L.P.
                                     Its:  Managing Member

                                     By:   Wind Point Advisors LLC
                                     Its:  General Partner

                                     By:   /s/ Jeff Gonyo
                                           -----------------------------
                                     Name: Jeff Gonyo
                                     Title: M.D.

STATE OF ILLINOIS    )
                     )  SS
COUNTY OF COOK       )

On this 2nd day of June, 2004, before me appeared JEFF GONYO, the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of Wind Point Associates IV, L.L.C. with authority to do so.

                                     /s/ Johanna Hidalgo
                                     -----------------------------------

                                      Notary Public

RICHARD C. DELL TRUST,
DATED FEBRUARY 7, 2000

/a/ Richard C. Dell
-------------------------------
Richard C. Dell, as Trustee

STATE OF PENNSYLVANIA      )
                           ) SS
COUNTY OF CUMBERLAND       )

On this 28th day of May, 2004, before me appeared Richard C. Dell, the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of Richard C. Dell Trust, dated February 7, 2000 with authority to do
so.

                                             /s/ Sally Danko
                                             ----------------------------------
                                             Notary Public

/s/ Duane R. Greenly
---------------------------------
Duane Greenly

STATE OF PENNSYLVANIA     )
                          ) SS
COUNTY OF CUMBERLAND      )

On this 27TH day of May, 2004, before me appeared Duane R. Greenly, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                              /s/ Tina M. McCarthy
                                              --------------------------------
                                              Notary Public

/s/ Richard Dell
-----------------------------
Richard Dell

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 28TH day of May, 2004, before me appeared Richard Dell, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                 /s/ Sally Danko
                                                 ------------------------------
                                                 Notary Public

/s/ Judy Schuchart
---------------------------
Judy Schuchart

STATE OF PENNSYLVANIA   )
                        ) SS
COUNTY OF CUMBERLAND    )

On this 28TH day of May, 2004, before me appeared Judy Schuchart, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                    /s/ Sally Danko
                                                    ---------------------------
                                                    Notary Public

/s/ Dave Avery
------------------------------
Dave Avery

STATE OF PENNSYLVANIA   )
                        ) SS
COUNTY OF CUMBERLAND    )

On this 27TH day of May, 2004, before me appeared Dave Avery, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                 /s/ Tina M. McCarthy
                                                 ----------------------------
                                                 Notary Public

/s/ Christopher Ebling
-------------------------------
Christopher Ebling

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 27TH day of May, 2004, before me appeared Christopher Egling, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                  /s/ Donna E. Sweeney
                                                  ----------------------------
                                                  Notary Public

/s/ Christopher Kline
-------------------------------
Christopher Kline

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 27TH day of May, 2004, before me appeared Christopher Kline, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                  /s/ Sally Danko
                                                  --------------------------
                                                  Notary Public

/s/ Joseph Wersosky
----------------------------------
Joseph Wersosky

STATE OF PENNSYLVANIA   )
                        ) SS
COUNTY OF CUMBERLAND    )

On this 28TH day of May, 2004, before me appeared Joseph Wersosky, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                     /s/ Sally Danko
                                                     -----------------------
                                                     Notary Public

/s/ George T. Reed Jr.
---------------------------------
George Reed

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 28TH day of May, 2004, before me appeared George Reed, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                   /s/ Sally Danko
                                                   --------------------------
                                                   Notary Public

/s/ Jean Gaudreault
---------------------------------
Jean Gaudreault

STATE OF PENNSYLVANIA  )
                       ) SS
COUNTY OF CUMBERLAND   )

On this 28TH day of May, 2004, before me appeared Jean Gaudreault, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                       /s/ Pierre Boutin
                                                       ----------------------
                                                       Notary Public

/s/ William Kley
-------------------------------
William Kley

STATE OF PENNSYLVANIA   )
                        ) SS
COUNTY OF CUMBERLAND    )

On this 27TH day of May, 2004, before me appeared William Kley, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                            /s/ Tina M. McCarthy
                                            ----------------------------------
                                            Notary Public

/s/ Douglas Wolford
---------------------------------
Douglas Wolford

STATE OF PENNSYLVANIA   )
                        ) SS
COUNTY OF CUMBERLAND    )

On this 3rd day of June, 2004, before me appeared Douglas Wolford, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                  /s/ Tina M. McCarthy
                                                  --------------------------
                                                  Notary Public

/s/ Gary Varney
---------------------------
Gary Varney

STATE OF WASHINGTON    )
                       ) SS
COUNTY OF PIERCE       )

On this 3rd day of June, 2004, before me appeared Gary Varney, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                               /s/ Nicholas R. Takacs
                                               ------------------------------
                                               Notary Public

/s/ Linda Varney
-----------------------------
Spouse of Gary Varney

Name: Linda Varney
     ------------------------

STATE OF WASHINGTON   )
                      ) SS
COUNTY OF PIERCE      )

On this 3rd day of June, 2004, before me appeared______________________, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                /s/ Nicholas R. Takacs
                                                ----------------------------
                                                Notary Public

/s/ Gregory Petschke
------------------------------------
Gregory Petschke

STATE OF PENNSYLVANIA   )
                        ) SS
COUNTY OF CUMBERLAND    )

On this 3rd day of June, 2004, before me appeared Gregory Petschke, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                /s/ Tina M. McCarthy
                                                ----------------------------
                                                Notary Public

/s/ Guy Lefebvre
---------------------------
Guy Lefebvre

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 7th day of June, 2004, before me appeared Guy Lefebvre, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                    /s/ Dorice Goulet
                                                    -----------------------
                                                    Notary Public

/s/ Jacqueline R. Smalley
-------------------------------
Jacqueline Smalley

STATE OF ILLINOIS   )
                    )  SS
COUNTY OF DUPAGE    )

On this 3rd day of June, 2004, before me appeared Jacqueline Smalley, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                   /s/ Maria P. Goss
                                                   --------------------------
                                                   Notary Public

/s/ Jenny Chih-I Chang
-------------------------------
Jenny Chih-I Chang

PEOPLE'S REPUBLIC OF CHINA  )
MUNICIPALITY OF SHANGHAI    )  SS:
CONSULATE GENERAL OF THE    )
UNITED STATES OF AMERICA    )

On this 7th day of June, 2004, before me appeared Jenny Chih-I Chang, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                 /s/ Timothy G. Smith
                                                 ------------------------------
                                                 Notary Public

/s/ Jessica Easton
------------------------------
Jessica Easton

STATE OF PENNSYLVANIA   )
                        ) SS
COUNTY OF CUMBERLAND    )

On this 3rd day of June, 2004, before me appeared Jessica Easton, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                   /s/ Tina M. McCarthy
                                                   --------------------------
                                                   Notary Public

/s/ Julie Potvin
-------------------------------
Julie Potvin

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 3rd day of June, 2004, before me appeared Julie Potvin, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                  /s/ [name illegible]
                                                  --------------------------
                                                  Notary Public

/s/ Karen Richwine
----------------------------
Karen Richwine

STATE OF PENNSYLVANIA   )
                        ) SS
COUNTY OF CUMBERLAND    )

On this 3rd day of June, 2004, before me appeared Karen Richwine, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                   /s/ Tina M. McCarthy
                                                   ----------------------------
                                                   Notary Public

/s/ Kevin Kelley
-----------------------------
Kevin Kelley

STATE OF PENNSYLVANIA  )
                       ) SS
COUNTY OF CUMBERLAND   )

On this 3rd day of June, 2004, before me appeared Kevin Kelley, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                   /s/ Tina M. McCarthy
                                                   -------------------------
                                                   Notary Public

/s/ Arthur Roell
-----------------------------
Arthur Roell

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 2nd day of June, 2004, before me appeared Arthur Roell, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                /s/ Tina M. McCarthy
                                                -------------------------------
                                                Notary Public

/s/ Frank Rice
-------------------------
Frank Rice

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 3rd day of June, 2004, before me appeared Frank Rice, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                /s/ Tina M. McCarthy
                                                ------------------------
                                                Notary Public

/s/ Julie Glesner
-----------------------------
Julie Glesner

STATE OF WISCONSIN    )
                      )  SS
COUNTY OF MANITOWOC   )

On this 3rd day of June, 2004, before me appeared Julie Glesner, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                /s/ Barbara Bonin
                                                ---------------------------
                                                Notary Public

--------------------------
Spouse of Julie Glesner

Name:
     ---------------------

STATE OF _____________    )
                          )  SS
COUNTY OF ____________    )

On this ____ day of __________, 2004, before me appeared ______________________, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

-------------------------------
Notary Public

/s/ Mark Baker
-------------------------------
Mark Baker

STATE OF MINNESOTA     )
                       )  SS
COUNTY OF HENNEPIN     )

On this 27th day of May, 2004, before me appeared Mark Baker, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                 /s/ Frances M. Jacobs
                                                 ---------------------------
                                                 Notary Public

/s/ Eric Fasser
-------------------------------
Eric Fasser

STATE OF PENNSYLVANIA   )
                        ) SS
COUNTY OF CUMBERLAND    )

On this 3rd day of June, 2004, before me appeared Eric Fasser, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                 /s/ Tina M. McCarthy
                                                 ------------------------
                                                 Notary Public

/s/ John Fetterolf
------------------------------
John Fetterolf

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 2nd day of June, 2004, before me appeared John Fetterolf, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                               /s/ Tina M. McCarthy
                                               ------------------------------
                                               Notary Public

/s/ Michael J. Tomchak
------------------------------
Michael J. Tomchak

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 3rnd day of June, 2004, before me appeared Michael J. Tomchak, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                /s/ Tina M. McCarthy
                                                ----------------------------
                                                Notary Public

/s/ Edward LeBlanc
------------------------------
Edward LeBlanc

STATE OF NORTH CAROLINA   )
                          )  SS
COUNTY OF ALAMANCE        )

On this 27th day of May, 2004, before me appeared Edward LeBlanc, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                /s/ Laura Hodge
                                                ----------------------------
                                                Notary Public

/s/ Brian J. Imel
----------------------------
Brian Imel

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 3rd day of June, 2004, before me appeared Brian Imel, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                 /s/ Tina M. McCarthy
                                                 ---------------------------
                                                 Notary Public

/s/ C. Michael Coyne
----------------------------------
C. Michael Coyne

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 3rd day of June, 2004, before me appeared C. Michael Coyne, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                   /s/ Tina D. Reeder
                                                   --------------------------
                                                   Notary Public

/s/ Christopher Frew
------------------------------
Christopher Frew

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 28TH day of May, 2004, before me appeared Christopher Frew, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                    /s/ Sally Danko
                                                    -------------------------
                                                    Notary Public

/s/ David Randolph
-------------------------------
David Randolph

STATE OF PENNSYLVANIA   )
                        ) SS
COUNTY OF CUMBERLAND    )

On this 3rd day of June, 2004, before me appeared David Randolph, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                     /s/ Barbara Radiker
                                                     --------------------------
                                                     Notary Public

/s/ David Nelson
----------------------------------
David Nelson

STATE OF PENNSYLVANIA     )
                          ) SS
COUNTY OF CUMBERLAND      )

On this 3rd day of June, 2004, before me appeared David Nelson, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                    /s/ Tina M. McCarthy
                                                    --------------------------
                                                    Notary Public

/s/ David Dylewski
-------------------------------------
David Dylewski

STATE OF MASSACHUSETTS    )
                          )  SS
COUNTY OF ESSEX           )

On this 3rd day of June, 2004, before me appeared David Dylewski, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                   /s/ Maria Thomas
                                                   ---------------------------
                                                   Notary Public

/s/ Dean Cross
--------------------------------
Dean Cross

STATE OF PENNSYLVANIA  )
                       ) SS
COUNTY OF CUMBERLAND   )

On this 3rd day of June, 2004, before me appeared Dean Cross, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                /s/ Tina M. McCarthy
                                                -----------------------------
                                                Notary Public

/s/ Denise MacIvor
-------------------------------
Denise MacIvor

STATE OF PENNSYLVANIA  )
                       ) SS
COUNTY OF CUMBERLAND   )

On this 3rd day of June, 2004, before me appeared Brian Imel, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                     /s/ Tina M. McCarthy
                                                     --------------------------
                                                     Notary Public

/s/ Leslie Meacock
---------------------------
Leslie Meacock

STATE OF PENNSYLVANIA  )
                       ) SS
COUNTY OF CUMBERLAND   )

On this 3rd day of June, 2004, before me appeared Leslie Meacock, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                 /s/ Tina M. McCarthy
                                                 ----------------------------
                                                 Notary Public

/s/ Mark Yost
------------------------------
Mark Yost

STATE OF FLORIDA    )
                    )  SS
COUNTY OF ORANGE    )

On this 3rd day of June, 2004, before me appeared Mark Yost, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                     /s/ Anita Mirchandani
                                                     --------------------------
                                                     Notary Public

/s/ Peter Wolfe
------------------------------
Peter Wolfe

STATE OF PENNSYLVANIA     )
                          ) SS
COUNTY OF CUMBERLAND      )

On this 3rd day of June, 2004, before me appeared Peter Wolfe, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                   /s/ Tina M. McCarthy
                                                   --------------------------
                                                   Notary Public

/s/ Richard Lavender
---------------------------
Richard Lavender

STATE OF PENNSYLVANIA   )
                        ) SS
COUNTY OF CUMBERLAND    )

On this 3rd day of June, 2004, before me appeared Richard Lavender, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                     /s/ Tina M. McCarthy
                                                     --------------------------
                                                     Notary Public

/s/ Roberta Imel (Clay)
------------------------------
Roberta Imel (Clay)

STATE OF PENNSYLVANIA  )
                       ) SS
COUNTY OF CUMBERLAND   )

On this 3rd day of June, 2004, before me appeared Roberta Imel (Clay), the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                   /s/ Tina M. McCarthy
                                                   ---------------------------
                                                   Notary Public

/s/ Sandra Loria
------------------------
Sandra Loria

STATE OF PENNSYLVANIA   )
                        ) SS
COUNTY OF CUMBERLAND    )

On this 2nd day of June, 2004, before me appeared Sandra Loria, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                    /s/ Tina M. McCarthy
                                                    ---------------------------
                                                    Notary Public

By: Lisa R. Saffron
---------------------------------------
Lisa R. Saffron as agent for Joseph Saffron

STATE OF PENNSYLVANIA   )
                        ) SS
COUNTY OF CUMBERLAND    )

On this 2nd day of June, 2004, before me appeared Lisa R. Saffron, agent for
Joseph Saffron, the person who signed this instrument, who acknowledged that
(s)he signed it as a free act.

                                                   /s/ Tina M. McCarthy
                                                   -------------------------
                                                   Notary Public

/s/ Victor Dowless
--------------------------
Victor Dowless

STATE OF NORTH CAROLINA    )
                           )  SS
COUNTY OF IREDELL          )

On this 3rd day of June, 2004, before me appeared Victor Dowless, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                 /s/ Cheryl L. Hayes
                                                 --------------------------
                                                 Notary Public

/s/ William Babbs
-------------------------------
William Babbs

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 3rd day of June, 2004, before me appeared William Babbs, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                  /s/ Tina M. McCarthy
                                                  -----------------------
                                                  Notary Public

/s/ Michael Hutchinson
--------------------------------
Michael Hutchison

STATE OF PENNSYLVANIA    )
                         ) SS
COUNTY OF CUMBERLAND     )

On this 3rd day of June, 2004, before me appeared Michael Hutchinson, the person who signed this instrument, who acknowledged that (s)he signed it as a free act.

                                                    /s/ Tina M. McCarthy
                                                    ----------------------------
                                                    Notary Public

ONTARIO TEACHERS' PENSION PLAN BOARD

By:   /s/ James W. Leech
      ---------------------------------
Name: James W. Leech
      ---------------------------------
Its:  Senior Vice President
      ---------------------------------

         On this 28th day of May, 2004, before me appeared James Leech, the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of Ontario Teachers' Pension Plan Board with authority to do
so.

                                                 /s/ [name illegible]
                                                 -------------------------------
                                                 Notary Public in and for the
                                                 Province of Ontario

/s/ Kathleen Dalle Molle
-----------------------------------------
Executor of the Estate of Dan Dalle Molle

STATE OF ILLINOIS    )
                     )  SS
COUNTY OF COOK       )

On this 8th day of June, 2004, before me appeared Kathleen Dalle Molle, the person who signed this instrument, who acknowledged that (s)he signed it as a free act on behalf of the Estate of Dan Dalle Molle with authority to do so.

                                                 /s/ David J. Moore
                                                 ------------------------------
                                                 Notary Public

                                    EXHIBIT B

                      WORKING CAPITAL ACCOUNTING PRINCIPLES

The term "CURRENT ASSETS" shall mean the current assets of the Acquired
Companies as of any given date of determination calculated in the same manner as the amounts set forth on the Latest Audited Balance Sheet under the captions
"Trade Receivables, net," "Inventories," and "Other current assets". Current
Assets shall not include any receivables owing by and between any of the
Acquired Companies.

The term "CURRENT LIABILITIES" shall mean the current liabilities of the
Acquired Companies as of any given date of determination calculated in the same manner as the amounts set forth on the Latest Audited Balance Sheet under the captions "Trade accounts payable," "Accrued payroll and related taxes," "Income taxes payable," and "Accrued expenses and other current liabilities" (excluding accrued interest), and notwithstanding anything to the contrary contained herein, Current Liabilities shall not include any trade accounts payable or accrued expenses owing by and between any of the Acquired Companies.

The Net Working Capital of the Acquired Companies as of the Closing Date shall be calculated, subject to the modifications described in the immediately preceding sentences (i) in accordance with GAAP, and (ii) in the same manner, using the same accounting principles, methods, practices and categories as were used by the Acquired Companies in determining the amounts of the aforementioned line items that comprise Current Assets and Current Liabilities, as the case may be, in the Latest Audited Balance Sheet and the notes thereto. For the avoidance of doubt, (i) all "deferred taxes" shall be excluded from the determination of
Estimated Net Working Capital and Closing Date Net Working Capital, it being understood, for the sake of clarity, that "deferred taxes" were also excluded from the determination of Required Working Capital, (ii) for purposes of establishing the Required Working Capital, "Income taxes payable" has been excluded from such determination, but "Income Taxes payable" shall be included in the determination of Estimated Net Working Capital and Closing Date Net
Working Capital, (iii) the determination of Estimated Net Working Capital and
Closing Date Net Working Capital shall not give effect to any reversals of provisions of any of the Acquired Companies, (iv) the determination of Estimated
Net Working Capital and Closing Date Net Working Capital shall not give effect to any Tax Benefit or deduction in respect of the Seller Financing Expenses.